     As filed with the Securities and Exchange Commission on January 5, 1996
                                                                Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                           CORESTATES FINANCIAL CORP
             (Exact name of Registrant as specified in its charter)
 Pennsylvania                         6711                    23-1899716
(State or other                 (Primary Standard          (I.R.S. Employer
 jurisdiction                      Industrial           Identification Number)
of incorporation           Classification Code Number)
or organization)

                      Philadelphia National Bank Building
                           Broad & Chestnut Streets
                       Philadelphia, Pennsylvania 19101
                                (215) 973-3827
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ----------------------

                             David T. Walker, Esq.
                                    Counsel
                           CoreStates Financial Corp
                      Philadelphia National Bank Building
                             1345 Chestnut Street
                       Philadelphia, Pennsylvania  19101
                                (215) 973-3827
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                  Copies to:
    Lee Meyerson, Esq.         Michael Hughes, Esq.      Joseph M. Harenza, Esq.
Simpson Thacher & Bartlett    Meridian Bancorp, Inc.          Stevens & Lee
   425 Lexington Avenue        35 North Sixth Street     111 North Sixth Street
   New York, N.Y. 10017     Reading, Pennsylvania 19601   Reading, Pennsylvania
                                                                  19603

     Approximate Date of Commencement of Proposed Sale to the Public: As promptly as practicable after this Registration Statement is declared effective and upon consummation of the transactions described in the enclosed Joint Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[]

================================================================================================================================
    Title of Each Class of           Amount to be          Proposed Maximum          Proposed Maximum           Amount of
Securities to be Registered(1)       Registered(2)      Offering Price per Unit  Aggregate Offering Price  Registration Fee(3)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
 per share......................  88,395,719 shares         Not Applicable            Not Applicable            $661,163.90
================================================================================================================================

    (1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock, par value $5.00 per share ("Meridian Common Stock"), of Meridian Bancorp, Inc., a Pennsylvania corporation ("Meridian"), in the proposed merger of Meridian with and into the Registrant (the "Merger").

    (2) The amount of Common Stock, par value $1.00 per share, of the Registrant ("CoreStates Common Stock") to be registered has been determined on the basis of the exchange ratio in the Merger (1.225 shares of CoreStates Common Stock for each share of Meridian Common Stock) and the maximum aggregate number of shares of Meridian Common Stock (72,159,771 shares) to be exchanged in the Merger for shares of CoreStates Common Stock, assuming solely for the purpose of calculating the registration fee that (i) all currently outstanding Meridian employee stock options are exercised prior to the effective time of the Merger (the "Effective Time"), (ii) all currently outstanding warrants for Meridian Common Stock are exercised prior to the Effective Time,
         (iii) all options currently scheduled to be issued pursuant to the Meridian Bancorp, Inc. Stock Option Plan are issued and exercised prior to the Effective Time and (iv) all shares of Meridian Common Stock expected to be issued pursuant to the Agreement and Plan of Merger, dated as of May 23, 1995, by and between Meridian and United Counties Bancorporation are so issued.

    (3) The registration fee was calculated pursuant to Rule 457(f), as one-fiftieth of one percent of $45.8125 (the average of the high and low sale prices of Meridian Common Stock quoted on the National Association of Securities Dealers Automated Quotation National Market System on December 28, 1995) multiplied by 72,159,771 (the maximum aggregate number of shares of Meridian Common Stock to be converted and cancelled in the Merger, determined solely for purposes of calculating the registration fee using the assumptions set forth in Note (2) above). Pursuant to Rule 457(b), the required fee is reduced by the $617,868.80 filing fee previously paid at the time of filing of preliminary proxy materials in connection with this transaction on November 14, 1995.
                             ----------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                             CROSS-REFERENCE SHEET


                   PURSUANT TO ITEM 501(b) OF REGULATION S-K
          SHOWING THE LOCATION IN THE JOINT PROXY STATEMENT/PROSPECTUS
               OF THE INFORMATION REQUIRED BY PART I OF FORM S-4


                                             Location in Joint Proxy
              Form S-4 Item                   Statement/Prospectus
              -------------                  -----------------------

                      A. Information About the Transaction

1.  Forepart of Registration
      Statement and Outside Front Cover
      Page of Prospectus..................   Forepart of Registration Statement;
                                               Outside Front Cover Page

2.  Inside Front and Outside Back
      Cover Pages of Prospectus...........   Inside Front Cover Page; Table of
                                               Contents; Available Information;
                                               Incorporation of Certain
                                               Documents by Reference

3.  Risk Factors, Ratio of Earnings
      to Fixed Charges and Other..........   Summary Information


4.  Terms of the Transaction..............   Summary; The Merger; Amendment of
                                               CoreStates Articles of
                                               Incorporation; Description of
                                               Capital Stock; Comparison of
                                               Shareholder Rights

5.  Pro Forma Financial Information.......   Summary; Pro Forma Financial
                                               Information

6.  Material Contacts with the
      Company Being Acquired..............   Summary; The Merger; Management and
                                               Operations After the Merger

7.  Additional Information Required for
      Reoffering by Persons and Parties
      Deemed to be Underwriters...........   Not Applicable

8.  Interests of Named Experts
      and Counsel.........................   Legal Matters

9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.........................   Not Applicable


                      B. Information About the Registrant

10. Information with Respect to S-3
      Registrants.........................   Available Information;
                                               Incorporation of Certain
                                               Documents by Reference; Summary;
                                               The Companies

11. Incorporation of Certain Information
      by Reference........................   Available Information;
                                               Incorporation of Certain
                                               Documents by Reference

12. Information with Respect to S-2 or S-3
      Registrants.........................   Not Applicable

                                             Location in Joint Proxy
              Form S-4 Item                   Statement/Prospectus
              -------------                  -----------------------

13. Incorporation of Certain Information
      by Reference........................   Not Applicable

14. Information with Respect to
      Registrants Other Than S-2 or S-3
      Registrants.........................   Not Applicable

                C. Information About the Company Being Acquired

15. Information with Respect to S-3
      Companies...........................   Available Information;
                                               Incorporation of Certain
                                               Documents by Reference; Summary;
                                               The Companies

16. Information with Respect to S-2 or S-3
      Companies...........................   Not Applicable

17. Information with Respect to Companies
      Other Than S-2 or S-3 Companies.....   Not Applicable

                     D. Voting and Management Information

18. Information if Proxies, Consents or
      Authorizations are to be Solicited..   Available Information;
                                               Incorporation of Certain
                                               Documents by Reference; Summary;
                                               The Special Meetings; The Merger;
                                               Amendment of CoreStates Articles
                                               of Incorporation; Management
                                               and Operations After the Merger;
                                               Shareholder Proposals

19. Information if Proxies, Consents or
      Authorizations are not to be
      Solicited, or in an Exchange Offer..   Not Applicable

                           CORESTATES FINANCIAL CORP
                                      AND
                            MERIDIAN BANCORP, INC.
                             JOINT PROXY STATEMENT

                           CORESTATES FINANCIAL CORP
                                  PROSPECTUS

  This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to shareholders of CoreStates Financial Corp, a Pennsylvania corporation ("CoreStates"), and Meridian Bancorp, Inc., a Pennsylvania corporation ("Meridian"), in connection with the solicitation of proxies by the respective Boards of Directors of such corporations for use at the Special Meeting of Shareholders of CoreStates (including any adjournments or postponements thereof, the "CoreStates Special Meeting") and the Special Meeting of Shareholders of Meridian (including any adjournments or postponements thereof, the "Meridian Special Meeting" and, together with the CoreStates Special Meeting, the "Special Meetings") to be held on February 6, 1996.

  This Proxy Statement/Prospectus relates to the proposed merger of Meridian with and into CoreStates (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of October 10, 1995 (the "Merger Agreement"), between CoreStates and Meridian. At each of the Special Meetings, common shareholders will consider and vote on a proposal to approve and adopt the Merger Agreement. In addition, at the CoreStates Special Meeting, CoreStates common shareholders will consider and vote on a proposal to amend CoreStates' Articles of Incorporation (the "CoreStates Charter") to increase the number of authorized shares of Common Stock, par value $1.00 per share, of CoreStates (the "CoreStates Common Stock") from 200 million to 350 million shares.

  This Proxy Statement/Prospectus also constitutes a prospectus of CoreStates with respect to the shares of CoreStates Common Stock issuable to holders of Meridian's Common Stock, par value $5.00 per share (the "Meridian Common Stock"), pursuant to the Merger. CoreStates Common Stock is listed for trading on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CFL". At the effective time of the Merger (the "Effective Time"), each outstanding share of Meridian Common Stock will be converted into the right to receive
1.225 shares of CoreStates Common Stock (the "Exchange Ratio"), except that cash will be paid in lieu of fractional shares of CoreStates Common Stock in an amount per fractional share equal to the relevant fraction multiplied by the average of the closing prices for CoreStates Common Stock on the NYSE Composite Transactions Tape (the "NYSE Tape") for the five NYSE trading days immediately preceding the Effective Time. The Exchange Ratio is subject to possible increase in certain limited circumstances, but under no circumstances is it subject to any decrease. See "The Merger--Merger Consideration" and "-- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" and "--Termination; Possible Exchange Ratio Increase."

  Based on the 58,113,749 shares of Meridian Common Stock outstanding on the Meridian Record Date (as hereinafter defined), the 3,091,837 shares of Meridian Common Stock issuable upon the exercise of outstanding warrants and employee stock options on such date, the 10,954,185 shares of Meridian Common Stock expected to be issued pursuant to the Agreement and Plan of Merger, dated as of May 23, 1995, by and between Meridian and United Counties Bancorporation, and the Exchange Ratio of 1.225, up to approximately 88,395,719 shares of CoreStates Common Stock are expected to be issued in the Merger.

  Based on the $37.25 last reported sale price per share of CoreStates Common Stock on the NYSE Tape on January 4, 1996, each share of Meridian Common Stock would have been converted into the right to receive CoreStates Common Stock having a market price of $45.63 at such time. The actual value of the CoreStates Common Stock to be exchanged for Meridian Common Stock will depend on the market price of the CoreStates Common Stock at the Effective Time. Meridian Common Stock is quoted on the NASDAQ Stock Market National Market System ("Nasdaq NMS") under the symbol "MRDN". On January 4, 1996, the last sale price of Meridian Common Stock as reported on the Nasdaq NMS was $45.375. No assurance can be given as to the market value of CoreStates Common Stock or Meridian Common Stock at the Effective Time.

  This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to shareholders of CoreStates and Meridian on or about January 8, 1996.

THE SHARES OF CORESTATES COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF CORESTATES AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is January 5, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   4
SUMMARY...................................................................   6
  The Companies...........................................................   6
  The Special Meetings....................................................   7
  The Merger..............................................................  10
  Management and Operations After the Merger..............................  16
  Selected Financial Information..........................................  18
  Comparative Stock Prices................................................  28
  Comparative Per Share Data..............................................  29
THE SPECIAL MEETINGS......................................................  31
  Date, Time and Place....................................................  31
  Matters to Be Considered at the Special Meetings........................  31
  Votes Required..........................................................  31
  Voting of Proxies.......................................................  32
  Revocability of Proxies.................................................  33
  Record Dates; Stock Entitled to Vote; Quorum............................  33
  Solicitation of Proxies.................................................  34
THE COMPANIES.............................................................  35
  CoreStates Financial Corp...............................................  35
  Meridian Bancorp, Inc...................................................  36
THE MERGER................................................................  37
  General.................................................................  37
  Background of the Merger................................................  37
  Reasons for the Merger; Recommendations of the Boards of Directors......  40
  Opinions of Financial Advisors..........................................  43
  Structure of the Merger.................................................  59
  Merger Consideration....................................................  59
  Effective Time..........................................................  59
  Conversion of Shares; Procedures for Exchange of Certificates;
   Fractional Shares......................................................  60
  Conduct of Business Pending Merger and Related Matters..................  60
  Representations and Warranties..........................................  61
  Conditions to the Consummation of the Merger............................  62
  Dividends...............................................................  62
  Regulatory Approvals Required...........................................  63
  Certain Federal Income Tax Consequences.................................  65
  Anticipated Accounting Treatment........................................  65
  Termination; Possible Exchange Ratio Increase...........................  66
  Amendment and Waiver....................................................  68
  Expenses................................................................  68
  Effect on Employee Benefit and Stock Plans..............................  69
  Interests of Certain Persons in the Merger..............................  69
  Reciprocal Stock Option Agreements......................................  71
  Amendments to Meridian Rights Agreement.................................  74
  Resale of CoreStates Common Stock.......................................  74
  No Appraisal Rights.....................................................  74
AMENDMENT OF CORESTATES ARTICLES OF INCORPORATION.........................  75

                                                                            PAGE
                                                                            ----
MANAGEMENT AND OPERATIONS AFTER THE MERGER.................................  76
  Directors After the Merger...............................................  76
  Management After the Merger..............................................  76
  Consolidation of Operations; Anticipated Cost Savings....................  77
  Post Merger Operations...................................................  77
PRO FORMA FINANCIAL INFORMATION............................................  78
DESCRIPTION OF CAPITAL STOCK...............................................  89
  CoreStates Capital Stock.................................................  89
  CoreStates Common Stock..................................................  89
  CoreStates Series Preferred Stock........................................  90
COMPARISON OF SHAREHOLDER RIGHTS...........................................  91
  General..................................................................  91
  Authorized Capital.......................................................  92
  Amendment of Articles of Incorporation or By-laws........................  92
  Size and Classification of Board of Directors............................  93
  Limitation of Liability and Indemnification..............................  93
  Shareholder Meetings.....................................................  94
  Merger or Other Fundamental Transactions.................................  95
  State Anti-Takeover Statutes.............................................  96
  Meridian Shareholder Rights Plan.........................................  97
  Preferred Stock..........................................................  98
EXPERTS....................................................................  98
  CoreStates...............................................................  98
  Meridian.................................................................  98
LEGAL MATTERS..............................................................  99
SHAREHOLDER PROPOSALS......................................................  99

ANNEXES

Annex I    Agreement and Plan of Merger
Annex II   CoreStates Stock Option Agreement
Annex III  Meridian Stock Option Agreement
Annex IV   Opinion of J.P. Morgan Securities Inc.
Annex V    Opinion of Goldman, Sachs & Co.
Annex VI   Opinion of Lehman Brothers Inc.
Annex VII  Opinion of Morgan Stanley & Co. Incorporated

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CORESTATES OR MERIDIAN. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CORESTATES OR MERIDIAN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  CoreStates and Meridian are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). CoreStates has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the CoreStates Common Stock to be issued to holders of Meridian Common Stock pursuant to the Merger Agreement. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by CoreStates and Meridian with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, CoreStates Common Stock is listed on the NYSE, and material filed by CoreStates can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by CoreStates (File No. 0-
6879) and Meridian (File No. 0-12364) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    1. CoreStates' Annual Report on Form 10-K for the year ended December 31, 1994;

    2. CoreStates' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

    3. CoreStates' Current Reports on Form 8-K dated January 18, 1995, March 29, 1995, April 18, 1995, July 19, 1995, October 10, 1995, October 18, 1995
  and November 14, 1995;

    4. The description of CoreStates Common Stock set forth in CoreStates' Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description;

    5. Meridian's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A No. 1 filed on December 27, 1995;

    6. Meridian's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

    7. Meridian's Current Reports on Form 8-K dated May 23, 1995, June 28, 1995, September 22, 1995, September 26, 1995, October 10, 1995, and
  December 29, 1995; and

    8. The descriptions of Meridian Common Stock and the rights to purchase Series C Junior Participating Preferred Stock, $25.00 par value, of Meridian (the "Meridian Rights"), set forth in Meridian's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such descriptions.

  Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  All documents and reports filed by CoreStates or Meridian pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF STOCK OF CORESTATES OR MERIDIAN, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO CORESTATES, TO THE SECRETARY OF CORESTATES FINANCIAL CORP, CENTRE SQUARE WEST, 1500 MARKET STREET, PHILADELPHIA, PENNSYLVANIA 19107 (TELEPHONE NUMBER (215) 973-3827), OR, IN THE CASE OF DOCUMENTS RELATING TO MERIDIAN, TO MERIDIAN BANCORP, INC., 35 NORTH SIXTH STREET, READING, PENNSYLVANIA 19601 (TELEPHONE NUMBER (610) 255-2438, ATTENTION: INVESTOR RELATIONS). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY JANUARY 30, 1996.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the annexes hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the annexes hereto in their entirety.

THE COMPANIES

CoreStates Financial Corp...  CoreStates is a bank holding company incorporated under the laws of the Commonwealth of Pennsylva-nia. CoreStates' principal bank subsidiaries are CoreStates Bank, N.A., a national banking associ-ation headquartered in Philadelphia, Pennsylva-nia; New Jersey National Bank, a national banking association headquartered in Ewing Township, New Jersey; and CoreStates Bank of Delaware, N.A., a national banking association with its sole office in New Castle County, Delaware (collectively, the "CoreStates Banking Subsidiaries"). Through the CoreStates Banking Subsidiaries, CoreStates is engaged in the business of providing wholesale banking services, consumer financial services, including retail banking, trust and investment management services, and electronic payment serv-ices. As of September 30, 1995, CoreStates had, on a consolidated basis, approximately $28.85 billion in assets, $20.69 billion in deposits and $2.32 billion in shareholders' equity. CoreStates was the 31st largest bank holding company in the United States measured by total assets at Septem-ber 30, 1995; after giving effect to the Merger, CoreStates believes it would have been the 21st largest in the United States as of that date. CoreStates' principal executive offices are lo-cated at the Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, and its telephone number is (215) 973-3827. See "The Companies--CoreStates Financial Corp".

Meridian Bancorp, Inc.......  Meridian is a bank holding company incorporated under the laws of the Commonwealth of Pennsylva-nia. Meridian's principal subsidiaries are Merid-ian Bank, a Pennsylvania bank and trust company headquartered in Reading, Pennsylvania; Delaware Trust Company, a Delaware banking corporation headquartered in Wilmington, Delaware; and Merid-ian Bank, New Jersey, a New Jersey state- chart-ered banking institution headquartered in Cherry Hill, New Jersey (collectively, the "Meridian Banking Subsidiaries"). The Meridian Banking Sub-sidiaries provide a wide variety of services, in-cluding secured and unsecured financing, real es-tate financing, retail banking services, as well as the offering of asset management and fiduciary services. Meridian's financial services franchise also includes Meridian Securities, Inc. and Me-ridian Capital Markets. Meridian Securities, Inc. provides full service securities brokerage serv-ices. Meridian Capital Markets is a division of Meridian Bank that engages in bank-eligible gov-ernment and municipal securities dealing and un-derwriting activities. As of September 30, 1995, Meridian had, on a consolidated basis, approxi-mately $14.58 billion in assets, $11.10 billion in deposits and $1.27 bil-lion in shareholders' equity. Meridian was the 53rd largest bank holding company in the United States measured by total assets at September 30, 1995.

                              Meridian has entered into an Agreement and Plan of Merger, dated as of May 23, 1995, with United Counties Bancorporation, a New Jersey corporation ("UCB"), pursuant to which UCB, a single bank holding company headquartered in Cranford, New Jersey with consolidated assets, deposits and shareholders' equity as of September 30, 1995, of approximately $1.63 billion, $1.30 billion and $199 million, respectively, will merge into Me-ridian. UCB's principal operating subsidiary is United Counties Trust Company, a full-service commercial bank serving central New Jersey. The merger of UCB into Meridian is expected to be consummated in the first quarter of 1996. On a pro forma basis giving effect to Meridian's pend-ing acquisition of UCB, Meridian would have had, on a consolidated basis as of September 30, 1995, approximately $16.21 billion in assets, $12.41 billion in deposits and $1.45 billion in share-holders' equity.

                              Meridian's principal executive offices are lo-cated at 35 North Sixth Street, Reading, Pennsyl-vania 19603, and its telephone number is (610) 665-2000. See "The Companies--Meridian Bancorp, Inc."

THE SPECIAL MEETINGS

Date, Time and Place........  The CoreStates Special Meeting will be held in the Ormandy Ballroom at The Doubletree Hotel, located at Broad and Locust Streets, Philadelphia, Pennsylvania, at 8:30 a.m., local time, on February 6, 1996. The Meridian Special Meeting will be held at The Cloisters at Saint Joseph, located at 1040 Nicolls Street, Reading, Pennsylvania, at 8:30 a.m., local time, on February 6, 1996.

Matters to be Considered at
 theSpecial Meetings........  CoreStates. At the CoreStates Special Meeting,
                              holders of CoreStates Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement attached as Annex I to this Proxy Statement/Prospectus, providing for the Merger of Meridian with and into CoreStates. In addition, holders of CoreStates Common Stock will be asked to consider and vote upon a proposal to amend the CoreStates Charter to increase the number of shares of CoreStates Common Stock which CoreStates will have authority to issue from 200,000,000 to 350,000,000 shares
                              (in order to have a sufficient number of shares of CoreStates Common Stock to effect the Merger and for other corporate purposes) (the "Charter Amendment").

                              Meridian. At the Meridian Special Meeting, hold-ers of Meridian Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

                              See "The Special Meetings--Matters to be Consid-ered at the Special Meetings".

Record Dates................  The record date for the CoreStates Special Meet-
                              ing is the close of business in Philadelphia on December 18, 1995 (the "CoreStates Record Date"), and the record date for the Meridian Special Meeting is the close of business in Reading on December 26, 1995 (the "Meridian Record Date"). See "The Special Meetings--Record Dates; Stock Entitled to Vote; Quorum".

Votes Required..............  CoreStates. Shareholders entitled to cast at least a majority of the votes which all share-holders are entitled to cast on the CoreStates Record Date must be represented in person or by proxy at the CoreStates Special Meeting in order for a quorum to be present for purposes of voting on the Merger Agreement and Charter Amendment. The approval and adoption of the Merger Agreement and the approval of the Charter Amendment will each require the affirmative vote of the holders of a majority of the shares of CoreStates Common Stock present and voting at the CoreStates Spe-cial Meeting. The approval of the Merger Agree-ment and the Charter Amendment are each contin-gent upon approval of both such proposals by the CoreStates shareholders. Unless both proposals are approved, neither will be effected by CoreStates, and the Merger will not be consummat-ed.

                              Holders of CoreStates Common Stock as of the CoreStates Record Date are entitled to one vote per share on each matter to be voted on at the CoreStates Special Meeting.

                              Meridian. Shareholders entitled to cast at least 66 2/3% of the votes which all shareholders are entitled to cast on the Meridian Record Date must be represented in person or by proxy at the Me-ridian Special Meeting in order for a quorum to be present for purposes of voting on the Merger Agreement. The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Meridian Common Stock present and voting at the Meridian Special Meeting.

                              Holders of Meridian Common Stock as of the Merid-ian Record Date are entitled to one vote per share on each matter to be voted on at the Merid-ian Special Meeting.

                              See "The Special Meetings--Votes Required".

Security Ownership
 ofManagement and Others....  CoreStates. As of the CoreStates Record Date, di-
                              rectors and executive officers of CoreStates and their affiliates beneficially owned and were en-titled to vote 1,688,238 shares of CoreStates Common Stock, which represented approximately 1.22% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. Each CoreStates director and executive officer has in-dicated his or her present intention to vote, or cause to be voted, the CoreStates Common Stock so owned by him or her for approval and adoption of the Merger Agreement and approval of the Charter Amendment. As of the CoreStates Record Date, var-ious subsidiaries of CoreStates, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 2,357,967 shares of CoreStates Common Stock, which represented ap-proximately 1.71% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. As of the CoreStates Record Date, Meridi-an's directors and executive officers benefi-cially owned 4,132 shares of CoreStates Common Stock, and various subsidiaries of Meridian, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 373,027 shares of CoreStates Common Stock, which together represented approximately 0.27% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. Each Meridian director and executive officer has indicated his or her present intention to vote all of the shares of CoreStates Common Stock so owned by him or her for approval and adoption of the Merger Agreement and approval of the Charter Amendment. Based on the foregoing, persons holding an aggregate of approximately 1.23% of the outstanding shares of CoreStates Common Stock on the CoreStates Record Date have indicated a present intention to vote for approval and adoption of the Merger Agreement and approval of the Charter Amendment.

                              Meridian. As of the Meridian Record Date, direc-tors and executive officers of Meridian and their affiliates beneficially owned and were entitled to vote 4,970,703 shares of Meridian Common Stock, which represented approximately 8.55% of the shares of Meridian Common Stock outstanding on the Meridian Record Date. Each Meridian direc-tor and executive officer has indicated his or her present intention to vote, or cause to be voted, the Meridian Common Stock so owned by him or her for approval and adoption of the Merger Agreement. As of the Meridian Record Date, vari-ous subsidiaries of Meridian, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 6,078,960 shares of Merid-ian Common Stock, which represented approximately 10.46% of the shares of Meridian Common Stock outstanding on the Meridian Record Date. As of the Meridian Record Date, CoreStates' directors and executive officers beneficially owned 1,700 shares of Meridian Common Stock, and various sub-sidiaries of CoreStates, as fiduciaries, custodi-ans or agents, had sole or shared voting power with respect to 94,867 shares of Meridian Common Stock, which together represented approximately 0.16% of the shares of Meridian Common Stock out-standing on the Meridian Record Date. Each CoreStates director and executive officer has in-dicated his or her present intention to vote all of the shares of Meridian Common Stock so owned by him or her for approval and adoption of the Merger Agreement. Based on the foregoing, persons holding an aggregate of approximately 8.56% of the outstanding shares of Meridian Common Stock on the Meridian Record Date have indicated their present intention to vote for approval and adop-tion of the Merger Agreement.

                              See "The Special Meetings--Votes Required".

                              No compensation has been or will be paid to any shareholder, as such, who has indicated an inten-tion to vote for approval and adoption of the Merger Agreement which has not been or will not be paid to all shareholders generally. As dis-closed elsewhere herein, certain members of the Boards of Directors and managements of CoreStates and Meridian may be deemed to have certain inter-ests in the Merger in addition to their interests as shareholders. See "The Merger-- Interests of Certain Persons in the Merger".

THE MERGER

Effect of Merger............  At the Effective Time of the Merger, Meridian
                              will merge with and into CoreStates. CoreStates will be the surviving corporation in the Merger (the "Continuing Corporation") and will continue its corporate existence under Pennsylvania law under its present name.

                              On a pro forma basis after giving effect to the Merger (and after giving effect to Meridian's pending acquisition of UCB), the percentage of total assets, shareholders' equity, net interest income and net income of the Continuing Corpora-tion at and for the nine-month period ended Sep-tember 30, 1995 contributed by Meridian would have been 36.0%, 40.0%, 31.2% and 31.7%, respec-
                              tively.

                              At the Effective Time, subject to certain excep-tions as described herein with respect to shares owned by CoreStates, Meridian or their respective subsidiaries, each outstanding share of Meridian Common Stock will be automatically converted into
                              1.225 fully paid and nonassessable shares of CoreStates Common Stock, subject to possible in-crease in certain limited circumstances, except that cash will be paid in lieu of fractional shares of CoreStates Common Stock. See "The Merg-er--Merger Consideration" and "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares", and "--Termination; Possible Exchange Ratio Increase".

Reasons for the Merger;
 Recommendations of the
 Boards of Directors........
                              The Boards of Directors of CoreStates and Merid-ian believe that the Merger represents a unique opportunity to create one of the premier finan-cial services organizations in the Mid-Atlantic region, with leading geographic market positions in a core region covering the prime economic cen-ters of eastern Pennsylvania, northern Delaware and central and southern New Jersey and with spe-cialized strengths in serving key regional, na-tional and global customer segments. In addition, although no assurances can be given that any spe-cific level of expense savings will be achieved or as to the timing thereof, the managements of CoreStates and Meridian have identified potential annual pretax expense savings of approximately $186 million (or approximately 12% of the pro-jected combined 1996 annual operating expense base) expected to be achieved by the end of 1997 by consolidating certain operations, facilities and business lines and eliminating redundant costs. In connection with the Merger, it is currently estimated that one-time pre-tax Merger-related and other charges of approximately $175 million will be incurred upon consummation of the Merger. See footnote 11 to "Selected Financial Informa-tion" below for more detailed information relat-ing to such Merger-related and other charges. In determining to approve the Merger Agreement, the Meridian Board of Directors also considered a number of factors in addition to the financial and other terms of the Merger, including (i) the continuity of management, including the represen-tation of former Meridian directors on the CoreStates Board of Directors and the positions of responsibility to be assigned to Messrs. McCullough and Sparks, which would enable Meridi-an's Board and management to have input concern-ing the future course of the Continuing Corpora-tion and (ii) the impact of the Merger on Merid-ian employees and on the communities served by Meridian. Because the Board of Directors of Me-ridian viewed affiliation with CoreStates as a unique opportunity to accelerate realization of the Board's strategic goals for the institution, as well as for the other reasons described here-in, Meridian did not solicit offers from any other party. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Direc-tors", "Management and Operations After the Merg-er" and "Pro Forma Financial Information".

                              The Board of Directors of CoreStates and the Board of Directors of Meridian each believes that the terms of the Merger are fair to and in the best interests of their respective shareholders. The CoreStates Board of Directors (with 14 direc-tors present and three absent) and the Meridian Board of Directors (with 22 directors present and one absent) have each, by unanimous vote of all directors present, approved the Merger Agreement and the transactions contemplated thereby and recommend that their respective shareholders vote to approve and adopt the Merger Agreement. Each of the directors who was absent has subsequently indicated his or her approval of the Merger Agreement and the transactions contemplated thereby.

                              In addition, the Board of Directors of CoreStates has, by unanimous vote of all directors present, approved the proposed amendment of the CoreStates Charter and recommends that CoreStates' share-holders vote to approve such amendment.

                              See "The Merger--Reasons for the Merger; Recom-mendations of the Boards of Directors".

Interests of Certain
 Persons in the Merger......  Certain members of the Boards of Directors and managements of CoreStates and Meridian may be deemed to have certain interests in the Merger in addition to their interests generally as share-holders of CoreStates or Meridian, as the case may be. Certain executive officers and directors of each of CoreStates and Meridian will be execu-tive officers of the Continuing Corporation. CoreStates has also agreed to take certain actions regarding the ex-isting employment and severance arrangements of officers of Meridian and to indemnify, and main-tain directors' and officers' liability insurance covering, the Meridian directors and officers following the Merger. The CoreStates Board of Di-rectors and the Meridian Board of Directors were each aware of these interests of their respective directors and officers and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

                              See "The Merger--Effect on Employee Benefit and Stock Plans", "--Interests of Certain Persons in the Merger" and "Management and Operations After the Merger".

Opinions of Financial         J.P. Morgan Securities Inc. ("J.P. Morgan") has
Advisors....................  rendered its oral opinion, as of October 9, 1995, and its written opinion, dated the date of this Proxy Statement/Prospectus, to the Board of Di-rectors of CoreStates that, as of the respective dates of such opinions, and subject to the as-sumptions and considerations set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of CoreStates Common
                              Stock. A copy of the opinion of J.P. Morgan dated the date of this Proxy Statement/Prospectus is attached hereto as Annex IV.

                              Goldman, Sachs & Co. ("Goldman Sachs"), Lehman Brothers Inc. ("Lehman Brothers") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") have each rendered their respective oral opin-ions, as of October 9, 1995, and their respective written opinions, dated the date of this Proxy Statement/Prospectus, to the Board of Directors of Meridian that, as of the respective dates of such opinions, and subject to the assumptions and considerations set forth therein, the Exchange Ratio was fair (in the case of the Goldman Sachs opinion) or fair from a financial point of view (in the case of the Lehman Brothers and Morgan Stanley opinions) to the holders of Meridian Com-mon Stock. Copies of the opinions of Goldman Sachs, Lehman Brothers and Morgan Stanley, each dated the date of this Proxy
                              Statement/Prospectus, are attached hereto as
                              Annexes V, VI and VII, respectively.

                              CoreStates has agreed to pay total fees of $4,350,000 to its financial advisors for their services in connection with the Merger. Of such total fees, CoreStates has agreed to pay $3,500,000 to J.P. Morgan and $850,000 to Keefe Bruyette & Woods, Inc. (which provided certain financial advisory services to CoreStates in con-nection with the Merger), a substantial portion of each of which is contingent upon consummation of the Merger. Meridian has agreed to pay fees of $3,333,000 to each of Goldman Sachs, Lehman Brothers and Morgan Stanley for their fairness opinions and related services performed in con-nection with the Merger, none of which is contin-gent upon consummation of the Merger. Meridian has also paid Goldman Sachs, Lehman Brothers and Morgan Stanley $250,000 each for services performed by each firm in connection with the Meridian Board of Directors strategic alternatives study in September 1995. Fees paid and to be paid by Meridian to its financial advi-sors therefore total $10,749,000.

                              For information on the assumptions made, matters considered and limits of the reviews by J.P. Mor-gan, and by Goldman Sachs, Lehman Brothers and Morgan Stanley, see "The Merger--Opinions of Fi-nancial Advisors".

Conditions to the Merger....  The obligations of CoreStates and Meridian to consummate the Merger are subject to various con-ditions, including obtaining requisite share-holder approvals; obtaining requisite regulatory approvals from the Board of Governors of the Fed-eral Reserve System (the "Federal Reserve Board"), the banking authorities of Pennsylvania, New Jersey and Delaware and certain other federal and state governmental authorities, in each case without the imposition of certain burdensome con-ditions in connection with obtaining such regula-tory approvals; receipt of accountants' letters to the effect that the Merger qualifies for "pooling of interests" accounting treatment; re-ceipt of opinions of counsel at the closing of the Merger in respect of certain federal income tax consequences of the Merger; and approval for listing on the NYSE, subject to official notice of issuance, of the shares of CoreStates Common Stock to be issued pursuant to the Merger. See "The Merger--Conditions to the Consummation of the Merger" and "--Regulatory Approvals Re-quired". The Merger Agreement permits any condi-tion (other than a condition required in order to comply with applicable law) to be waived by the party benefitted thereby.

Termination

  General.................    The Merger Agreement may be terminated at any
                              time prior to the Effective Time, whether before or after approval by the shareholders of CoreStates and Meridian, (i) by mutual written consent of CoreStates and Meridian, or (ii) by either party if (A) the Merger shall not have been consummated by September 30, 1996 (except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the terminating party), (B) the consent of the Federal Reserve
                              Board for consummation of the Merger and the other transactions contemplated by the Merger
                              Agreement shall have been denied, or (C) any shareholder approval required for consummation of the Merger shall not have been obtained at the applicable Special Meeting. The Merger Agreement may also be terminated by either party prior to the Special Meeting of the other party's share-holders if such other party's Board of Directors fails to recommend the approval of the Merger
                              Agreement or withdraws or changes such recommen-dation in a manner adverse to the terminating party.

  Decrease in CoreStates'
   Stock Price; Possible
   Exchange Ratio
   Increase...............
                              In addition, subject to CoreStates' right to in-crease the Exchange Ratio as summarized below, the Meridian Board may terminate the Merger Agreement if either:

                                   (i) both (a) the average of the last sale
                                 prices of CoreStates Common Stock on the NYSE Tape for the ten full trading days ending on the date (the "Determination Date") the Fed-eral Reserve Board approves the Merger (the "Average Closing Price") is less than $32.725, and (b) the number obtained by di-viding the Average Closing Price on the De-termination Date by $38.50 is less than the number obtained by dividing the weighted av-erage closing price per share (the "Index Price") of the common stocks of a group of 11 specified bank holding companies (the "Index Group") on the Determination Date by $41.71 (being the Index Price on October 9, 1995) and subtracting .15 from such latter number; or

                                   (ii) the Average Closing Price on the De-
                                 termination Date is less than $27.75 (the number obtained by multiplying $37.00 (being the last sale price of CoreStates Common Stock on October 10, 1995 on the NYSE Tape) and 0.75).

                              At the close of business on December 15, 1995, the Index Price was $43.18.

                              If the conditions described in either of the foregoing clauses (i) or (ii) exist (a "Termina-tion Event") and the Meridian Board elects to terminate the Merger Agreement, such termination will not occur if CoreStates elects to increase the Exchange Ratio to a number calculated pursu-ant to the Merger Agreement. Under no circum-stances may the Exchange Ratio be decreased.

                              See "The Merger--Termination; Possible Exchange Ratio Increase".

Regulatory Approvals          The Merger is subject to prior approval by the
Required....................  Federal Reserve Board and the banking authorities of Pennsylvania, New Jersey and Delaware. Certain aspects of the Merger will require notifications to, and/or approvals from, certain other federal and state authorities. CoreStates has filed ap-plications for such approval with the Federal Re-serve Board, and expects to file applications with the other regulatory authorities within the next several weeks. See "The Merger--Regulatory
                              Approvals Required".

Certain Federal Income Tax
 Consequences...............  The Merger is intended to be a tax-free reorgani-
                              zation so that no gain or loss will be recognized by CoreStates or Meridian, and no gain or loss will be recognized by Meridian shareholders, ex-cept in respect of cash received by holders of Meridian Common Stock in lieu of fractional shares of CoreStates Common Stock. CoreStates and Meridian have received the opinions, each dated the date hereof, of Simpson Thacher & Bartlett and Stevens & Lee, respectively, that, among other things, based on certain customary representations and assumptions referred to in such opinions, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon delivery of opinions of counsel to the same ef-fect dated as of the closing date of the Merger. See "The Merger--Certain Federal Income Tax Con-sequences".

Anticipated Accounting        CoreStates' and Meridian's management each expect
Treatment...................  the Merger to be accounted for under the "pooling of interests" method of accounting. It is a con-dition to the consummation of the Merger that each of CoreStates and Meridian shall have re-ceived letters, dated the closing date of the Merger, from Ernst & Young LLP and KPMG Peat
                              Marwick LLP confirming such firms' concurrence with CoreStates' management's and Meridian's man-agement's conclusions, respectively, as to the appropriateness of pooling of interests account-ing for the Merger under Accounting Principles
                              Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement. See "The
                              Merger--Anticipated Accounting Treatment".

Reciprocal Stock Option       Concurrently with and as a condition to entering
Agreements..................  into the Merger Agreement, CoreStates and Merid-
                              ian entered into (i) a Stock Option Agreement, dated as of October 10, 1995, between CoreStates as issuer and Meridian as grantee (the
                              "CoreStates Stock Option Agreement"), pursuant to which CoreStates has granted to Meridian the op-tion to purchase up to 27,643,009 shares of CoreStates Common Stock (or such greater number of shares of CoreStates Common Stock as shall represent 19.9% of the then outstanding
                              CoreStates Common Stock) at a price of $38.50 per share, and (ii) a Stock Option Agreement, dated as of October 10, 1995, between Meridian as is-suer and CoreStates as grantee (the "Meridian
                              Stock Option Agreement" and, together with the CoreStates Stock Option Agreement, the "Stock Op-tion Agreements"), pursuant to which Meridian has granted to CoreStates the option to purchase up to 11,506,698 shares of Meridian Common Stock (or such greater number of shares of Meridian Common
                              Stock as shall represent 19.9% of the then out-standing Meridian Common Stock) at a price of $38.8125 per share. The options may only be exer-cised upon the occurrence of certain events, which generally relate to an acquisition of con-trol of, or a significant equity interest in or significant assets of, the issuer of the option by a third party, or certain proposals or offers with respect thereto. None of such events has oc-curred as of the date hereof. Upon the occurrence of certain events (none of which has occurred), each Stock Option Agreement provides the grantee with the right to require the issuer to repur-chase the option and all shares previously pur-chased upon exercise thereof.

                              See "The Merger--Reciprocal Stock Option Agree-ments".

                              The Board of Directors of each of CoreStates and Meridian considered the effects of the Stock Op-tion Agreements, and determined that entering into such Stock Option Agreements was in the best interests of their respective companies. Under the Pennsylvania Business Corporation Law ("PBCL"), a board of directors, in the exercise of its fiduciary duties, is not required to act solely because of the effect such action might have on a potential acquisition.

                              See "The Merger--Reasons for the Merger; Recom-mendations of the Boards of Directors".

No Appraisal Rights.........  No holder of CoreStates Common Stock or of Merid-
                              ian Common Stock will have any appraisal rights under Pennsylvania law in connection with, or as a result of, the matters to be acted upon at the CoreStates Special Meeting or the Meridian Spe-cial Meeting. See "The Merger--No Appraisal Rights".

MANAGEMENT AND OPERATIONS
 AFTER THE MERGER

Directors After the           As of the Effective Time, the Board of Directors
Merger......................  of the Continuing Corporation is expected to con-
                              sist of 15 directors, comprised of 10 current di-rectors of CoreStates and the following five cur-rent directors of Meridian: Samuel A. McCullough, currently the Chairman, President and Chief Exec-utive Officer of Meridian, Robert W. Cardy, Law-rence R. Pugh, George Strawbridge, Jr., and Ju-dith M. von Seldeneck. See "Management and Opera-tions After the Merger--Directors After the Merg-er".

Executive Management After
 the Merger.................  Terrence A. Larsen, currently the Chairman and
                              Chief Executive Officer of CoreStates, will be Chairman and Chief Executive Officer of the Con-tinuing Corporation as of the Effective Time, and Samuel A. McCullough will become President and Chief Operating Officer of the Continuing Corpo-ration as of the Effective Time. In addition to Messrs. Larsen and McCullough, the Office of the Chairman of the Continuing Corporation will con-sist of Rosemarie B. Greco, currently President and Chief Executive Officer of CoreStates Bank, N.A. ("CoreStates Bank"), who will retain such offices with the Continuing Corporation, Charles
                              L. Coltman, III, currently President and Chief Operating Officer of CoreStates, who will become Vice Chairman of the Continuing Corporation, Charles P. Connolly, Jr., currently Senior Execu-tive Vice President of CoreStates, who will be-come Senior Executive Vice President and Chief Risk Management Officer of the Continuing Corpo-ration, Robert N. Gilmore, currently Chief Processing Services Officer of CoreStates, who will retain such offices with the Continuing Cor-poration, and David E. Sparks, currently Vice Chairman and Chief Financial Officer of Meridian and Meridian Bank, who will become Chief Finan-cial Officer of the Continuing Corporation. See "Management and Operations After the Merger--Man-agement After the Merger".

Comparison of Shareholder     The rights of shareholders of Meridian currently
Rights......................  are determined by reference to the PBCL, Meridi-
                              an's Articles of Incorporation (the "Meridian
                              Charter") and Meridian's By-laws. At the Effec-tive Time, shareholders of Meridian will become shareholders of the Continuing Corporation. Their rights as shareholders will then be determined by reference to the PBCL, the CoreStates Charter (as amended as described herein) and CoreStates' By-laws. See "Description of Capital Stock" and
                              "Comparison of Shareholder Rights".

                         SELECTED FINANCIAL INFORMATION

                                  (UNAUDITED)

  The tables on pages 19 and 20 set forth selected historical financial information (unaudited) for CoreStates and Meridian for each of the five years in the period ended December 31, 1994 and the nine-month periods ended September 30, 1995 and 1994. Such information has been derived from and should be read in conjunction with the audited consolidated financial statements of CoreStates and Meridian, including the respective notes thereto and management's discussions and analyses of financial conditions and results of operations, which are incorporated by reference in this Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference." The selected historical financial information (unaudited) for CoreStates and Meridian for the nine-month periods ended September 30, 1995 and 1994 reflect, in the opinion of the managements of CoreStates and Meridian, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of CoreStates and Meridian for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

  The table on page 21 sets forth selected unaudited pro forma combined financial information giving effect to the Merger under the pooling of interests method of accounting. For a description of the pooling of interests accounting method with respect to the Merger, see "The Merger--Anticipated Accounting Treatment." The selected unaudited pro forma combined financial information also gives effect to Meridian's pending acquisition of UCB, which is expected to be accounted for under the pooling of interests method of accounting. This information is derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein and should be read in conjunction with those statements. See "Pro Forma Financial Information." The unaudited pro forma financial information is prepared based on an Exchange Ratio in the Merger of 1.225 shares of CoreStates Common Stock for each share of Meridian Common Stock. The Exchange Ratio of 1.225 is subject to possible increase in certain limited circumstances. See "The Merger--Termination; Possible Exchange Ratio Increase." In addition, the unaudited pro forma financial information assumes that 5.0 shares of Meridian Common Stock will be issued for each share of UCB Common Stock. The unaudited pro forma condensed combined financial statements do not give effect to anticipated cost savings in connection with the Merger (See "Management and Operations After the Merger-- Consolidation of Operations; Anticipated Cost Savings"), and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

                           CORESTATES FINANCIAL CORP

                   SELECTED HISTORICAL FINANCIAL INFORMATION

                                  (UNAUDITED)

                            NINE MONTHS ENDED
                              SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                          ----------------------  ----------------------------------------------------------
                             1995        1994        1994        1993        1992        1991        1990
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                            ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........  $1,693,947  $1,411,571  $1,929,527  $1,841,864  $1,961,838  $2,485,277  $2,799,141
 Interest expense.......     580,063     381,449     540,158     516,593     709,360   1,212,367   1,532,735
 Net interest income....   1,113,884   1,030,122   1,389,369   1,325,271   1,252,478   1,272,910   1,266,406
 Provision for losses on
  loans (1).............      77,500     221,900     246,900     121,201     160,250     291,261     437,860
 Securities gains
  (losses)..............       8,457      14,143      18,753      16,110      13,805     (13,868)      2,208
 Income before
  cumulative effect of a
  change in accounting
  principle (3)(13).....     315,283     137,317     248,792     362,429     268,134     180,317     105,200
 Cumulative effect of a
  change in accounting
  principle (4)(5)(6)...         --       (3,430)     (3,430)    (13,010)    (84,946)        --          --
 Net income (3).........     315,283     133,887     245,362     349,419     183,188     180,317     105,200
 Dividends on preferred
  stock.................         --          --          --          --          --          --        1,662
 Net income attributable
  to common shares (3)..     315,283     133,887     245,362     349,419     183,188     180,317     103,538
PER COMMON SHARE:
 Income before
  cumulative effect of a
  change in accounting
  principle
  (3)(13)(15)...........       $2.23       $0.97       $1.75       $2.49       $1.97       $1.35       $0.78
 Net income (3)(15).....        2.23        0.95        1.73        2.40        1.35        1.35        0.78
 Cash dividends declared
  (8)...................        1.02        0.90        1.24        1.14        1.02        0.97        0.96
 Book value.............       16.67       15.65       16.22       16.29       14.48       14.40       13.77
CONSOLIDATED BALANCE
 SHEET (AVERAGE
 BALANCES):                                              ($ IN MILLIONS)
 Total assets (9).......     $28,383     $27,698     $27,667     $27,700     $27,554     $28,643     $29,312
 Loans..................      20,694      19,541      19,601      19,035      18,868      20,574      21,809
 Allowance for possible
  loan losses...........         501         512         506         457         463         512         358
 Deposits...............      20,766      20,308      20,352      20,629      21,267      21,617      21,090
 Long-term debt.........       1,828       1,619       1,657       1,455       1,312       1,168         825
 Total shareholders'
  equity (9)............       2,298       2,270       2,270       2,198       1,950       1,862       1,978
Average Common Shares
 Outstanding (in
 thousands).............     141,427     142,581     142,498     145,398     135,813     133,237     133,525
Period-end Common Shares
 Outstanding (in
 thousands).............     138,910     140,578     144,854     145,388     144,695     133,872     132,823
SELECTED RATIOS:
 Return on average total
  assets (3)(10)(13)....        1.49%       0.66%       0.90%       1.31%       0.97%       0.63%       0.35%
 Return on average total
  shareholders'
  equity (3)(10)(13)....       18.34        8.09       10.96       16.49       13.75        9.68        5.23
 Average shareholders'
  equity to average
  assets................        8.10        8.20        8.20        7.94        7.08        6.50        6.75
 Allowance for possible
  loan losses to loans
  (period-end)..........        2.37        2.42        2.44        2.28        2.34        2.44        2.38
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....        0.98        1.80        1.51        2.20        3.51        4.09        3.08

        See footnotes to selected financial information on pages 22-27.

                             MERIDIAN BANCORP, INC.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

                                  (UNAUDITED)

                          NINE MONTHS ENDED
                            SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                         --------------------  -----------------------------------------------------------
                           1995       1994       1994       1993        1992         1991         1990
                         ---------  ---------  ---------  ---------  -----------  -----------  -----------
                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........ $ 835,178  $ 720,919  $ 985,040  $ 961,690  $ 1,016,181  $ 1,123,711  $ 1,246,867
 Interest expense.......   375,848    261,736    372,624    344,398      442,998      623,675      775,495
 Net interest income....   459,330    459,183    612,416    617,292      573,183      500,036      471,372
 Provision for losses on
  loans(1)..............    28,652     22,017     28,086     58,781       81,096      108,990      141,326
 Securities gains.......     4,671      2,751      2,998     25,280        2,764        3,919        7,037
 Income from continuing
  operations before
  cumulative effect of a
  change in accounting
  principle(3)..........   121,536    117,943    162,088    150,540      136,705      124,186       62,667
 Loss from discontinued
  operations, net of
  taxes.................       --         --         --         --           --        (6,500)     (25,983)
 Income before
  cumulative effect of a
  change in accounting
  principle(3)(13)......   121,536    117,943    162,088    150,540      136,705      117,686       36,684
 Cumulative effect of a
  change in accounting
  principle(4)(5)(7)....       --      (2,730)    (2,730)     7,221          --           --           --
 Net income(3)..........   121,536    115,213    159,358    157,761      136,705      117,686       36,684
PER COMMON SHARE:
 Income from continuing
  operations before
  cumulative effect of a
  change in accounting
  principle(3)..........     $2.14      $2.03      $2.80      $2.61        $2.44        $2.35        $1.22
 Loss from discontinued
  operations, net of
  taxes.................       --         --         --         --           --         (0.12)       (0.51)
 Income before
  cumulative effect of a
  change in accounting
  principle(3)(13)......      2.14       2.03       2.80       2.61         2.44         2.23         0.71
 Net income(3)..........      2.14       1.98       2.75       2.74         2.44         2.23         0.71
 Cash dividends
  declared(8)...........      1.08       1.00       1.34       1.26         0.90         1.20         1.20
 Book value.............     22.65      21.31      21.50      20.39        18.75        17.21        15.88
CONSOLIDATED BALANCE
 SHEET (AVERAGE BAL-
 ANCES):                                               ($ IN MILLIONS)
 Total assets(9)........   $14,743    $14,461    $14,553    $14,165      $13,624      $12,869      $13,194
 Loans..................     9,961      9,284      9,350      8,668        8,442        8,839        9,372
 Allowance for possible
  loan losses...........       173        175        175        173          186          174          124
 Deposits...............    11,142     11,224     11,226     11,303       11,314       10,594       10,651
 Long-term debt.........       426        386        383        439          241          152          160
 Total shareholders'
  equity(9).............     1,228      1,195      1,202      1,114        1,003          868          840
 Average Fully Diluted
  Shares Outstanding
  (in thousands)........    56,825     58,226     58,040     57,674       55,811       52,793       51,356
 Period-end Common
  Shares Outstanding
  (in thousands)........    55,898     57,804     56,507     58,154       56,491       55,065       51,476
SELECTED RATIOS:
 Return on average total
  assets(3)(10)(13).....      1.10%      1.09%      1.11%      1.06%        1.00%        0.96%        0.47%
 Return on average total
  shareholders' equity
  (3)(10)(13)...........     13.24      13.20      13.48      13.52        13.63        14.31         7.46
 Average shareholders'
  equity to average
  assets................      8.33       8.27       8.26       7.86         7.36         6.75         6.36
 Allowance for possible
  loan losses to loans
  (period-end)..........      1.70       1.84       1.74       1.94         1.94         2.10         1.67
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....      1.03       1.35       1.24       2.00         2.50         2.88         1.97

        See footnotes to selected financial information on pages 22-27.

                           CORESTATES FINANCIAL CORP
       SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION ALL TRANSACTIONS
                                  (UNAUDITED)

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                         ----------------------  ----------------------------------------------------------
                            1995        1994        1994        1993        1992        1991        1990
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY OF
 INCOME:
 Interest income........ $2,606,563  $2,206,981  $3,014,559  $2,904,949  $3,085,622  $3,716,204  $4,152,045
 Interest expense.......    986,061     667,911     946,544     893,813   1,197,406   1,895,051   2,366,501
 Net interest income....  1,620,502   1,539,070   2,068,015   2,011,136   1,888,216   1,821,153   1,785,544
 Provision for losses on
  loans(1)(2)(12).......    105,777     247,184     279,195     189,372     260,809     429,870     585,209
 Securities gains
  (losses)..............     25,391      16,894      21,751      41,218      16,638     (10,240)      8,404
 Income from continuing
  operations before
  cumulative effect of a
  change in accounting
  principle(3)(12)......    463,030     273,681     435,608     538,086     426,432     318,259     195,122
 Loss from discontinued
  operations, net of
  taxes.................        --          --          --          --          --       (6,500)    (25,983)
 Income before
  cumulative effect of a
  change in accounting
  principle
  (3)(12)(13)...........    463,030     273,681     435,608     538,086     426,432     311,759     169,139
 Cumulative effect of a
  change in accounting
  principle(4)(5)(6)(7)..       --       (3,430)     (3,430)    (15,740)   (107,715)        --          --
 Net income(3)(12)......    463,030     270,251     432,178     522,346     318,717     311,759     169,139
 Dividends on preferred
  stock.................        --          --          --          --          --          --        1,662
 Net income attributable
  to common
  shares(3)(12).........    463,030     270,251     432,178     522,346     318,717     311,759     167,477
PER COMMON SHARE:
 Income from continuing
  operations before
  cumulative effect of a
  change in accounting
  principle(3)(12)(15)..      $2.08       $1.21       $1.93       $2.35       $1.97       $1.51       $0.92
 Loss from discontinued
  operations, net of
  taxes.................        --          --          --          --          --        (0.03)      (0.12)
 Income before
  cumulative effect of a
  change in accounting
  principle
  (3)(12)(13)(15).......       2.08        1.21        1.93        2.35        1.97        1.48        0.80
 Net income
  (3)(12)(15)...........       2.08        1.19        1.91        2.29        1.47        1.48        0.80
 Cash dividends
  declared(8)...........       1.02        0.90        1.24        1.14        1.02        0.97        0.96
 Book value.............      16.46       16.01       16.42       16.13       14.46       14.04       13.27
CONSOLIDATED BALANCE
 SHEET (AVERAGE
 BALANCES):                                             ($ IN MILLIONS)
 Total assets(9)........    $44,722     $43,790     $43,847     $43,449     $42,716     $42,914     $43,762
 Loans(2)(14)...........     31,247      29,982      30,110      29,163      28,815      29,438      30,962
 Allowance for possible
  loan losses...........        685         699         692         641         660         694         490
 Deposits...............     33,225      32,914      32,954      33,289      33,910      33,410      32,813
 Long-term debt.........      2,254       2,005       2,040       1,894       1,553       1,322         990
 Total shareholders'
  equity(3)(9)(11)......      3,700       3,622       3,632       3,446       3,076       2,865       2,942
 Average Common Shares
  Outstanding (in
  thousands)............    223,078     226,467     226,234     228,580     216,707     210,422     209,689
 Period-end Common
  Shares Outstanding (in
  thousands)............    220,541     224,514     227,231     229,698     227,084     214,679     209,417
SELECTED RATIOS:
 Return on average total
  assets (3)(10)(13)....       1.38%       0.84%       0.99%       1.24%       1.00%       0.74%       0.44%
 Return on average total
  shareholders'
  equity(3)(10)(13).....      16.73       10.10       11.99       15.62       13.87       11.11        6.58
 Average shareholders'
  equity to average
  assets................       8.27        8.27        8.28        7.93        7.20        6.68        6.72
 Allowance for possible
  loan losses to loans
  (period-end)..........       2.37        2.21        2.21        2.13        2.17        2.30        2.14
 Non-performing assets
  to total loans plus
  other real estate
  owned (period-end)....       1.01        1.65        1.44        2.10        3.14        3.68        2.69

        See footnotes to selected financial information on pages 22-27.

                  FOOTNOTES TO SELECTED FINANCIAL INFORMATION

                                  (UNAUDITED)

 (1) CoreStates' provision for losses on loans in 1990 included a $220 million provision in the fourth quarter of that year made in response to declining real estate values and deteriorating economic conditions. CoreStates' provision for losses on loans in 1994 included $145 million of merger-related provisions in connection with changes in strategy related to problem assets, and to conform the consumer lending charge-off policies of Constellation Bancorp ("Constellation") and Independence Bancorp, Inc. ("Independence") to those of CoreStates.

   Meridian's provision for losses on loans in 1990 included an addition of $75 million to its provision in the third quarter of that year made in response to weakening of the economy and the real estate sector in particular and to the changing banking climate.

 (2) In connection with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"), CoreStates prospectively adopted effective January 1, 1995 the provisions of FAS 114 as they relate to the classification of loans previously determined to be "in substance foreclosed." In accordance with FAS 114, loans determined to be in substance foreclosed should be reclassified to loans and the charges associated with writedowns against in substance foreclosed loans should be reclassified to the provision for losses on loans from non-financial expenses. As in substance foreclosed loans are immaterial to CoreStates, CoreStates' historical financial information reflects in substance foreclosed loans as a component of other real estate owned ("OREO") in other assets and the charges associated with writedowns against in substance foreclosed loans in other non-financial expenses.

   Meridian adopted FAS 114 on January 1, 1995 and reclassified in substance foreclosed loans in its historical financial information from OREO/other assets to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans.

   As permitted under pooling of interests accounting, the pro forma financial information is presented as if CoreStates reclassified in substance foreclosed loans to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans for all periods presented.

   In substance foreclosed loans for UCB are immaterial.

 (3) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995. CoreStates recorded restructuring credits of $3.0 million, $1.9 million after-tax or $0.01 per share in the second quarter of 1995 and $2.4 million, $1.5 million after-tax or $0.01 per share in the third quarter of 1995, related to gains on the curtailment of future pension benefits associated with employees terminated during the second and third quarters. By late 1996, the process redesign is expected to generate efficiencies which will reduce expenses by approximately $180 million and revenue enhancements which will net an addition of approximately $30 million to revenues, combining to improve net income at an annual rate of $0.90 per share.

   In June 1995, Meridian completed an internal review of its operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. As a result of this review, Meridian recorded a restructuring charge in the second quarter of 1995 of $32.0 million

   ($20.8 million after-tax or $0.37 per share). Implementation of the plan began at the end of the second quarter of 1995 and will continue over approximately the next twelve months from that date. At the end of that period, the process is expected to reduce net operating expenses on an annualized pre-tax basis by $55 million, while providing recurring revenue enhancements of $13 million, increasing Meridian's net income on an annual basis by $0.78 per share.

 (4) Effective January 1, 1992, CoreStates adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that employers accrue the costs associated with providing postretirement benefits during the active service periods of employees, rather than the previously accepted accounting practice of recognizing these costs on a pay-as-you-go basis. As permitted under FAS 106, CoreStates elected to recognize immediately a one-time, non-cash charge equal to the January 1, 1992 transitional liability of $128.7 million, $84.9 million after-tax, as the cumulative effect of a change in accounting principle.

   Meridian adopted FAS 106 effective January 1, 1993, the date required under the statement. As permitted by FAS 106, Meridian elected not to recognize immediately its $28.8 million transitional liability, but to amortize that liability over 20 years. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian adopted FAS 106 effective January 1, 1992 and immediately recognized the $28.8 million, $18.7 million after-tax, transitional liability.

   UCB adopted FAS 106 effective January 1, 1992 and elected to recognize immediately the transitional liability of $6.2 million, $4.0 million after tax, as the cumulative effect of a change in accounting principle.

 (5) Effective January 1, 1993, CoreStates adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("FAS 112"). FAS 112 established the accounting requirements for benefits provided to former or inactive employees after employment but before retirement. FAS 112 requires that employers accrue the costs associated with providing benefits, such as salary and benefit continuation under disability plans, when payment of the benefits is probable and the amount of the obligation can be reasonably estimated. CoreStates recognized the January 1, 1993 FAS 112 transitional liability of $20.0 million, $13.0 million after-tax, as the cumulative effect of a change in accounting principle.

   Meridian adopted FAS 112 effective January 1, 1994, the date required under the statement. The adoption of FAS 112 resulted in a charge of $4.2 million, $2.7 million after-tax, in the first quarter of 1994. As permitted under pooling of interests accounting, the pro forma information is prepared as if Meridian adopted FAS 112 effective January 1, 1993.

   The impact of FAS 112 on UCB is immaterial.

 (6) During the first quarter of 1994, CoreStates recognized a $3.4 million after-tax impairment loss on certain mortgage securities. The loss was the result of a write-down to fair value of these securities, which were deemed to be impaired. This accounting treatment resulted from a Financial Accounting Standards Board ("FASB") interpretation of a 1993 accounting change, Statement of Financial Accounting Standards No. 115 ("FAS 115"). The interpretation, reached by a consensus of the FASB Emerging Issues Task Force in March 1994, provides more definitive criteria for recognition of impairment losses on these types of securities.

 (7) In February 1992, the FASB issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under the asset and liability method provided for by FAS 109, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable for future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Although FAS 109 was not required to be adopted until the first quarter of 1993, in the first quarter of 1992 CoreStates retroactively adopted FAS 109 as of January 1, 1987.

   Meridian prospectively adopted FAS 109 on January 1, 1993, recognizing a cumulative benefit of $7.2 million as the cumulative effect of a change in accounting principle. However, as permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian retroactively adopted FAS 109 effective January 1, 1987. The effect in 1990 of retroactively adopting FAS 109 is to reverse the previous reduction taken in the deferred tax asset. The impact of retroactively applying FAS 109 to Meridian has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                                                     CUMULATIVE
                                         INCREASE (DECREASE) IN      INCREASE IN
                                               NET INCOME              COMMON
                                         -------------------------  SHAREHOLDERS'
                                           AMOUNT      PER SHARE       EQUITY
                                         -----------  ------------  -------------
    Nine months ended
      September 30, 1995................         --           --          --
    Year ended:
      December 31, 1994.................         --           --          --
      December 31, 1993.................     $(7,221)      $(0.03)        --
      December 31, 1992.................         --           --       $7,221
      December 31, 1991.................         --           --        7,221
      December 31, 1990.................       7,221         0.03       7,221

   UCB prospectively adopted FAS 109 on January 1, 1993, recognizing a cumulative expense of $579 thousand as the cumulative effect of a change in accounting principle. However, as permitted under pooling of interests accounting, the pro forma financial information is prepared as if UCB retroactively adopted FAS 109 effective January 1, 1987. The impact of retroactively applying FAS 109 to UCB has the following effects on pro forma net income and period-end common shareholders' equity (in thousands, except per share):

                                                                     CUMULATIVE
                                       INCREASE (DECREASE) IN        DECREASE IN
                                             NET INCOME                COMMON
                                       ---------------------------  SHAREHOLDERS'
                                        AMOUNT         PER SHARE       EQUITY
                                       ------------   ------------  -------------
    Nine months ended
      September 30, 1995..............          --              --        --
    Year ended:
      December 31, 1994...............          --              --        --
      December 31, 1993............... $        579               *       --
      December 31, 1992...............          --              --      $(579)
      December 31, 1991...............          --              --       (579)
      December 31, 1990...............         (579)              *      (579)

-------
* Change less than $0.01 per share

 (8) Cash dividends declared per share for the respective periods prior to CoreStates' acquisition of First Peoples Corporation (on September 3,
     1992), Constellation Bancorp (on March 16, 1994), Independence Bancorp, Inc. (on June 27, 1994) and Meridian assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share actually declared by CoreStates.

   Cash dividends declared per share for the respective periods prior to Meridian's acquisition of Commonwealth Bancshares Corporation (on August 31, 1993) and UCB assume that Meridian would have declared cash dividends per share equal to the cash dividends per share actually declared by Meridian.

   Meridian's historical cash dividends per share for the year ended December 31, 1992, reflect a new dividend payment schedule adopted in the first quarter of 1992. Dividends paid in 1992 aggregated $1.20 per share.

 (9) Effective December 31, 1993, CoreStates adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). FAS 115 established the accounting and reporting requirements for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Although FAS 115 was not required to be adopted until the first quarter of 1994, CoreStates adopted FAS 115 on December 31, 1993. As a result of adopting FAS 115, securities with an original carrying value of $1,272 million were classified as available-for-sale at December 31, 1993 and were written up to their aggregate fair value of $1,371 million. After the related tax effects, shareholders' equity at December 31, 1993 was increased by $64 million to reflect the write-up of these securities to fair value.

   Meridian adopted FAS 115 effective January 1, 1994. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian adopted FAS 115 effective December 31, 1993. As a result, pro forma investment securities with an original carrying value of $276 million were classified as available-for-sale and were written up to their aggregate fair value of $288 million. After the related tax effects, pro forma shareholders' equity at December 31, 1993 was increased by $8 million to reflect the write-up of these securities to fair value.

   UCB adopted FAS 115 effective January 1, 1994. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if UCB adopted FAS 115 effective December 31, 1993. As a result, pro forma investment securities with an original carrying value of $100 million were classified as available-for-sale and were written up to their aggregate fair value of $108 million. After the related tax effects, pro forma shareholders' equity at December 31, 1993 was increased by $5 million to reflect the write-up of these securities to fair value.

(10) Return on average total assets and return on average total shareholders' equity are calculated based on income before cumulative effect of a change in accounting principle, and where applicable, on income from continuing operations, net of income taxes, after total preferred dividends. The interim data is calculated on an annualized basis for purposes of comparability with full year data.

(11) Based on a preliminary review of Meridian's loan portfolio, CoreStates has decided to take a different approach to the workout of certain assets. It is CoreStates' philosophy that this change maximizes the total value of the Merger and allows the Continuing Corporation to concentrate upon new franchise initiatives and revenue generation. In CoreStates' general experience, a strategy that involves the accelerated resolution of problem assets has been more economical than a long-term work out approach. It has been CoreStates' general experience that the costs of working out assets as well as other carrying costs typically outweigh any improvement in those assets' realized value. Furthermore, the process of working out problem assets diverts resources and management time and attention from building the business and creating long-term franchise value. CoreStates currently estimates that in connection with the change in strategic direction and to conform Meridian's consumer lending charge-off policies to those of CoreStates, CoreStates will take an addition to the allowance for possible loan losses of approximately $50 million to $80 million and, accordingly, has adjusted September 30, 1995 pro forma shareholders' equity by $70.0 million, $45.5 million after-tax, the current estimate based on the preliminary review. CoreStates currently estimates that the assets related to $66 million of the $70 million estimated provision will be disposed of within eighteen months of the Effective Date. The carrying value of these assets is approximately $225 million, and the estimated provision represents 29% of this amount. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $4 million of the $70 million estimated provision.

   Pro forma shareholders' equity at September 30, 1995 also reflects charges of approximately $105.0 million, which include: $40.0 million for employee severance costs; $24.1 million for the costs of consolidating and closing branches and other duplicate facilities; and $40.9 million for other expenses directly attributable to the Merger. Accordingly, pro forma shareholders' equity at September 30, 1995 has been reduced by $75.1 million, the after-tax effect of the charges and expenses directly attributable to the Merger. The aggregate cash outflow related to these charges is expected to be approximately $80 million.

   Pro forma shareholders' equity at September 30, 1995 has been reduced by $14.5 million, the after-tax effect of the charges and expenses directly attributable to Meridian's pending acquisition of UCB. This amount reflects charges of approximately $16.0 million before the related tax effects, which include expenses directly attributable to Meridian's pending acquisition of UCB. These expenses include $10.3 million of human resources-related costs, including employment contracts and severance; $1.5 million for elimination of duplicate operations and data processing facilities; and $4.2 million of other expenses, including investment banker fees and legal expenses. Deferred taxes receivable, at statutory rates, totalling $1.5 million related to those charges are reflected in other assets.

(12) The Pro Forma Condensed Combined Statements of Income do not reflect the estimated $70.0 million provision for losses on loans related to Meridian's loan portfolio, or charges and expenses of approximately $105.0 million directly attributable to the Merger since these charges are non-recurring. The Pro Forma Condensed Combined Statements of Income also do not reflect non-recurring charges and expenses of approximately $16.0 million directly attributable to Meridian's pending acquisition of UCB. Were these expenses reflected in the Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 1995, net income would decrease by $135.1 million, or $0.61 per share.

(13) Excluding significant non-recurring items as detailed below, selected financial results for the nine-month periods ended September 30, 1995 and 1994 and for the years ended December 31, 1994 and 1993 are as follows:

                                    NINE MONTHS ENDED        YEAR ENDED
                                      SEPTEMBER 30,         DECEMBER 31,
                                   --------------------  --------------------
                                     1995       1994       1994       1993
                                   ---------  ---------  ---------  ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
    CORESTATES:
    Income before cumulative
     effect of a change in
     accounting principle.........  $370,062   $304,764   $416,239
    Per common share..............      2.62       2.14       2.92
    Return on average total
     assets.......................      1.74%      1.47%      1.50%
    Return on average total
     shareholders' equity.........     21.53      17.95      18.34
    MERIDIAN:
    Income before cumulative
     effect of a change in
     accounting principle.........  $142,336                         $161,915
    Per common share..............      2.50                             2.81
    Return on average total
     assets.......................      1.29%                            1.14%
    Return on average total
     shareholders' equity.........     15.50                            14.53
    PRO FORMA ALL TRANSACTIONS:
    Income before cumulative
     effect of a change in
     accounting principle.........  $531,009   $441,128   $603,055   $549,461
    Per common share..............      2.38       1.95       2.67       2.40
    Return on average total
     assets.......................      1.59%      1.35%      1.38%      1.26%
    Return on average total
     shareholders' equity.........     19.19      16.28      16.60      15.94

   The following significant non-recurring items are excluded from the above selected financial results:

                                                  PRE-TAX
                                              INCOME STATEMENT
                                                   IMPACT      PER SHARE IMPACT
                                              ---------------- ----------------
                                               (IN THOUSANDS)    (AFTER TAX)
    CORESTATES:
    Nine months ended September 30, 1995:
      Net restructuring charge (see note 3
       above)...............................     $(104,563)         $(0.47)
      Gain on change in ownership interests
       in joint venture.....................        19,000            0.08
    Nine months ended September 30, 1994 and
     year ended December 31, 1994:
      Merger-related provision for losses on
       loans and other charges..............     (253,700)          (1.17)
    MERIDIAN:
    Nine months ended September 30, 1995:
      Net restructuring charge (see note 3
       above)...............................       (32,000)          (0.37)
    Year ended December 31, 1993:
      Mortgage banking restructuring
       charge...............................       (17,500)          (0.20)
    UCB:
    Nine months ended September 30, 1995:
      Gain on exchange of investment securi-
       ties.................................        12,008            3.56

(14) Loans held for sale in CoreStates' historical financial information have not exceeded the requirements for separate balance sheet disclosure and accordingly have been included in total loans. Meridian's historical financial information reflects loans held for sale as a separate caption on the balance sheet (or in other assets in a condensed balance sheet). In the pro forma financial information, combined loans held for sale do not exceed the requirements for separate balance sheet disclosure and therefore Meridian's loans held for sale have been reclassified to total loans.

(15) CoreStates' historical and pro forma earnings per share for the nine months ended September 30, 1995 and 1994 and for the five years ended December 31, 1994, were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

                            COMPARATIVE STOCK PRICES

  CoreStates Common Stock is listed on the NYSE and Meridian Common Stock is quoted on the Nasdaq NMS. The following table sets forth, for the periods indicated, the high and low sale prices per share of CoreStates Common Stock and Meridian Common Stock as reported on the NYSE Tape and on the Nasdaq NMS, respectively.

                                                   CORESTATES       MERIDIAN
                 CALENDAR QUARTER                 COMMON STOCK    COMMON STOCK
                 ----------------                --------------- ---------------
                                                  HIGH     LOW    HIGH     LOW
   1993
     First Quarter.............................. $29 3/4 $26 3/8 $35 3/4 $29 3/4
     Second Quarter.............................  30 1/8  25 1/8     34   26 3/4
     Third Quarter..............................  29 3/4  26 3/4  34 5/8  30 1/4
     Fourth Quarter.............................  29 3/4  25 1/8  33 1/8  27 3/4
   1994
     First Quarter..............................  27 1/8  24 1/2  31 1/8  26 7/8
     Second Quarter.............................     28      25   33 1/4  27 3/8
     Third Quarter..............................  29 1/8  25 7/8  33 1/8  28 3/4
     Fourth Quarter.............................  27 5/8  22 7/8  29 1/4  25 1/2
   1995
     First Quarter..............................     33   25 5/8  31 3/8  26 1/4
     Second Quarter.............................     36   30 1/2  34 5/8  30 5/8
     Third Quarter..............................  38 7/8  34 1/4     41   34 1/8
     Fourth Quarter.............................  40 1/8  34 5/8  47 7/8    38
   1996
     First Quarter (through January 4)..........  38 5/8  36 7/8  47 1/8  45 3/8

  On October 9, 1995, the last trading day before the public announcement of the Merger Agreement, the closing sale prices of CoreStates Common Stock and Meridian Common Stock as reported on the NYSE Tape and Nasdaq NMS, respectively, were $38 1/2 per share and $38 13/16 per share, respectively. The pro forma equivalent per share value of the Meridian Common Stock on October 9, 1995 was $47.16 per share. The pro forma equivalent per share value of Meridian Common Stock on any date equals the closing sale price of CoreStates Common Stock on such date, as reported on the NYSE Tape, multiplied by the Exchange Ratio.

  On January 4, 1996, the closing sale prices of CoreStates Common Stock and Meridian Common Stock as reported on the NYSE Tape and Nasdaq NMS were $37.25 per share and $45.375 per share ($45.63 on a pro forma equivalent per share basis), respectively.

  Shareholders are urged to obtain current quotations for the market prices of CoreStates Common Stock and Meridian Common Stock.

  No assurance can be given as to the market price of CoreStates Common Stock or Meridian Common Stock at the Effective Time. Because the Exchange Ratio is fixed in the Merger Agreement (subject to possible increase in certain limited circumstances; see "The Merger--Termination; Possible Exchange Ratio Increase"), the market value of the shares of CoreStates Common Stock that holders of Meridian Common Stock receive in the Merger may vary significantly from the prices shown above.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

  The following table presents book value per common share, cash dividends declared per common share, net income per common share and net income per common share excluding significant items (see footnote 4 to "Comparative Per Share Data"): (i) on a historical basis for CoreStates and Meridian; (ii) on a pro forma basis for CoreStates, giving effect to the Merger, assuming the Merger had been effective for all periods presented; (iii) on a pro forma basis for CoreStates assuming the Merger and Meridian's pending acquisition of UCB had been effective for all periods presented; (iv) on a pro forma basis for Meridian assuming Meridian's pending acquisition of UCB had been effective for all periods presented; and (v) on a pro forma equivalent basis per common share for Meridian, assuming that the Merger and Meridian's pending acquisition of UCB had been effective for all periods presented. Pro forma per share amounts are based on the Exchange Ratio of 1.225 shares of CoreStates Common Stock for each share of Meridian Common Stock and the issuance of 5.0 shares of Meridian Common Stock for each share of UCB Common Stock in Meridian's pending acquisition of UCB.

                                                    SEPTEMBER 30, DECEMBER 31,
   PER COMMON SHARE                                     1995          1994
   ----------------                                 ------------- ------------
BOOK VALUE:
CoreStates:
Historical book value per share....................    $16.67        $16.22
CoreStates and Meridian pro forma book value per
 share.............................................     16.62         16.58
All transactions pro forma book value per share....     16.46         16.42
Meridian:
Historical book value per share....................     22.65         21.50
Meridian and UCB pro forma book value per share....     21.77         20.77
Pro forma equivalent book value per share (1)......     20.16         20.11

                                                 NINE MONTHS
                                                    ENDED        YEAR ENDED
                                                SEPTEMBER 30,   DECEMBER 31,
                                                ------------- -----------------
                                                 1995   1994  1994  1993  1992
                                                ------ ------ ----- ----- -----
CASH DIVIDENDS DECLARED:
CoreStates:
 Historical cash dividends per share...........  $1.02  $0.90 $1.24 $1.14 $1.02
 CoreStates and Meridian pro forma cash
  dividends per share (2)......................   1.02   0.90  1.24  1.14  1.02
 All transactions pro forma dividends per share
  (2)..........................................   1.02   0.90  1.24  1.14  1.02
Meridian:
 Historical cash dividends per share...........   1.08   1.00  1.34  1.26  0.90
 Meridian and UCB pro forma cash dividends per
  share (2)....................................   1.08   1.00  1.34  1.26  0.90
 Pro forma equivalent cash dividends per share
  (1)(2).......................................   1.25   1.10  1.52  1.40  1.25
NET INCOME:
CoreStates:
 Historical net income per share (3)(4)........   2.23   0.97  1.75  2.49  1.97
 Pro forma net income per share Corestates and
  Meridian (3)(4)..............................   2.08   1.20  1.93  2.39  1.99
 All transactions pro forma net income per
  share (3)(4).................................   2.08   1.21  1.93  2.35  1.97
Meridian:
 Historical net income per share (3)...........   2.14   2.03  2.80  2.61  2.44
 Meridian and UCB pro forma net income per
  share (3)(4).................................   2.21   1.98  2.72  2.57  2.40
 Pro forma equivalent net income per share
  (1)(3)(4)....................................   2.55   1.48  2.36  2.88  2.41
NET INCOME EXCLUDING SIGNIFICANT ITEMS (5):
CoreStates:
 Net income per share (3)(4)...................   2.62   2.14  2.92  2.49  1.97
 Pro forma net income per share Corestates and
  Meridian (3)(4)..............................   2.44   1.98  2.72  2.44  1.99
 All transactions pro forma net income per
  share (3)(4).................................   2.38   1.95  2.67  2.40  1.97
Meridian:
 Net income per share (3)......................   2.50   2.03  2.80  2.81  2.44
 Meridian and UCB pro forma net income per
  share (3)(4).................................   2.40   1.98  2.72  2.74  2.40
 Pro forma equivalent net income per share
  (1)(3)(4)....................................   2.92   2.39  3.27  2.94  2.41

            See Footnotes to Comparative Per Share Data on page 30.

                    FOOTNOTES TO COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

(1) Meridian's pro forma equivalent per share data is computed by multiplying CoreStates' pro forma per share data (giving effect to both the Merger and Meridian's pending acquisition of UCB) by the 1.225 Exchange Ratio.

(2) Pro forma amounts assume that CoreStates would have declared cash dividends per share equal to its historical cash dividends per share declared and with respect to Meridian and UCB pro forma, that Meridian would have declared cash dividends per share equal to its historical cash dividends per share declared. Meridian's historical cash dividends declared per share for the year ended December 31, 1992, reflect a new dividend payment schedule adopted in the first quarter of 1992. Dividends paid in 1992 aggregated $1.20 per share.

(3) Based on income before cumulative effect of a change in accounting principle.

(4) CoreStates' historical and pro forma earnings per share for the nine months ended September 30, 1995 and 1994 and for the five years ended December 31, 1994, were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

(5) The following significant non-recurring items are excluded from net income per share for the nine-month periods ended September 30, 1995 and 1994 and for the years ended December 31, 1994 and 1993:

                                                  PRE-TAX
                                              INCOME STATEMENT
                                                   IMPACT      PER SHARE IMPACT
                                              ---------------- ----------------
                                               (IN THOUSANDS)    (AFTER TAX)
   CORESTATES:
   Nine months ended September 30, 1995:
     Net restructuring charge (see note 3 on
      page 22)..............................     $(104,563)         $(0.47)
     Gain on change in ownership interests
      in joint venture......................        19,000            0.08
   Nine months ended September 30, 1994 and
    year ended December 31, 1994:
     Merger-related provision for losses on
      loans and other charges...............      (253,700)          (1.17)
   MERIDIAN:
   Nine months ended September 30, 1995:
     Net restructuring charge (see note 3 on
      page 22)..............................       (32,000)          (0.37)
   Year ended December 31, 1993:
     Mortgage banking restructuring charge..       (17,500)          (0.20)
   UCB:
   Nine months ended September 30, 1995:
     Gain on exchange of investment
      securities............................        12,008            3.56

                             THE SPECIAL MEETINGS

DATE, TIME AND PLACE

  CoreStates. The CoreStates Special Meeting will be held in the Ormandy Ballroom at The Doubletree Hotel, located at Broad and Locust Streets, Philadelphia, Pennsylvania, at 8:30 a.m. local time, on February 6, 1996.

  Meridian. The Meridian Special Meeting will be held at The Cloisters at Saint Joseph located at 1040 Nicolls Street, Reading, Pennsylvania, at 8:30 a.m. local time, on February 6, 1996.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  CoreStates. At the CoreStates Special Meeting, holders of CoreStates Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement. In addition, holders of CoreStates Common Stock will be asked to consider and vote upon a proposed amendment of the CoreStates Charter which would increase the number of authorized shares of CoreStates Common Stock from 200 million to 350 million shares (in order to have a sufficient number of shares of CoreStates Common Stock to effect the Merger and for other corporate purposes). Shareholders may also consider and vote upon such other matters as may properly be brought before the CoreStates Special Meeting.

  THE BOARD OF DIRECTORS OF CORESTATES HAS (WITH 14 DIRECTORS PRESENT AND THREE DIRECTORS ABSENT), BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS HAS ALSO, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED, AND RECOMMENDS A VOTE FOR APPROVAL OF, THE AMENDMENT OF THE CORESTATES CHARTER.

  Meridian. At the Meridian Special Meeting, holders of Meridian Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and such other matters as may properly be brought before the Meridian Special Meeting.

  THE BOARD OF DIRECTORS OF MERIDIAN HAS (WITH 22 DIRECTORS PRESENT AND ONE DIRECTOR ABSENT), BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

VOTES REQUIRED

  CoreStates. The approval and adoption of the Merger Agreement and the approval of the amendment of the CoreStates Charter will each require the affirmative vote of the holders of record of a majority of the shares of CoreStates Common Stock present and voting at the CoreStates Special Meeting. The approval of the Merger Agreement and the amendment of the CoreStates Charter are each contingent upon approval of both such proposals by the CoreStates shareholders. Unless both proposals are approved, neither will be effected by CoreStates and the Merger will not be consummated. THEREFORE, A VOTE AGAINST THE PROPOSAL TO AMEND THE CORESTATES CHARTER WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

  Holders of record of CoreStates Common Stock on the CoreStates Record Date are each entitled to one vote per share on each matter to be voted on at the CoreStates Special Meeting.

  As of the CoreStates Record Date, directors and executive officers of CoreStates and their affiliates beneficially owned and were entitled to vote 1,688,238 shares of CoreStates Common Stock, which represented approximately 1.22% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. Each CoreStates director and executive officer has indicated his or her present intention to vote the CoreStates Common Stock so owned by him or her for approval of the Merger Agreement and the amendment of the CoreStates Charter. As of the CoreStates Record Date, CoreStates and its subsidiaries, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 2,357,967 shares of CoreStates Common Stock, representing approximately 1.71% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. As of the CoreStates Record Date, Meridian's directors or executive officers beneficially owned 4,132 shares of CoreStates Common Stock, which represented less than 0.01% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date, and various subsidiaries of Meridian, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 373,027 shares of CoreStates Common Stock, representing approximately 0.27% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date. Each Meridian director and executive officer has indicated his or her present intention to vote all of the shares of CoreStates Common Stock so owned by him or her for approval and adoption of the Merger Agreement and approval of the Charter Amendment. Based on the foregoing, persons holding an aggregate of approximately 1.23% of the shares of CoreStates Common Stock outstanding on the CoreStates Record Date have indicated a present intention to vote for approval and adoption of the Merger Agreement and approval of the Charter Amendment.

  Meridian. The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of record of a majority of the shares of Meridian Common Stock present and voting at the Meridian Special Meeting.

  Holders of record of Meridian Common Stock as of the Meridian Record Date are each entitled to one vote per share on each matter to be considered at the Meridian Special Meeting.

  As of the Meridian Record Date, directors and executive officers of Meridian and their affiliates beneficially owned and were entitled to vote 4,970,703 shares of Meridian Common Stock, which represented approximately 8.55% of the shares of Meridian Common Stock outstanding on the Meridian Record Date. Each Meridian director and executive officer has indicated his or her present intention to vote the Meridian Common Stock so owned by him or her for approval and adoption of the Merger Agreement. As of the Meridian Record Date, various subsidiaries of Meridian, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 6,078,960 shares of Meridian Common Stock, representing approximately 10.46% of the shares of Meridian Common Stock outstanding on the Meridian Record Date. As of the Meridian Record Date, CoreStates' directors and executive officers beneficially owned 1,700 shares of Meridian Common Stock, which represented less than 0.01% of the shares of Meridian Common Stock outstanding on the Meridian Record Date, and various subsidiaries of CoreStates, as fiduciaries, custodians or agents, had sole or shared voting power with respect to 94,867 shares of Meridian Common Stock, representing approximately 0.16% of the shares of Meridian Common Stock outstanding on the Meridian Record Date. Each CoreStates director and executive officer has indicated his or her present intention to vote all of the shares of Meridian Common Stock so owned by him or her for approval and adoption of the Merger Agreement. Based on the foregoing, persons holding an aggregate of approximately 8.56% of the outstanding shares of Meridian Common Stock on the Meridian Record Date have indicated their present intention to vote for approval and adoption of the Merger Agreement.

  No compensation has been or will be paid to any shareholder, as such, who has indicated an intention to vote for approval and adoption of the Merger Agreement which has not been or will not be paid to all shareholders generally. As disclosed elsewhere herein, certain members of the Boards of Directors and management of CoreStates and Meridian may be deemed to have certain interests in the Merger in addition to their interests as shareholders. See "The Merger--Interests of Certain Persons in the Merger".

VOTING OF PROXIES

  Shares represented by all properly executed proxies received in time for the Special Meetings will be voted at such Special Meetings in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted in favor of the Merger Agreement and, in the case of proxies for CoreStates Common Stock, in favor of the amendment of the CoreStates Charter.

  CoreStates and Meridian each intend to count shares of CoreStates Common Stock or Meridian Common Stock, as the case may be, present in person at the Special Meetings but not voting, and shares of CoreStates

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

Common Stock or Meridian Common Stock, as the case may be, for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meetings for purposes of determining the presence or absence of a quorum for the transaction of business.

  For voting purposes at the Special Meetings, only shares affirmatively voted in favor of a proposal will be counted as favorable votes for such proposal. The abstention from voting with respect to any proposal by any shareholder who is present in person or by proxy at a Special Meeting will have the same effect as a vote against such proposal. In addition, under the applicable rules of the NYSE and the National Association of Securities Dealers, Inc. ("NASD"), brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval and adoption of the Merger Agreement or approval of the amendment of the CoreStates Charter in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes will also have the same effect as votes against such proposals.

  It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

  The persons named as proxies by a Meridian or CoreStates shareholder may propose and vote for one or more adjournments of the applicable Special Meeting to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy which is voted against the approval of the Merger Agreement will be voted in favor of any such adjournment.

REVOCABILITY OF PROXIES

  The grant of a proxy on the enclosed CoreStates or Meridian form does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of CoreStates (in the case of a CoreStates shareholder) or the Secretary of Meridian (in the case of a Meridian shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Special Meeting and voting in person at such Special Meeting. Attendance at the relevant Special Meeting will not, in and of itself, constitute revocation of a proxy.

RECORD DATES; STOCK ENTITLED TO VOTE; QUORUM

  CoreStates. Only holders of record of CoreStates Common Stock on the CoreStates Record Date will be entitled to notice of, and to vote at, the CoreStates Special Meeting. On the CoreStates Record Date, 138,058,361 shares of CoreStates Common Stock were issued and outstanding and held by approximately 40,236 holders of record.

  Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the CoreStates Record Date must be represented in person or by proxy at the CoreStates Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the amendment of the CoreStates Charter.

  Meridian. Only holders of record of Meridian Common Stock on the Meridian Record Date will be entitled to notice of, and to vote at, the Meridian Special Meeting. On the Meridian Record Date, 58,113,749 shares of Meridian Common Stock were issued and outstanding and held by approximately 25,845 holders of record.

  Shareholders entitled to cast at least 66 2/3% of the votes which all shareholders are entitled to cast on the Meridian Record Date must be represented in person or by proxy at the Meridian Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement.

SOLICITATION OF PROXIES

  Each of CoreStates and Meridian will bear the cost of the solicitation of proxies from its own shareholders, except that CoreStates and Meridian will share equally the cost of printing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and CoreStates and Meridian will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  Corporate Investor Communications, Inc. will assist in the solicitation of proxies by CoreStates for a fee of $9,000, plus reasonable out-of-pocket expenses. Georgeson & Co., Inc. will assist in the solicitation of proxies by Meridian for a fee of $7,500, plus reasonable out-of-pocket expenses.

  SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                 THE COMPANIES

CORESTATES FINANCIAL CORP

  General. CoreStates is a bank holding company organized under the laws of the Commonwealth of Pennsylvania and registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). CoreStates conducts domestic and international financial services businesses through various bank and non-bank subsidiaries. The principal bank subsidiaries of CoreStates are CoreStates Bank, N.A., a national banking association with its executive offices located in Philadelphia, Pennsylvania; New Jersey National Bank, a national bank association with its executive offices located in Ewing Township, New Jersey; and CoreStates Bank of Delaware, N.A., a national banking association with its executive offices located in New Castle County, Delaware.

  At September 30, 1995, on a consolidated basis, CoreStates had total assets of approximately $28.85 billion, total deposits of approximately $20.69 billion and shareholders' equity of approximately $2.32 billion. As of that date, CoreStates ranked as the 31st largest bank holding company in the United States in terms of total consolidated assets. As of September 30, 1995, CoreStates' banking subsidiaries operated from 352 full service offices located in eastern and central Pennsylvania and New Jersey and one office located in Delaware. CoreStates Bank also operates from four foreign branch offices and 22 foreign representative offices.

  Business. For analytical purposes, management has focused CoreStates into four core businesses.

  Wholesale Banking. Wholesale Banking services are provided through CoreStates' banking subsidiaries and Congress Financial Corporation, a majority owned subsidiary of CoreStates, by the following six groups: corporate and institutional banking; investment banking; cash management; international banking; corporate middle market; and specialized finance. Domestic financial services include providing commercial, industrial and real estate loans, financing receivables, inventory and equipment, managing risk through the use of derivatives and other financial products, and furnishing financial services for correspondent banks. Foreign and international financial services include making loans, financing banker's acceptances, and providing related financial services. Also provided are transaction processing services including cash management, lock box, funds transfer and collection and disbursement management on both a domestic and an international basis. Other Wholesale Banking services include investment advisory services (which relate to loan syndications, private placements, mergers and acquisitions, company valuations and other similar matters), underwriting services, and services designed to assist individual, corporate and institutional customers with the purchase and sale of marketable securities.

  Consumer Financial Services. Consumer Financial Services are provided by CoreStates' banking subsidiaries and include community banking, mortgage services and specialty products. Community banking services include a full range of deposit, loan and related financial products. The specialty products business provided by the Delaware banking subsidiary includes consumer and commercial credit cards, revolving credit facilities, education financing, merchant card services and card processing services.

  Trust & Investment Management. This principal line of business provides four types of products: institutional trust; personal trust; private banking; and investment management. These products, which are offered through the banking subsidiaries, include fiduciary administration and transaction processing services, and investment management services.

  Electronic Payment Services. This principal line of business includes the MAC automated teller machine network ("MAC"), and point of sale processing ("POS"). The MAC and POS business lines are conducted by Electronic Payment Services, Inc., a joint venture that combined the separate consumer electronic transaction processing businesses of CoreStates, Banc One Corporation, PNC Bank Corp. and KeyCorp into the nation's leading provider of automated teller machine and point-of-sale processing services to individuals, financial institutions and retail stores.

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

  The principal executive offices of CoreStates are located at Philadelphia National Bank Building, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107. CoreStates' telephone number is (215) 973-3827.

MERIDIAN BANCORP, INC.

  General. Meridian is a bank holding company organized under the laws of the Commonwealth of Pennsylvania and registered under the BHCA. Meridian conducts its regional financial services businesses through various bank and non-bank subsidiaries. The principal banking subsidiaries of Meridian are Meridian Bank, a Pennsylvania banking corporation headquartered in Reading, Pennsylvania; Delaware Trust Company, a Delaware banking corporation headquartered in Wilmington, Delaware; and Meridian Bank, New Jersey, a New Jersey banking corporation headquartered in Cherry Hill, New Jersey. At September 30, 1995, Meridian's banking subsidiaries operated 313 branches and 341 automated teller machines in eastern Pennsylvania, southern New Jersey, and Delaware.

  At September 30, 1995, on a consolidated basis, Meridian had total assets of approximately $14.58 billion, total deposits of approximately $11.10 billion and total shareholders' equity of approximately $1.27 billion (and, as of such date, after giving pro forma effect to the pending acquisition of UCB, Meridian would have had total assets of approximately $16.21 billion, total deposits of approximately $12.41 billion, and shareholders' equity of approximately $1.45 billion). As of that date, Meridian ranked as the fourth largest bank holding company headquartered in Pennsylvania in terms of deposits.

  Meridian has entered into an Agreement and Plan of Merger, dated as of May 23, 1995, with UCB pursuant to which UCB, a single bank holding company headquartered in Cranford, New Jersey with consolidated assets, deposits and shareholders' equity as of September 30, 1995, of approximately $1.63 billion, $1.30 billion and $199 million, respectively, will merge into Meridian. UCB's principal operating subsidiary is United Counties Trust Company, a full-service commercial bank serving central New Jersey. The merger of UCB into Meridian is expected to be consummated in the first quarter of 1996.

  Business. Meridian is a regional financial services company that serves its customers through two core franchises: banking services and financial services.

  Banking Services. Meridian's three banking subsidiaries provide a variety of banking services including consumer banking, regional commercial banking, home secured lending, and other consumer lending.

  Financial Services. Meridian Asset Management, Inc., Meridian Investment Company, Delaware Trust Capital Management, Inc. and McGlinn Capital Management, Inc. combine traditional bank trust services with money management products and services for individuals, corporations and institutions. Meridian had total trust assets of $31.7 billion at year-end 1994.

  Meridian Securities, Inc. provides full service securities brokerage services. Meridian Capital Markets is a division of Meridian Bank that engages in bank-eligible government and municipal securities dealing and underwriting activities.

  The principal executive offices of Meridian are located at 35 North Sixth Street, Reading, Pennsylvania 19601. Meridian's telephone number is (610) 655-2000.

                                  THE MERGER

GENERAL

  The Boards of Directors of CoreStates and Meridian have approved the Merger Agreement, which provides for the Merger at the Effective Time, with CoreStates as the Continuing Corporation. This section of the Proxy Statement/Prospectus describes the material aspects of the proposed Merger, including the principal terms of the Merger Agreement and the Stock Option Agreements. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex I and is incorporated herein by reference. The description set forth below of the terms of the Merger Agreement is qualified in its entirety by reference thereto. All shareholders of CoreStates and Meridian are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

  As the pace of change within the banking industry has accelerated over the past decade, and as competition from domestic and foreign banks and from non-bank financial service providers has increased, each of CoreStates and Meridian has carefully reviewed its strategic alternatives and long-term goals and has taken steps to maintain and enhance its competitive position and meet the rising demand for investments in technology. As part of this process, each of CoreStates and Meridian has confirmed its commitment to the Mid-Atlantic region in which it operates by building on existing strengths and expanding into neighboring markets, both through internal growth as well as through identifying appropriate acquisition opportunities.

  CoreStates' Board of Directors has for some time recognized the foregoing industry trends and anticipates that industry consolidation and intensifying competition from within and outside the banking industry will continue. CoreStates therefore evaluates merger and acquisition opportunities where potential for shareholder value enhancement, strategic growth and franchise development exist. It was in this context that, in 1994, CoreStates acquired Constellation Bancorp, a New Jersey bank holding company, Independence Bancorp, Inc., a Pennsylvania bank holding company, and Germantown Savings Bank, a Pennsylvania chartered stock savings bank.

  Similarly, Meridian's Board of Directors has, over a number of years, periodically reviewed strategic alternatives including (i) remaining independent and continuing its strategy of internal growth and expansion through acquisitions, (ii) engaging in a merger-of-equals type transaction,
(iii) a strategic combination with a larger banking organization, or (iv) a possible sale of Meridian. In prior years, Meridian's Board determined that Meridian should continue its strategy of independence and to seek growth internally and through in-market acquisitions. It was in this context that Meridian entered into an agreement to acquire UCB in 1995 and acquired Commonwealth Bancshares Corporation in 1993.

  Mr. Larsen and Mr. McCullough, the chief executive officers of CoreStates and Meridian, respectively, have known each other for many years as a result of the geographic proximity of CoreStates and Meridian and their service with various community and bank industry groups. On occasion, they have previously discussed, on an informal basis, the strategic direction of their respective institutions, as well as the implications of consolidation within the banking industry and increased competition for assets, deposits and services for their respective institutions and for the region which such institutions serve. Prompted, in part, by the unprecedented industry consolidation which occurred in the first seven months of 1995, Messrs. Larsen and McCullough decided, in early July of 1995, to meet to discuss the implications of continuing consolidation within the banking industry for their respective companies. At the request of Mr. Larsen, however, their July meeting was postponed because of other time commitments and was not immediately rescheduled.

  At the Meridian Board meeting on July 25, 1995, Mr. McCullough delivered a special report on major merger transactions announced in the preceding months. Because of their regional impact, Mr. McCullough focused on the First Union Corporation/First Fidelity Bancorporation transaction, the PNC Bank Corp./Midlantic Corporation transaction and the discontinued discussions between CoreStates and Bank of Boston. Mr.

McCullough stated that as a result of the changing landscape in the Mid-Atlantic region, he believed the Board should review, in a comprehensive and deliberate fashion, all of Meridian's strategic options at its annual September Board planning session, unless events in the marketplace dictated that the review should occur sooner.

  In early August 1995, Mr. Larsen and Mr. McCullough held the meeting which they had initially scheduled for July, and preliminarily discussed the implications of ongoing consolidation in the Mid-Atlantic market on each of their companies, and, at least conceptually, whether a combination of the two companies was feasible from a financial, business and cultural point of view. In addition, members of Meridian's and CoreStates' financial staffs met with Mr. Larsen and Mr. McCullough to discuss feasibility on three other occasions during August. No discussion of price occurred during these meetings, and given the preliminary nature of these meetings and their focus on general strategic and major operational issues, neither Meridian's nor CoreStates' management reached any final conclusions as to the feasibility of a possible combination as a result of these meetings.

  During August, Meridian's Board engaged three financial advisors (two of whom were suggested by Board members) to assist the Board in studying its strategic alternatives at the Board's planning session scheduled for late September 1995. Two of these firms (Goldman Sachs and Lehman Brothers) have historically provided investment banking services to Meridian. The third firm (Morgan Stanley) was retained to provide another perspective on Meridian's strategic alternatives from an entity that had not previously provided Meridian with substantive investment banking services. For information concerning the fees to be paid to such financial advisors, see "Opinions of Financial Advisors--Opinions of Meridian's Financial Advisors".

  On September 25, 1995, Mr. McCullough began the two-day Board planning session by putting forth his preliminary recommendation. Mr. McCullough's recommendation consisted of two components. The first component consisted of a recommendation that Meridian pursue implementation of management's three-year strategic plan. The second component consisted of a recommendation by Mr. McCullough that Meridian concurrently explore the possibility of a combination with CoreStates because, in his view, affiliation with CoreStates represented a unique opportunity to hasten realization of the goals set forth in management's strategic plan.

  After Mr. McCullough's introductory remarks, he and his staff presented management's three-year stand-alone strategic plan. The plan was premised on management's belief that in the past few years Meridian had divested unprofitable business lines, re-engineered internal processes, and successfully embarked on a cost containment program, all of which positioned Meridian to achieve superior future earnings performance. The principal components of the plan included (i) continued cost containment, including selective outsourcing, (ii) revenue enhancements in core businesses through effective use of sophisticated product profitability and market segment data, and (iii) selective expansion of the franchise which could include business diversification opportunities. Mr. McCullough stated that he believed that the plan could be achieved and, as a result, Meridian would be in a position to compete aggressively in a changing market environment.

  Mr. McCullough stated that he had included the second component in his recommendation for a number of reasons. Based on his August meetings with Mr. Larsen and subsequent financial analyses performed by Meridian staff, he believed that:

  . An in-market affiliation with CoreStates might accelerate achievement of the goals contained in management's plan, while simultaneously resulting in a substantial premium for Meridian's shareholders;

  . Based on a financial analysis of the capacity of likely merger partners to pay (but not based on the solicitation of third-party offers), CoreStates probably had the ability and greatest incentive to pay the highest price for Meridian;

  . A combination of CoreStates with various third parties could have an adverse effect on Meridian and its ability to achieve Meridian's strategic plan;

  . Meridian could probably negotiate significant non-financial terms, such as continued input in the decisions of the resulting company affecting the employees and customers of Meridian and the communities served by Meridian.

  In short, Mr. McCullough suggested that Meridian may possess the ability to achieve the goals of management's plan in a transaction with a substantial premium with a company having substantial earnings potential and still achieve many non-financial objectives more typical of a merger of equals.

  Presentations by Meridian's financial advisors on Meridian's strategic alternatives on the following day essentially confirmed Mr. McCullough's view that CoreStates was among those possible acquirors with the interest and capacity to pay the highest price. At the conclusion of this meeting, Mr. McCullough recommended to the Board that it continue its strategic alternative study and authorize him to hold exploratory discussions with CoreStates. The purpose of the discussions would be to report to the Board at its next regular meeting on October 24, 1995 whether a transaction with a substantial premium and certain desired non-financial terms was attainable. The Board then would resume its study of strategic alternatives and make an informed decision between implementation of the management plan, affiliation with CoreStates or pursuing one or more other alternatives. The Board authorized Mr. McCullough to proceed in the manner he outlined. Because the Board viewed affiliation with CoreStates as a unique opportunity to accelerate achievement of the Board's strategic goals for the institution, as well as for the other reasons described above, the Board did not authorize the solicitation of a transaction with any other party at that time, and Meridian did not do so.

  Subsequent exploratory discussions between Mr. McCullough and Mr. Larsen and their senior staffs occurred on October 3, 1995, followed by meetings on October 4, 5, and 6, 1995. These meetings focused principally on reconciling materially different views regarding what CoreStates would be able to pay for Meridian and what cost savings and revenue enhancement assumptions might be considered reasonable, as well as on non-financial terms, including principally the sharing of job loss, severance, and continuing Meridian board and management input into the decision-making process of the combined company. On October 6, 1995, legal counsel for the two parties had a preliminary conversation designed to identify, among other things, any major substantive issues which the respective principals should address.

  After concluding that the potential for cost savings and revenue enhancements would permit CoreStates to pay a price and provide non-financial terms which Corestates' and Meridian's managements believed they could recommend to their respective Boards, and because of concerns relating to confidentiality, Messrs. Larsen and McCullough each called meetings of their respective Boards for Sunday, October 8, 1995, in order to apprise such Boards of the progress of the discussions.

  At the October 8, 1995 Meridian Board meeting, Mr. McCullough advised the Meridian Board of the results of the discussions with CoreStates, stating that he believed a combination with CoreStates that in essence implemented Meridian's strategic plan was indeed feasible. Mr. McCullough and Mr. Sparks presented the financial terms of a possible transaction with CoreStates, including price and structure, a financial profile of the company which would result from the possible combination, a contribution analysis and a comparison of the financial terms of a possible transaction with CoreStates to recently completed large transactions. Mr. McCullough and Mr. Sparks also discussed the fact that Meridian's Board and senior management would have significant continuing representation in the resulting company and would be in a position to have input into decisions affecting Meridian's employees and customers and the communities served by Meridian. Meridian staff also presented data regarding the economic effect of a possible transaction with CoreStates on Meridian employees and the communities served by Meridian, and legal counsel made a presentation concerning various regulatory and antitrust matters relating to the transaction. At the conclusion of these presentations and after extensive discussions and brief confirmatory remarks by each of Meridian's financial advisors, Mr. McCullough recommended that the Board authorize management to negotiate the terms of a definitive agreement with CoreStates. Mr. McCullough advised the Board that if it authorized negotiation, it would be important to move forward quickly to preserve confidentiality. Accordingly, he recommended that the October 8 meeting be recessed and adjourned for a day or two to permit negotiation. The Board authorized management to pursue a transaction with CoreStates on the terms discussed at the meeting.

  At the October 8, 1995 CoreStates Board meeting, Mr. Larsen advised the CoreStates Board of the results of his discussions with Meridian, stating his belief that a combination with Meridian would further CoreStates' near- and long-term strategic objectives. J.P. Morgan reviewed for the Board the financial terms of a possible transaction with Meridian, including price and structure, a profile of the company that would result from such a combination, and a comparison of the financial terms of a possible transaction with Meridian to selected recently completed transactions within the banking industry. Mr. Larsen then reviewed certain non-financial issues, including Meridian's strongly expressed desire that following the Merger the combined company continue to have an active involvement in Reading and the other communities served by Meridian, and details concerning senior management and Board representation, after which there were extensive discussions. At the conclusion of these discussions, the Board of Directors authorized management to negotiate a transaction on substantially the terms discussed at the meeting.

  Beginning on the evening of October 8, 1995, and continuing throughout October 9, 1995, the parties negotiated the terms of a definitive agreement and completed their respective due diligence review.

  On the evening of October 9, 1995, the Meridian Board of Directors and the CoreStates Board of Directors each reconvened to determine whether to approve the transaction. At the Meridian Board meeting, each of Meridian's financial advisors discussed the financial terms of the proposed transaction, and at the CoreStates Board Meeting, J.P. Morgan delivered a presentation concerning the financial terms of the proposed transaction. See "Opinions of Financial Advisors" below. A presentation was also made to each Board by its respective legal counsel regarding the terms of the proposed Merger Agreement, highlighting open issues. Each Board also discussed in detail the potential financial and strategic benefits of the proposed transaction, the results of each company's due diligence review of the other party, the fairness of the transaction to its respective shareholders, the anticipated tax and accounting treatment of the proposed transaction and the terms of the Stock Option Agreements. After being apprised of the results of continuing negotiations to finalize the documentation and consideration of related information, each Board, by unanimous vote of all directors present, approved the Agreement and the Stock Option Agreements and the transactions contemplated thereby, and directed that the plan of merger be submitted to its respective shareholders.

  The Exchange Ratio was the result of arms-length bargaining by representatives of CoreStates and Meridian.

  The Merger Agreement and the Stock Option Agreements were entered into on October 10, 1995.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  The Boards of Directors of CoreStates and Meridian believe that the Merger represents a unique opportunity to create one of the premier financial services organizations in the Mid-Atlantic region, with leading geographic market positions in a core region covering the prime economic centers of eastern Pennsylvania, northern Delaware and central and southern New Jersey and with specialized strengths in serving key regional, national and global customer segments. Following the Merger, the combined company will also have a substantially larger capital base providing enhanced flexibility for future operations and a significantly expanded retail customer base with higher customer penetration in the three-state region in which the two companies operate.

  In addition, the Boards of Directors of both CoreStates and Meridian concluded that because of the high degree of geographic and operational overlap between the two companies and the similarity of their strategic focus, the Merger presented significant opportunities for synergies and expense savings. Although no assurances can be given that any specific level of expense savings will be achieved or as to the timing thereof, the managements of CoreStates and Meridian have identified potential annual pretax expense savings of $186 million (or approximately 12% of the projected combined 1996 operating expense base) expected to be achieved by the end of 1997 by consolidating certain operations, facilities and business lines and eliminating redundant costs.

These anticipated expense savings are in addition to the projected savings from CoreStates' previously-announced "BEST" program and Meridian's previously-announced "59.9" program, which are anticipated to result in annual expense reductions of $145 million and $55 million, respectively, in 1996. There can, however, be no assurance that the Continuing Corporation will be able to achieve these anticipated expense savings within the time periods contemplated or otherwise. See "Management and Operations After the Merger-- Consolidation of Operations; Anticipated Cost Savings" and "Pro Forma Combined Financial Information".

  Although neither CoreStates' nor Meridian's managements quantified any particular level of revenue enhancements, both Boards considered the opportunity for the Continuing Corporation to achieve revenue enhancements by offering (i) CoreStates's array of international, asset-based lending and factoring and processing products to Meridian's customers and (ii) Meridian's array of consumer, asset management and capital markets products to CoreStates' customers.

  In determining to approve the Merger Agreement, the Boards of Directors of each of CoreStates and Meridian also considered, among others, the following factors:

    (i) The Financial and Other Terms of the Merger Agreement. The Boards of Directors of each of Corestates and Meridian considered the terms of the Merger Agreement and the transactions contemplated thereby, including the execution and delivery of reciprocal Stock Option Agreements. Each Board took into account the historical trading ranges for CoreStates Common Stock and Meridian Common Stock and the Exchange Ratio. The Meridian Board noted, in particular, that the Exchange Ratio reflected a 21% premium to the market price for the shareholders of Meridian Common Stock based on the closing prices of Meridian Common Stock and CoreStates Common Stock, respectively, on the last trading day prior to such board meeting and a 49% premium for Meridian shareholders based on the closing price of Meridian Common Stock on June 16, 1995, the day before the announcement of First Union Corporation/First Fidelity Bancorporation transaction (the first of the major 1995 Mid-Atlantic industry consolidations). Both Boards also took into account the premium to book value and the multiple of earnings implied by the Exchange Ratio, the potential impact of the Merger on the price of CoreStates Common Stock over the short- and medium-term and the resulting relative interests of Meridian and CoreStates shareholders in the equity of the combined company. The Meridian Board considered the increase in dividends to Meridian's shareholders and the potential for increased earnings and book value per share for shareholders of Meridian. The CoreStates Board considered that the Merger was expected to be accretive to CoreStates' earnings per share by 1997. Both Boards were advised, and considered, that under the Merger Agreement, Meridian would have the right to terminate the Merger Agreement in the event of a specified significant decline in the price of CoreStates Common Stock prior to the completion of the Merger, but that CoreStates would then have the right to elect to increase the Exchange Ratio as specified in the Merger Agreement. With respect to the Meridian Stock Option Agreement and the CoreStates Stock Option Agreement, the Meridian Board considered the fact that CoreStates was unwilling to enter into a transaction with Meridian absent the Meridian Stock Option Agreement, as well as the fact that each party was granting the other such an option in order to increase the likelihood that the transaction would be completed. Both Boards also took into account that the existence of such options and certain other provisions in the Merger Agreement might discourage third parties from seeking to acquire Meridian or CoreStates, respectively, prior to the Merger, and might also preclude any third party from being able to effect a merger with Meridian or (prior to the Merger) CoreStates which would qualify for pooling of interests accounting treatment. After considering the foregoing factors, both Boards determined that entering into the Stock Option Agreements was in the best interests of their respective companies. Under the PBCL, a board of directors, in exercising its fiduciary duties, is not required to act solely because of the effect such action may have on a potential acquisition. See"--Termination; Possible Exchange Ratio Increase" and "-- Stock Option Agreements".

    (ii) Advice of Financial Advisors and Fairness Opinion. Each Board considered advice received from its financial advisors at their respective Board meetings, including, in the case of Meridian, at its September strategic planning meeting, and reviewed the detailed financial analyses, pro forma results and other information presented by such advisors including (a) in the case of the Meridian Board, the respective opinions of each of its financial advisors, expressed orally, that the Exchange Ratio was fair (in the case of the Goldman Sachs opinion) and was fair from a financial point of view (in the case of each of the Lehman Brothers and Morgan Stanley opinions) to its shareholders from a financial point of view, and (b) in the case of the CoreStates Board, the opinion of J.P. Morgan, expressed orally, that the Exchange Ratio was fair to the shareholders of CoreStates from a financial point of view. For a discussion of the opinions of the several financial advisors, including a summary of the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made with respect thereto by each such advisor, see "--Opinions of Financial Advisors" below.

    (iii) Certain Financial and Other Information. Each Board analyzed information with respect to, among other things, the historical financial results of the other party and the projected financial results provided by the other party's management and reviewed information with respect to the other party's business, operations, financial condition and future prospects. Each Board also considered, in particular, the other party's approach to risk management and its capital position, asset quality, management strength and strategic direction, as well as relative strengths and weaknesses of the other party's businesses.

    (iv) Due Diligence Review. Each Board considered the results of the due diligence review conducted by its management and advisors, including, among other things, a review of the other party's credit policies, asset quality, the adequacy of its loan loss reserves and its interest rate risk profile. In the course of its due diligence review, Meridian also made assessments of CoreStates' international operations, processing business and asset-based lending business, because these were areas in which Meridian did not have substantially comparable operations.

    (v) The Tax and Accounting Treatment of the Transaction. Each Board considered that the Merger is expected to be tax-free (other than with respect to cash paid in lieu of fractional shares) to shareholders for federal income tax purposes and to be accounted for under the pooling of interests method of accounting for business combinations. See "--Certain Federal Income Tax Consequences" and "--Anticipated Accounting Treatment".

    (vi) Regulatory Approvals. Each Board considered the nature of, and likelihood of obtaining, the regulatory approvals that would be required with respect to the Merger. See "--Regulatory Approvals".

    (vii) Operating Environment. Each Board took into account the current and prospective economic and competitive environment facing the financial services industry generally and each of Meridian and CoreStates in particular, and considered the increasing importance of size and market share as key indicia of shareholder value and the ability of larger institutions to invest in technology and leverage fixed costs over larger markets. Each Board also considered the changing legal environment for banking and financial services.

  The CoreStates Board also considered the impact of the proposed Merger on CoreStates' depositors, employees, customers and the communities it serves.

  The Meridian Board also considered the following factors of relevance to Meridian and its shareholders:

    (i) Continuity of Management. The Meridian Board considered the facts that (i) Mr. McCullough would be elected or appointed President and Chief Operating Officer of CoreStates, with duties, operational authority and reporting lines consistent with such title, (ii) Mr. Sparks would be elected or appointed Chief Financial Officer of CoreStates, with duties, operational authority and reporting lines consistent with such title, (iii) each of Mr. McCullough and Mr. Sparks would be members of a newly created seven person Office of the Chairman of CoreStates, (iv) Mr. McCullough and four other members of the Meridian Board would be elected or appointed members of the CoreStates Board, and (v) Mr. McCullough and one of such other Meridian Board members would become members of the Executive Committee of the CoreStates Board following completion of the Merger. The Meridian Board believed that these continuing roles would enable Meridian's Board and management to have input in decisions concerning the future course of the combined company, job loss and the impact of future decisions on Meridian's employees and customers and the communities served by Meridian.

    (ii) Impact on Meridian Constituencies. The Meridian Board considered (a) the possible negative impact the Merger would have on the various constituencies served by Meridian, including potential job loss and the economic effect of the Merger on the communities served by Meridian, and
  (b) the provisions of the Merger Agreement designed to mitigate these effects, including provisions of the Merger Agreement concerning severance arrangements for affected employees and the present intention of CoreStates
  (i) to maintain a substantial and prominent presence in the Reading market,
  (ii) to continue to use and occupy Meridian's Spring Ridge operations center and (iii) upon completion thereof, to use and occupy the Meridian headquarters building under construction in Reading, Pennsylvania, subject in each case to such changes in business plans as the Board of Directors of the Continuing Corporation may determine to be in the best interests of the Continuing Corporation and its shareholders, employees, customers and the communities it serves. The Meridian Board took into account that the combined entity would be able to offer a more extensive range of products and banking services to Meridian's customers and the fact that the combined company would be, in the Board's judgment, one of the nation's premier financial institutions and would be headquartered in the region served by both entities.

    (iii) Alternatives to the Merger Agreement. The Meridian Board considered the effect on Meridian's depositors, employees, customers and the communities it serves of Meridian continuing as a stand-alone entity or combining with other potential merger partners, compared to the effect of its combining with CoreStates pursuant to the proposed Merger Agreement, and determined that the Merger with CoreStates presented the best opportunity for achieving Meridian's long-term strategic objectives. The Meridian Board also took into account the possible effect that a transaction between CoreStates and various other parties might have on Meridian and its ability to compete as an independent entity.

  The foregoing discussion of the information and factors considered by each Board of Directors is not intended to be exhaustive but includes all material factors considered by each such Board. In reaching its determination to approve the Merger Agreement, neither Board assigned any relative or specific weights to the various factors considered by it nor did either Board specifically characterize any factor as positive or negative (except as described above), and individual directors may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others. After considering the Merger Agreement and the transactions contemplated thereby, and after considering, among other things, the matters discussed above, the Board of Directors of each of CoreStates and Meridian, by the unanimous vote of all directors present, approved the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby as being in the best interests of its respective shareholders.

  FOR THE REASONS DESCRIBED ABOVE, THE BOARDS OF DIRECTORS OF EACH OF CORESTATES AND MERIDIAN, BY THE UNANIMOUS VOTE OF ALL DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDED THAT ITS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  Messrs. Lottman, Miller and Sorgenti were absent from the meeting of the Board of Directors of CoreStates at which such vote was taken, although each was present at the CoreStates Board meeting of October 8, 1995, and each has subsequently indicated his approval of the Merger Agreement. Meridian director Ms. Anita Summers participated in the October 9, 1995 Meridian Board meeting, but was absent when the actual vote on the Merger Agreement was cast. Ms. Summers has subsequently indicated her approval of the Merger Agreement.

OPINIONS OF FINANCIAL ADVISORS

 Opinion of CoreStates' Financial Advisor

  Pursuant to an engagement letter dated August 1, 1995, CoreStates retained J.P. Morgan as its financial advisor in connection with the Merger.

  At the meeting of the Board of Directors of CoreStates on October 9, 1995, J.P. Morgan rendered its oral opinion to the Board of Directors of CoreStates that, as of such date, the Exchange Ratio was fair from a financial point of view to holders of CoreStates Common Stock. J.P. Morgan has confirmed its October 9, 1995 oral opinion by delivering its written opinion to the Board of Directors, dated the date of this Proxy Statement/Prospectus, that, as of such date, the Exchange Ratio was fair from a financial point of view to holders of CoreStates Common Stock. No limitations were imposed by the CoreStates Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

  THE FULL TEXT OF THE WRITTEN OPINION OF J.P. MORGAN DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX IV TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. CORESTATES SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. J.P. MORGAN'S WRITTEN OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF CORESTATES, IS DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CORESTATES SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CORESTATES SPECIAL MEETING. THE SUMMARY OF THE OPINION OF J.P. MORGAN SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In arriving at its opinions, J.P. Morgan reviewed, among other things, in the case of its October 9, 1995 opinion, a draft of the Merger Agreement, and in the case of its opinion dated the date of this Proxy Statement/Prospectus, the Merger Agreement and this Proxy Statement/Prospectus; the audited financial statements of CoreStates and Meridian for the fiscal year ended December 31, 1994; in the case of its October 9 opinion, the unaudited financial statements of CoreStates and Meridian for the period ended June 30, 1995 and, in the case of its opinion dated the date of this Proxy Statement/Prospectus, the unaudited financial statements of CoreStates and Meridian for the period ended September 30, 1995; certain publicly available information concerning the business of Meridian and of certain other companies engaged in businesses comparable to Meridian, and the reported market prices for Meridian's securities and for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to Meridian and the consideration paid for such companies; the terms of other relevant business combinations; and certain internal financial analyses and forecasts for CoreStates and Meridian prepared by their respective managements. J.P. Morgan also held discussions with members of the management of CoreStates and Meridian with respect to certain aspects of the Merger, and the past and current business operations, financial condition and future prospects and operations of CoreStates and Meridian, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

  J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by CoreStates or Meridian or otherwise reviewed by CoreStates or Meridian, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of CoreStates and Meridian as to the expected future results of operations and financial condition of CoreStates and Meridian to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of CoreStates, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. J.P. Morgan has assumed that loss allowances for each of CoreStates' and Meridian's loan portfolios are, in the aggregate, adequate to cover all losses with respect to such portfolios.

  The projections furnished to J.P. Morgan for each of CoreStates and Meridian were prepared by the respective managements of each company. Neither CoreStates nor Meridian publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

  Each of CoreStates and Meridian believes (i) that the historical financial information provided by it to J.P. Morgan in connection with J.P. Morgan's analysis was accurate and complete in all material respects, (ii) that the projections provided by it to J.P. Morgan in connection with J.P. Morgan's analysis were reasonably prepared and reflected the best currently available estimates and judgments of the management of CoreStates and Meridian, respectively, and (iii) that J.P. Morgan's reliance on such financial information and projections was reasonable. However, as discussed above, such projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, and accordingly actual results could vary significantly from those set forth in such projections. In addition, although CoreStates' Board of Directors carefully considered and discussed the presentations made to it by J.P. Morgan (see "--Reasons for the Merger; Recommendations of the Boards of Directors"), the CoreStates Board relied upon the professional competence of J.P. Morgan in preparing such analyses and fairness opinions, and accordingly did not undertake to independently review the specific methodologies or confirm the specific assumptions utilized by J.P. Morgan in reaching its determination as to the fairness of the Exchange Ratio.

  J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the written opinion dated the date hereof, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion.

  J.P. Morgan expressed no opinion as to the price at which CoreStates Common Stock will trade at any future time or as to the effect of the Merger on the trading price of CoreStates Common Stock. Such trading price may be affected by a number of factors, including but not limited to (i) the total or partial disposition of CoreStates Common Stock by shareholders of CoreStates within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets,
(iv) adverse changes in the financial condition, business, assets, results of operations or prospects of CoreStates or of Meridian, and (v) any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities.

  In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.

  Pro Forma Merger Analysis. J.P. Morgan analyzed certain pro forma effects resulting from the Merger based on (i) projected 1996 and 1997 earnings for CoreStates and Meridian based on projections prepared by the respective managements of each of CoreStates and Meridian as well as projected earnings estimates of equity analysts as compiled by First Call (a brokers' earnings estimate and news survey which is updated daily) and (ii) expense savings of 35% of Meridian's expenses (after giving pro forma effect to Meridian's acquisition of UCB) estimated by management of CoreStates to be attainable in the Merger. This analysis indicated that the transaction would be accretive to the shareholders of CoreStates from an earnings per share perspective in 1997.

  Contribution Analysis. J.P. Morgan compared the relative contribution to the Continuing Corporation attributable to each of CoreStates and Meridian as of June 30, 1995. This analysis showed, among other things, that CoreStates and Meridian would contribute to the Continuing Corporation approximately 64% and 36%, respectively, of total assets, 67% and 33%, respectively, of total loans, 62% and 38%, respectively, of total deposits, and 61% and 39% respectively, of total equity.

  In addition, J.P. Morgan computed the relative contribution of each of CoreStates and Meridian in terms of income statement items, including net interest income, non-interest income, non-interest expense and net income based on annualized June 30, 1995 results. This analysis showed that CoreStates and Meridian would contribute 69% and 31%, respectively, of net income for 1995. J.P. Morgan also noted that on a pro forma basis, the current shareholders of CoreStates and the former shareholders of Meridian would own 63% and 37%, respectively, of the Continuing Corporation (using the Exchange Ratio).

  Selected Company Analysis. J.P. Morgan reviewed and compared actual and estimated selected financial and stock market information for Meridian with corresponding information for 26 publicly traded banking organizations with assets between $10 billion and $25 billion (collectively, the "Selected Peer Group Banks"), based on publicly available information and the median of institutional brokers' estimates from the Institutional Brokers Estimates System ("IBES") for the Selected Peer Group Banks, and a selected group of First Call earnings estimates for Meridian. The selected group of First Call estimates for Meridian were utilized because, in the view of management of CoreStates and Meridian, such estimates reflected the impact of Meridian's announcement in June 1995 of a re-engineering program aimed at cost reduction. Such analysis indicated, among other things, that, based on market prices as of October 6, 1995 and financial data as of June 30, 1995 (subject, in the case of Meridian data, to certain adjustments to give pro forma effect to Meridian's pending acquisition of UCB), (i) the median estimated 1995 price-earnings multiple was 11.8x for the Selected Peer Group Banks as compared to a corresponding multiple of 12.2x for Meridian, (ii) the median estimated 1996 price-earnings multiple was 10.8x for the Selected Peer Group Banks as compared to a corresponding multiple of 10.2x for Meridian, (iii) the median ratio of price as a multiple of book value per share at June 30, 1995 was 1.8x for the Selected Peer Group Banks as compared to a corresponding ratio of 1.8x for Meridian, (iv) the median ratio of price as a multiple of tangible book value per share was 2.0x for the Selected Peer Group Banks as compared to a corresponding ratio of 2.0x for Meridian, (v) the median ratio of nonperforming assets as a percentage of total assets was 0.54% for the Selected Peer Group Banks as compared to 0.76% for Meridian, (vi) the median ratio of loan loss reserves as a percentage of nonperforming loans was 310% for the Selected Peer Group Banks, as compared to 171% for Meridian, (vii) the median return on equity was 15.41% for the Selected Peer Group Banks, as compared to a core return on equity of 15.21% for Meridian, (viii) the median return on assets was 1.19% for the Selected Peer Group Banks, as compared to a core return on assets of 1.30% for Meridian, and (ix) the median ratio of tangible equity as a percentage of tangible assets was 7.17% for the Selected Peer Group Banks, as compared to 7.94% for Meridian. This selected company analysis implied a trading value range for Meridian Common Stock of $37.52 to $41.26 per share based on multiples of estimated 1995 and 1996 earnings per share.

  Discounted Dividend Stream Analysis. Using a discounted dividend stream analysis, J.P. Morgan estimated the present value of the future streams of after tax cash flows that Meridian could produce through earnings and distribute to shareholders upon consummation of the Merger. In this analysis, J.P. Morgan assumed that Meridian could pay out up to 100% of its adjusted net income subject to the assumed constraint that Meridian's common equity-asset ratio be maintained at a level of not less than 7.0%. J.P. Morgan added to this stream of after-tax cash flows assumed expense savings equal to 35% of Meridian's expenses, which were projected to be achieved by CoreStates' management in connection with the Merger. J.P. Morgan estimated the terminal values for the Meridian Common Stock using a multiple of 8.0x, 9.0x and 10.0x on estimated earnings for the year ending December 31, 2000 and using a multiple of 1.75x, 2.00x and 2.25x on estimated book value for the year ending December 31, 2000. The projected dividend streams and terminal values were then discounted to present values using discount rates of 9.65%, 10.15% and 10.65%. This discounted dividend stream analysis implied a reference range of values for Meridian Common Stock of $44.10 to $62.20 per share.

  Selected Transaction Analysis. J.P. Morgan analyzed certain information compiled by SNL Securities, L.P. (a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry) relating to (i) nine bank acquisitions (excluding mergers of equals) announced since January 1, 1995 in which the aggregate consideration was greater than $1 billion (the "Major U.S. Bank Acquisitions"), (ii) 26 bank acquisitions (excluding mergers of equals) announced since January 1, 1995 in which the aggregate consideration was greater than $50 million (the "U.S. Bank Acquisitions") and (iii) the following bank acquisitions in the middle Atlantic region, in which the aggregate consideration was greater than

$1 billion (the "Peer Group Acquisitions"): First Union Corporation/First Fidelity Bancorporation; PNC Bank Corp./Midlantic Corporation; National City Corporation/Integra Financial Corporation; and UJB Financial Corp./The Summit Bancorporation. The nine bank acquisitions comprising the Major U.S. Bank Acquisitions were: UJB Financial Corp./The Summit Bancorporation; NationsBank Corporation/Bank South Corporation; National City Corporation/Integra Financial Corporation; Boatmen's Bancshares, Inc./Fourth Financial Corporation; PNC Bank Corp./Midlantic Corporation; First Union Corporation/First Fidelity Bancorporation; U.S. Bancorp/West One Bancorp; Fleet Financial Group, Inc./Shawmut National Corporation; and National Australia Bank/Michigan National Corporation. The 26 bank acquisitions comprising the U.S. Bank Acquisitions included the nine Major U.S. Bank Acquisitions in addition to the following: Whitney Holding Corporation/First Citizens BancStock, Inc.; First Bank System, Inc./FirsTier Financial, Inc.; First Citizens BancShares, Inc./Allied Bank Capital, Inc.; Mercantile Bancorporation, Inc./Hawkeye Bancorporation; First American Corporation/First City Bancorp, Inc.; NationsBank Corporation/Intercontinental Bank; Union Planters Corporation/Capital Bancorporation, Inc.; BancorpSouth, Inc./West-Tenn Bancorp, Inc.; The Summit Bancorporation/Garden State BancShares, Inc.; Meridian Bancorp, Inc./United Counties Bancorporation; Norwest Corporation/State National Bank; First Commerce Corporation/Central Corporation Louisiana; Comerica Incorporated/Metrobank; The Bank of New York Company, Inc./Putnam Trust Company; First Tennessee National Corporation/Financial Investment Corporation; National City Corporation/United Bancorp of Kentucky; and Staten Island Savings Bank/Gateway Bancorp, Inc. Such analysis indicated that (a) the median value of the premiums to market value paid in the Major U.S. Bank Acquisitions and the U.S. Bank Acquisitions were 24% and 23%, respectively, and the premiums to market value paid in the Peer Group Acquisitions ranged from 22% to 33%, as compared to a premium to market value paid of 21% in the Merger; (b) the median values of the consideration paid as a multiple of book value in the Major U.S. Bank Acquisitions and the U.S. Bank Acquisitions were each 1.9x, and the consideration paid as a multiple of book value in the Peer Group Acquisitions ranged from 1.9x to 2.4x, as compared to a multiple of book value of 2.1x in the Merger; (c) the median value of the consideration paid as a multiple of estimated 1995 and 1996 earnings per share in the Major U.S. Bank Acquisitions was 14.6x and 13.5x, respectively (the equivalent ratios for the U.S. Bank Acquisitions were not fully available because many target banks did not have published earnings estimates), and the consideration paid as a multiple of estimated 1995 and 1996 earnings per share in the Peer Group Acquisitions ranged from 11.7x to 16.5x and 10.8x to 14.9x, respectively, as compared to a multiple of estimated 1995 and 1996 earnings per share of 14.8x and 12.3x in the Merger. This selected transaction analysis implied a value range for Meridian Common Stock of $42.88 to $51.57 per share based on the Major U.S. Bank Acquisitions.

  In connection with its opinion dated the date of this Proxy Statement/Prospectus, J.P. Morgan reviewed the analyses used to render its October 9, 1995 opinion to the CoreStates Board of Directors by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

  The description of J.P. Morgan's analyses set forth above summarizes the material aspects of the analyses performed but does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Each methodology utilized by J.P. Morgan which resulted in J.P. Morgan determining an implied range of values for Meridian supported J.P. Morgan's opinion that the Exchange Ratio is fair from a financial point of view to the holders of shares of CoreStates Common Stock. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

  J.P. Morgan has filed a written consent with the Commission relating to the inclusion of its fairness opinion and the references to such opinion and to J.P. Morgan in the Registration Statement in which this Proxy Statement/Prospectus is included. In giving such consent, J.P. Morgan did not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder nor did J.P. Morgan admit that it is an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

  As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuations of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. The CoreStates Board of Directors selected J.P. Morgan to act as CoreStates' financial advisor with respect to the Merger based on J.P. Morgan's substantial experience in mergers and acquisitions and its familiarity with CoreStates.

  For services rendered in connection with the Merger, CoreStates has paid J.P. Morgan $250,000 and has agreed to pay J.P. Morgan an additional fee of $3,250,000 upon consummation of the Merger. In addition, CoreStates has agreed to reimburse J.P. Morgan for its out-of-pocket expenses incurred in connection with its services, including the fees and disbursements of counsel, and to indemnify J.P. Morgan against certain liabilities relating to or arising out of its engagement, including liabilities under the securities laws.

  J.P. Morgan and its affiliates maintain banking and other business relationships with CoreStates, including financial advisory and capital markets services, for which J.P. Morgan and its affiliates earn customary fees. J.P. Morgan received fees totaling approximately $1 million for advisory services relating to the acquisition by CoreStates of Constellation Bancorp. In addition, from time to time J.P. Morgan and its affiliates have engaged in swaps and securities trading activities with Meridian.

  In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the equity and debt securities of CoreStates and Meridian for their own accounts or for the account of customers and, accordingly, may at any time hold long or short positions in such securities.

  Pursuant to an engagement letter dated September 27, 1995, CoreStates engaged Keefe Bruyette & Woods, Inc. ("Keefe") to act as its financial advisor in connection with the Merger. Keefe was not engaged to render, and did not render, any fairness or other opinion in connection with the Merger. Pursuant to this engagement, Keefe provided advice to CoreStates' management and board regarding financial institution mergers and recent developments in the industry, as well as information and advice to assist in evaluating Meridian as a potential merger partner. CoreStates has paid Keefe a fee of $100,000 and has agreed to pay an additional fee of $750,000 upon consummation of the Merger.

 Opinions of Meridian's Financial Advisors

  Meridian retained Goldman Sachs, Lehman Brothers and Morgan Stanley to deliver opinions in connection with the Merger. At the meeting of the Meridian Board of Directors held on October 9, 1995, at which meeting the terms of the proposed Merger were discussed and considered, Goldman Sachs, Lehman Brothers and Morgan Stanley delivered to the Meridian Board of Directors their oral opinions that, as of the date of such opinions, and subject to the various assumptions and considerations set forth in such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair (in the case of the Goldman Sachs opinion) or is fair from a financial point of view (in the case of the Lehman Brothers and Morgan Stanley opinions) to the holders of shares of Meridian Common Stock. Goldman Sachs, Lehman Brothers and Morgan Stanley have confirmed their October 9, 1995 oral opinions by delivery of their written opinions dated as of the date of this Proxy Statement/Prospectus. The written opinions state that, as of the date of such opinions, subject to the various assumptions and considerations set forth in such opinions, the Exchange Ratio pursuant to the Merger Agreement is fair (in the case of the Goldman Sachs opinion) or is fair from a financial point of view (in the case of the Lehman Brothers and Morgan Stanley opinions) to the holders of shares of Meridian Common Stock. No limitations were imposed by the Meridian

Board of Directors upon Goldman Sachs, Lehman Brothers or Morgan Stanley with respect to the investigations made or procedures followed by them in rendering their respective opinions.

  THE FULL TEXTS OF THE WRITTEN OPINIONS OF GOLDMAN SACHS, LEHMAN BROTHERS AND MORGAN STANLEY TO THE MERIDIAN BOARD OF DIRECTORS, DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SET FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINIONS, ARE ATTACHED HERETO AS ANNEXES V, VI AND VII, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF MERIDIAN COMMON STOCK ARE URGED TO READ SUCH OPINIONS IN THEIR ENTIRETY. THE OPINIONS OF GOLDMAN SACHS, LEHMAN BROTHERS AND MORGAN STANLEY DO NOT CONSTITUTE RECOMMENDATIONS TO ANY HOLDER OF MERIDIAN COMMON STOCK AS TO HOW TO VOTE AT THE MERIDIAN SPECIAL MEETING. THE SUMMARY OF THE OPINIONS OF GOLDMAN SACHS, LEHMAN BROTHERS AND MORGAN STANLEY SET FORTH HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXTS OF THE OPINIONS ATTACHED AS ANNEXES V, VI AND VII HERETO.

  In connection with rendering their oral opinions dated October 9, 1995 and their written opinions dated the date of this Proxy Statement/Prospectus, Goldman Sachs, Lehman Brothers and Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Meridian and CoreStates, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Meridian prepared by the management of Meridian; (iii) reviewed on a limited basis certain internal financial statements concerning CoreStates prepared by the management of CoreStates; (iv) analyzed certain financial projections prepared by the management of Meridian; (v) reviewed certain public research reports concerning CoreStates and discussed these research reports, including earnings estimates contained therein, with the management of CoreStates; (vi) discussed the past and current operations and financial condition and the prospects of Meridian with senior executives of Meridian; (vii) discussed on a limited basis the past and current operations and financial condition and the prospects of CoreStates with senior executives of CoreStates; (viii) reviewed the reported prices and trading activity for Meridian Common Stock and CoreStates Common Stock; (ix) compared the financial performance of Meridian and CoreStates and the prices and trading activity of Meridian Common Stock and CoreStates Common Stock with that of certain other comparable publicly-traded companies and their securities; (x) reviewed and discussed with the senior managements of Meridian and CoreStates the strategic objectives of the Merger and the expected synergies and certain other expected benefits of the Merger; (xi) reviewed and discussed with the senior managements of Meridian and CoreStates certain estimates of the cost savings expected to result from the Merger; (xii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (xii) reviewed, in the case of the October 9, 1995 opinion, drafts of, and in the case of the opinions dated the date of the Proxy Statement/Prospectus, final copies of, the Merger Agreement, the Stock Option Agreements and certain related documents; and (xiv) performed such other analyses as such financial advisor deemed appropriate.

  Goldman Sachs, Lehman Brothers and Morgan Stanley each relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them or conveyed to them in discussions with senior managements of Meridian and CoreStates for purposes of their opinions. In that regard, Goldman Sachs, Lehman Brothers and Morgan Stanley each have assumed, with the consent of the Meridian Board of Directors, that the financial forecasts (and the assumptions and bases therefor), including, without limitation, the estimated cost savings and operating synergies, have been reasonably prepared on bases reflecting the best currently available judgments and estimates of the respective managements of Meridian and CoreStates and that such forecasts will be realized in the amounts and at the times contemplated thereby, and in rendering their opinions, they express no view as to the reasonableness of such forecasts or the assumptions on which they are based. Goldman Sachs, Lehman Brothers and Morgan Stanley are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with the consent of the Meridian Board of Directors, that such allowances for each of Meridian and CoreStates are adequate to cover all such losses. In addition, Goldman Sachs, Lehman Brothers and Morgan Stanley have not reviewed individual credit files or made an independent evaluation or appraisal of the assets and liabilities of Meridian or CoreStates or any of their subsidiaries, and Goldman Sachs, Lehman

Brothers and Morgan Stanley have not been furnished with any such evaluation or appraisal. The opinions of Goldman Sachs, Lehman Brothers and Morgan Stanley necessarily were based on the economic, market and other conditions as in effect on, and the information made available to them as of, the dates of their respective opinions. Goldman Sachs, Lehman Brothers and Morgan Stanley were not authorized to, and did not, solicit third party indications of interest in acquiring all or part of Meridian or in engaging in a business combination or any other strategic transaction with Meridian. Goldman Sachs, Lehman Brothers and Morgan Stanley have assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles, and Lehman Brothers and Morgan Stanley have assumed the holders of shares of Meridian Common Stock will not recognize gain or loss for tax purposes as a result of the Merger.

  In connection with their respective opinions of October 9, 1995, Goldman Sachs, Lehman Brothers and Morgan Stanley performed certain financial analyses. The following is a summary of the material financial analyses conducted by Goldman Sachs, Lehman Brothers and Morgan Stanley in providing their respective opinions but does not purport to be a complete description of the analyses performed by Goldman Sachs, Lehman Brothers and Morgan Stanley.

  Goldman Sachs

  Summary of Proposed Transaction. Goldman Sachs reviewed the terms of the proposed Merger, including the Exchange Ratio, the price per share offered, the dividends per share, the resulting percentage ownership of the combined company that would be held by Meridian shareholders immediately following the Merger and the estimated impact upon 1997 earnings per share. Goldman Sachs also analyzed the impact of the proposed Merger on CoreStates, including the impact on estimated 1997 earnings per share and the change in tangible book value per share. This analysis showed, among other things, that Meridian shareholders would own an estimated 37% of the combined entity upon consummation of the Merger and would have an annual dividend of $1.67 per share (based upon CoreStates' current per common share dividend amount) representing an increase of 13% over Meridian's current per share common dividend amount and that (based upon the closing share price of CoreStates Common Stock on October 6, 1995, and the Exchange Ratio of 1.225) the per share price to holders of Meridian Common Stock in the Merger was $47.01, which represented a premium of 21% over the October 6, 1995 closing price of Meridian Common Stock. Goldman Sachs estimated that the combined entity would rank approximately fourteenth based on market capitalization as of October 6, 1995 among U.S. bank holding companies.

  Selected Company Analysis. Goldman Sachs reviewed and compared actual and estimated selected financial, operating and stock market information and financial ratios of Meridian and CoreStates to corresponding information and ratios for a group of regional banking organizations (the "Selected Companies"), based on publicly available information and IBES median estimates for 1996 and 1997. Historical earnings amounts for each of CoreStates and Meridian utilized in this analysis were not adjusted to exclude the effects of non-recurring charges. The Selected Companies were Banc One Corporation ("Banc One"), Bank of New York Company, Inc. ("Bank of New York"), Chase Manhattan Corporation ("Chase Manhattan"), Chemical Banking Corp. ("Chemical"), Fifth Third Bancorp ("Fifth Third"), First Bank System, Inc. ("First Bank System"), First Union Corporation ("First Union"), Fleet Financial Group, Inc. ("Fleet"), KeyCorp, Mellon Bank Corporation ("Mellon"), National City Corporation ("National City"), Nationsbank Corporation ("Nationsbank"), Norwest Corporation ("Norwest"), PNC Bank Corp. ("PNC"), and Wells Fargo & Company ("Wells Fargo"). Such information and ratios included, among other things, equity market capitalization, total assets, price-earnings ratios, price to book value per share, price to tangible book value per share and certain profitability and capital adequacy ratios.

  This analysis showed, among other things, that: (i) Meridian's and CoreStates' estimated calendar year 1996 and 1997 price-earnings ratios (based on October 6, 1995 closing prices and IBES median estimates) were 10.2x and 9.3x, respectively, in the case of Meridian, and 8.8x and 8.0x, respectively, in the case of CoreStates, compared to mean estimated calendar year 1996 and 1997 price-earnings ratios for the Selected Companies of 9.9x and 8.9x, respectively; (ii) Meridian's and CoreStates' price to tangible book value was 2.03x and 2.71x,

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

respectively, compared to a mean price to tangible book value of 2.55x for the Selected Companies; and (iii) Meridian's and CoreStates' price to book value was 1.85x and 2.40x, respectively, as compared to a mean price to book value of 1.94x for the Selected Companies.

  This analysis also showed, among other things, that: (i) Meridian and CoreStates had returns on average assets and returns on average common equity for the latest twelve months ("LTM") ended June 30, 1995 of 1.18% and 13.8%, respectively, in the case of Meridian, and 1.41% and 18.0%, respectively, in the case of CoreStates, as compared with a mean return on average assets and return on average common equity for the Selected Companies for the LTM ended June 30, 1995, of 1.36% and 16.50%, respectively; (ii) Meridian and CoreStates had Tier 1 leverage ratios as of June 30, 1995 of 7.55% and 7.00%, respectively, as compared with mean Tier 1 leverage ratio for the Selected Companies as of June 30, 1995 of 7.02%; and (iii) Meridian and CoreStates had efficiency ratios (defined as noninterest expenses divided by net interest income plus noninterest income) and fee income to total revenues ratios for the LTM ended June 30, 1995, of 67.5% and 26.3%, respectively, in the case of Meridian, and 60.1% and 27.5%, respectively, in the case of CoreStates, as compared with efficiency ratios and mean fee income to total revenues ratios for the Selected Companies for the LTM ended June 30, 1995 of 61.2% and 34.9%, respectively.

  Selected Transaction Analysis. Goldman Sachs analyzed certain information relating to twenty-nine announced or completed bank merger transactions since January 1992 (eleven of which occurred during the period from January 1, 1995 to October 6, 1995, four of which occurred during 1994, six of which occurred during 1993 and eight of which occurred during 1992), in which the aggregate consideration paid was in excess of $500 million (the "Selected Bank Mergers"). The Selected Bank Mergers were (acquiror/acquiree): (i) for 1995, Boatmen's Bancshares, Inc. ("Boatmen's")/Fourth Financial Corporation; National City/Integra Financial Corp.; NationsBank/Bank South Corporation; UJB Financial Corp./Summit Bancorporation; First Bank System/FirstTier Financial, Inc.; Banc One/Premier Bancorp Inc.; PNC/Midlantic Corporation; First Union/First Fidelity Bancorporation; U.S. Bancorp/West One Bancorp; Fleet/Shawmut National Corporation ("Shawmut"); and National Australia Bank/Michigan National Corporation (collectively, the "1995 Selected Bank Mergers"); (ii) for 1994, Boatmen's/Worthen Banking Corporation; BB&T Financial Corporation/Southern National Corporation; National Westminster Bancorp/Citizens First Bancorp, Inc.; and BankAmerica/Continental Bank Corporation (collectively, the "1994 Selected Bank Mergers"); and (iii) for 1993, CoreStates/Independence Bancorp, Inc.; Banc One/Liberty National Bancorp, Inc.; KeyCorp/Society Corp.; Marshall & Illsley Corporation/Valley Bancorporation; NationsBank/MNC Financial Inc.; and Bank of New York/National Community Banks, Inc. (collectively, the "1993 Selected Bank Mergers"); and
(iv) First Bank System/Colorado National Bankshares Inc., First Union/Dominion Bankshares Corporation, Banc One/Key Centurion Bancshares Inc., Barnett Banks Inc./First Florida Banks Inc., Banc One/Valley National Corporation, Banc One/Team Bancshares, NBD Bancorp/INB Financial Corp. and Keycorp/Puget Sound Bancorp (collectively, the "1992 Selected Bank Mergers"). For purposes of such analysis, Goldman Sachs assumed a market price per share of CoreStates Common Stock of $38.375 (the closing price per share of Corestates Common Stock on October 6, 1995). This analysis showed that the high, low and median multiples of per share consideration paid to tangible book value per share and to the LTM earnings per share were, in the case of the 1995 Selected Bank Mergers, 2.79x, 1.60x and 2.13x, and 21.5x, 9.7x and 13.9x, respectively; in the case of the 1994 Selected Bank Mergers, 2.47x, 1.25x and 2.20x, and 14.0x, 6.7x and 13.7x, respectively; in the case of the 1993 Selected Bank Mergers, 2.60x, 1.50x and 2.34x and 47.1x, 10.7x and not meaningful, respectively; and in the case of the 1992 Selected Bank Mergers, 2.63x, 1.98x and 2.21x and 32.9x, 14.7x and 18.9x, respectively, as compared with multiples of per share consideration to be paid pursuant to the Merger to tangible book value per share, as of June 30, 1995, and to the LTM earnings per share of Meridian of 2.41x and 15.9x, respectively. This analysis also showed that high, low and median values of the premium paid as a percentage of market capitalization (calculated prior to the public announcement of a possible acquisition of the acquired banking organization or the acquiror's interest in the transaction) were, in the case of the 1995 Selected Bank Mergers, 46.0%, (2.6)% and 26.3%, respectively; in the case of the 1994 Selected Bank Mergers, 35.7%, 0% and 21.9%, respectively; in the case of the 1993 Selected Bank Mergers, 30.7%, 5.5% and 16.7%, respectively; and, in the case of the 1992 Selected Bank

Mergers, 78.4%, 13.7% and 35.0%, respectively; as compared to a premium of 21% to be paid pursuant to the Merger as a multiple of the Meridian Common Stock closing price on October 6, 1995.

  Dividend Discount Analysis. Using a discounted dividend analysis, Goldman Sachs estimated the present value of the future dividend streams that Meridian could produce over a four year period from December 31, 1995 to December 31, 1999, and that CoreStates could produce over a four and one-quarter year period from September 30, 1995 to December 31, 1999, under various assumptions, if each of Meridian and CoreStates perform in accordance with its management's estimates for 1995-1997 and assumed growth rates thereafter. Goldman Sachs calculated a range of values based on assumed earnings multiples ranging from 8x to 16x after the four year period (in the case of Meridian) and the four and one-quarter year period (in the case of CoreStates) and discounted them to present value using different rates chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of each company's common stock. This analysis assumed dividend payout ratios of 35%. Goldman Sachs noted for the Meridian Board of Directors that, assuming a cumulative average growth rate of ten percent, discount rates between 12.5% and 15% and terminal value earnings multiples of 8x and 10x, the implied value of a share of Meridian Common Stock and CoreStates Common Stock was between $43.00 and $58.00, and $35 and $46, respectively, as compared with Meridian's and Corestates' respective closing prices on October 6, 1995 of $38.875 and $38.375, respectively. This analysis did not take into account the effect of cost savings expected to result from the Merger.

  Stock Trading Analysis. Goldman Sachs reviewed and analyzed the historical trading prices for the shares of Meridian Common Stock and CoreStates Common Stock on a daily basis from October 6, 1994 to October 6, 1995. Goldman Sachs also compared the historical trading prices of each of Meridian Common Stock and CoreStates Common Stock with both the S&P 500, and certain banks with operations that for purposes of analysis may be considered similar to Meridian and CoreStates (the "Peer Bank Composite Index") on a daily basis from October 6, 1994 to October 6, 1995, on a weekly basis from October 6, 1992 to October 6, 1995 and on a monthly basis from September 30, 1990 to September 30, 1995 and from September 30, 1985 to September 30, 1995. The Peer Bank Composite Index is composed of the following banks: Banc One, Bank of New York, Chase Manhattan, Chemical, Fifth Third, First Bank System, First Union, Fleet, KeyCorp, Mellon, National City, Nationsbank, Norwest, PNC, Shawmut and Wells Fargo.

  Ability to Pay Analysis. Goldman Sachs performed an analysis of a hypothetical acquisition of Meridian by fourteen potential acquirors. The analysis attempted to determine the maximum hypothetical price that a potential acquiror could pay which would be neither accretive nor dilutive to its earnings per share in 1997. The analysis utilized IBES median earnings estimates for the hypothetical acquirors (except in the case of CoreStates where CoreStates' management estimates were used in one scenario) and both IBES estimates and management's estimates for Meridian and assumed a range of cost savings from 13% to 41% of Meridian's non-interest expense. The analysis assumed that each hypothetical transaction was accounted for as a pooling of interests except in the case of two hypothetical transactions where it was assumed that the acquiror would fund the acquisition with 50% acquiror stock and 50% debt. This analysis indicated a range of prices for Meridian of $46 to $60 per share. Goldman Sachs performed a similar analysis which attempted to determine the maximum hypothetical price that an acquiror could pay and still achieve 2% accretion to its earnings per share in 1997. This analysis indicated a range of prices of $39 to $56 per share.

  Contribution Analysis. Goldman Sachs analyzed the respective contributions of each of Meridian and CoreStates to selected income statement (based on LTM) and balance sheet (as of June 30, 1995) items of the pro forma combined entity as if the Merger had been consummated as of June 30, 1995. For purposes of this analysis, Meridian was considered on a pro forma basis giving effect to its pending acquisition of UCB. This analysis showed, among other things, that Meridian would have contributed 33%, 36%, 34%, 38% and 39% of net income, total assets, total loans, total deposits and common equity, respectively, with CoreStates contributing the balance in each case. Goldman Sachs did not consider projected cost savings and operating synergies as part of its contribution analysis.

  Other Analyses. Goldman Sachs also reviewed selected investment research reports on, and earnings estimates for, CoreStates and analyzed available information regarding the ownership of CoreStates Common Stock. In addition, Goldman Sachs prepared an overview of the historical financial performance of CoreStates, analyzed its deposit market share, its business mix, its loan portfolio, as well as a history of its nonperforming assets.

  Lehman Brothers

  Purchase Price Analysis. The closing price of CoreStates Common Stock on October 4, 1995 was $38.125, and the average of the closing prices of CoreStates Common Stock for the 30 trading day period ended October 4, 1995 was $37.53. The implied value to the holders of Meridian Common Stock of the Exchange Ratio based on the closing price of CoreStates Common Stock on October 4, 1995 was $46.70, and the average of the closing prices of CoreStates Common Stock for the 30 trading day period ended October 4, 1995 was $45.97. These values implied a premium to be received by holders of Meridian Common Stock of 22.1% and 17.8%, respectively, over the closing price of Meridian Common Stock on October 4, 1995, which was $38.25, and the average of the closing prices of Meridian Common Stock for the 30 trading day period ended October 4, 1995, which was $39.03. Based upon the Exchange Ratio of 1.225, Meridian shareholders would own an estimated 37% of the combined entity upon completion of the Merger, pro forma for the pending acquisition of UCB, and, based upon CoreStates' common dividend per share (at the time of announcement of the Merger), would have an annual dividend of $1.67, representing a 13% increase over Meridian's current common dividend per share amount.

  Comparable Company Analysis. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Meridian with the following nine selected Mid-Atlantic banking companies (the "Mid-Atlantic Group") deemed relevant by Lehman Brothers: CoreStates Financial Corp, Dauphin Deposit Corporation, First Fidelity Bancorporation, Integra Financial Corp., Mellon Bank Corporation, Midlantic Corporation, PNC Bank Corp., Summit Bancorporation and UJB Financial Corp. Lehman Brothers also compared the financial performance and stock market valuation of Meridian with the following thirteen nationwide banking companies (the "Nationwide Group") deemed relevant by Lehman Brothers: AmSouth Bancorporation, Bancorp Hawaii, Inc., BayBanks, Inc., Crestar Financial Corporation, First Empire State Corporation, First Security Corporation, Firstar Corporation, Huntington Bancshares Inc., Mercantile Bancorporation Inc., Old Kent Financial Corporation, Regions Financial Corp., SouthTrust Corporation and UJB Financial Corp. Indications of such financial performance and stock market valuation included profitability (return on average assets and return on average equity for the latest twelve month period ended June 30, 1995, adjusted for non-recurring items, of 1.19% and 14.03%, respectively, for Meridian, pro forma for the pending acquisition of UCB, a median of 1.27% and 14.12%, respectively, for the Mid-Atlantic Group and a median of 1.19% and 15.20%, respectively, for the Nationwide Group); the ratio of tangible common equity to tangible assets (7.95% for Meridian, pro forma for the pending acquisition of UCB, a median of 6.94% for the Mid-Atlantic Group and a median of 7.37% for the Nationwide Group); the ratio of non-performing assets to loans and foreclosed real estate (1.24% for Meridian, pro forma for the pending acquisition of UCB, a median of 1.16% for the Mid-Atlantic Group and a median of 0.75% for the Nationwide Group); the ratio of price-to-estimated 1996 earnings (9.9x for Meridian, a median of 10.0x for the Mid-Atlantic Group and a median of 10.2x for the Nationwide Group); the ratio of price-to-book (1.76x for Meridian, pro forma for the pending acquisition of UCB, a median of 1.62x for the Mid-Atlantic Group and a median of 1.70x for the Nationwide Group); and dividend yield (3.9% for Meridian, a median of 3.7% for the Mid-Atlantic Group and a median of 3.3% for the Nationwide Group). These ratios are based on public financial statement information as of June 30, 1995, IBES median 1996 earnings per share estimates as of September 21, 1995 and closing stock market prices on October 4, 1995. Prices and earnings estimates for acquired companies included in indices were taken from periods prior to acquisition announcement. Meridian's 1996 earnings per share estimate is based upon an adjusted First Call estimate of $3.85.

  Because of the inherent differences between the operations of Meridian and the selected comparable companies, Lehman Brothers believed that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. Lehman Brothers believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Meridian and the selected companies which would affect the public trading values of Meridian and the selected companies. These qualitative judgments made by Lehman Brothers in connection with its opinion included Lehman Brothers' view as to business conditions and prospects in the various markets in which these selected companies operate as well as business mix, sources of revenue, risk profile and prospects for these selected companies.

  Discounted Cash Flow Analysis. Lehman Brothers discounted three years of estimated dividends of Meridian Common Stock and an estimated terminal value of Meridian Common Stock, assuming a dividend payout rate equal to Meridian's current dividend payout rate and using a range of discount rates from 12% to 16%. Lehman Brothers derived an estimate of a range of terminal values by applying multiples ranging from 10 to 15 times estimated year-end 1999 net income and 1.9 to 2.5 times estimated 1999 book value. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Meridian Common Stock. In connection with this analysis, Meridian management provided Lehman Brothers with net income, book value and dividend projections. This analysis, and its underlying assumptions, yielded a range of values for Meridian Common Stock from $30.07 to approximately $49.14 per share, as compared to a per share transaction value of $46.70. Accordingly, the Exchange Ratio of 1.225 equates to a per share value within the range of values implied in the above analysis.

  Comparable Transaction Analysis. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics, including historical price-to-earnings ratios, price-to-estimated-earnings ratios based on IBES estimates at transaction announcement, price-to-book ratios and price-to-tangible book ratios at time of transaction announcement, of eight banking company merger or acquisition transactions ("Comparable Transactions Group") publicly announced in 1995 which Lehman Brothers deemed to be comparable to the present transaction. The Comparable Transactions Group considered by Lehman Brothers in its analysis consists of the following transactions (identified by acquiror/acquiree): Fleet Financial Group/Shawmut National Corporation; U.S. Bancorp/West One Bancorp; First Union Corporation/First Fidelity Bancorporation; PNC Bank Corp./Midlantic Corporation; Boatmen's Bancshares Inc./Fourth Financial Corporation; National City Corporation/Integra Financial Corporation; NationsBank Corporation/Bank South Corporation; and UJB Financial Corp./Summit Bancorporation. The median values for these transactions for the price-to-trailing twelve months earnings ratio, price-to-estimated 1996 earnings ratio, price-to-book ratio and price-to-tangible book ratio were 15.1x, 12.4x, 1.96x and 2.21x, respectively. These compared to 15.8x, 12.1x, 2.15x and 2.36x for Meridian/CoreStates.

  Because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the operations of Meridian, CoreStates and the selected companies, Lehman Brothers believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and the Merger which would affect the acquisition value of the acquired companies and Meridian. These qualitative judgments made by Lehman Brothers in connection with its opinion included Lehman Brothers' views as to the universe of potential buyers in each of these transactions, their potential level of interest in an acquisition of these companies and the ability of the acquirers to implement cost savings and business synergies with the acquired companies and, in addition, Lehman Brothers' views as to the business conditions and prospects in various markets in which these acquired companies operate as well as business mix, sources of revenue, risk profile and prospects for these acquired companies.

  Historical Stock Price Analysis. Lehman Brothers reviewed the historical performance of Meridian Common Stock from October 30, 1990 through October 4, 1995. The closing price of Meridian Common Stock did not exceed $40.375 during this period. Lehman Brothers also compared the price performance of Meridian Common Stock with the performance of the Mid-Atlantic Group and the Nationwide Group during this period. The performance of Meridian Common Stock outperformed the Mid-Atlantic Group and the Nationwide Group over the one year period (a total return of 39.7% for Meridian, an average total return of 33.1% for the Mid-Atlantic Group and an average total return of 31.1% for the Nationwide Group, respectively); underperformed the Mid-Atlantic Group and outperformed the Nationwide Group over the three year period (a total return of 61.8% for Meridian, an average total return of 71.9% for the Mid-Atlantic Group and an average total return of 59.0% for the Nationwide Group); and underperformed the Mid-Atlantic Group and the Nationwide Group over the period beginning October 30, 1990 (a total return of 341.5% for Meridian, an average total return of 344.3% for the Mid-Atlantic Group and an average total return of 351.6% for the Nationwide Group).

  CoreStates Financial Review. Lehman Brothers reviewed the historical price performance of CoreStates Common Stock from October 30, 1990 through October 4, 1995 and compared such performance with that of a nationwide index of stocks of regional banking companies. Lehman Brothers also compared, among other things, the financial performance, dividend policy, historical and price-to-estimated-earnings ratios, price-to-book ratio and price-to-tangible book ratio of CoreStates to nine banking companies ("CoreStates Group"): Banc One Corporation, Bank of New York Company, BankAmerica Corporation, First Union Corporation, KeyCorp, Mellon Bank Corporation, NationsBank Corporation, National City Corporation and PNC Bank Corp. The return on average assets and the return on average equity for the latest twelve month period ended June 30, 1995, adjusted for non-recurring items, was 1.59% and 20.39%, respectively, for CoreStates and a median of 1.19% and 15.81%, respectively, for the CoreStates Group; the price-to-trailing twelve months earnings ratio, adjusted for non-recurring items, was 12.0x for CoreStates and a median of 11.6x for the CoreStates Group; the median price-to-estimated 1996 earnings ratio was 8.9x for CoreStates and a median of 9.4x for the CoreStates Group; the price-to-book ratio was 2.36x for CoreStates and a median of 1.76x for the CoreStates Group; and the price-to-tangible book ratio was 2.66x for CoreStates and a median of 2.14x for the CoreStates Group. These ratios are based on public financial statement information as of June 30, 1995, IBES median 1996 earnings per share estimates as of September 21, 1995 and closing stock prices on October 4, 1995.

  Pro Forma Merger Analysis. Lehman Brothers estimated the impact of the Merger on CoreStates' estimated earnings per share, common dividend per share, book value per share and tangible book value per share for 1996 and each of the following three years. In connection with this analysis, management of each of Meridian and of CoreStates provided Lehman Brothers with information regarding expected future earnings for each respective company, and Meridian's management provided Lehman Brothers with projections for cost savings from the Merger, which projections were incorporated in Lehman Brothers' analyses. Based on such information, the terms of the present transaction and Lehman Brothers' judgment, Lehman Brothers concluded that the Merger would be dilutive to estimated earnings per share and common dividend per share (from the perspective of a holder of CoreStates Common Stock) in 1996 and accretive thereafter and immediately accretive to both book value per share and tangible book value per share, before including restructuring charges.

 Morgan Stanley

  Comparable Company Analysis. Morgan Stanley analyzed the operating performance of Meridian relative to 35 bank holding companies (the "Morgan Stanley Bank Index" or the "Comparables"). Comparable company analysis analyzes a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined.

  Morgan Stanley analyzed the relative performance and value of Meridian by comparing certain market trading statistics for Meridian with the Comparables. Market information used in ratios provided below is as of October 6, 1995 for Meridian, and is historical (for the five and ten year periods ending June 30, 1995) for the Comparables. The market trading information used in the valuation analysis was market price to book value (which was 1.9x for Meridian; the averages were 1.6x and 1.3x for the five and ten year periods respectively for the Morgan Stanley Bank Index) and market price to earnings per share estimate for 1996 (which was 10.9x for Meridian; the averages were 9.3x and 8.3x for the five and ten year periods respectively for the Morgan Stanley Bank Index). Earnings per share estimates for Meridian were based on IBES estimates as of September 14, 1995. Earnings per share estimates for the Morgan Stanley Bank Index were based on historical IBES estimates. The implied range of values for the Meridian Common Stock derived from the analysis of the Comparables market price to book value and market price to 1996 earnings per share estimates ranged from approximately $28 to approximately $34 per share.

  No company used in the comparable company analyses is identical to Meridian. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Meridian and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

  Dividend Discount Analysis. Morgan Stanley performed dividend discount analyses to determine a range of present values per share of Meridian Common Stock assuming Meridian continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that Meridian could generate over the period beginning in October, 1995 and ending in 1998 and (ii) the present value of the "terminal value" of Meridian Common Stock at the end of 1998. Morgan Stanley used earnings estimates from three sources in determining a range of present values per share of Meridian stock: (i) IBES estimates as of September 14, 1995 (the "IBES Case"); (ii) Meridian estimates for 1995 through 1998 (the "Company Case"); (iii) Morgan Stanley adjusted Meridian estimates reflecting potential future volatility in the Meridian estimates (the "Adjusted Company Case"). To determine a projected dividend stream, Morgan Stanley assumed a common equity to asset ratio ranging from between 8.2% (at year end 1996) and 7.5% (at year end 1998). The "terminal value" of Meridian Common Stock at the end of the five-year period was determined by applying two price-to-earnings multiples (8.5x and 9.5x) to 1999 projected net income for Meridian. The dividend stream and terminal values were discounted to present values using discount rates of 13%, 14% and 15%. Applying the above multiples and discount rates, the fully diluted stand-alone value of Meridian Common Stock ranged from: approximately $29 per share to approximately $33 per share in the IBES Case; approximately $38 per share to approximately $43 per share in the Company Case; and, approximately $30 to approximately $34 in the Adjusted Company Case.

  Comparable Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of certain merger and acquisition transactions involving selected holding companies of commercial banks in order to obtain a valuation range for the Meridian Common Stock based upon certain merger transactions that, in Morgan Stanley's judgment, were deemed comparable for purposes of this analysis, although Morgan Stanley noted that no transaction was identical to the Merger. Multiples of book value and earnings implied by the consideration to be received by shareholders of Meridian in the Merger were compared with multiples paid in certain other comparable merger transactions. The comparison included a total of nine transactions from January 1995 to September 1995. The transactions examined were (acquiree/acquiror): Bank South Corporation/NationsBank Corporation, First Fidelity Bancorporation/First Union Corporation, Fourth Financial Corporation/Boatmen's Bancshares, Integra Financial Corporation/National City Corporation, Michigan National Corporation/National Australia Bank Limited, Midlantic Corporation/PNC Bank Corp., Shawmut National Corporation/Fleet Financial Group, West One Bancorp/U.S. Bancorp, and UJB Financial Corporation/Summit Bancorporation. In terms of price to book multiple, the median for the comparable transactions was 2.0x compared to approximately 2.2x for the Merger. In terms of price to estimated 1996 earnings, the median for the comparable transactions was 12.2x compared to approximately 13.1x for the Merger. Earnings per share estimates for Meridian were based on IBES estimates as of September 14, 1995. Earnings per share estimates for the Comparable Transactions were based on the IBES estimates at the announcement of the transaction. For the comparable transactions, multiples of book value ranged from 1.8x to 2.4x and the price to 1996 earnings ranged from 10.1x to 16.2x.

  Historical Stock Price Analysis. Morgan Stanley reviewed the performance, from October 7, 1992 through October 6, 1995, of the closing price of Meridian Common Stock and CoreStates Common Stock relative to the closing price of the Morgan Stanley Bank Index.

  Value of Potential Cost Savings. In order to estimate an implied acquisition value of the Meridian Common Stock, the potential for realization of future cost savings was estimated by Morgan Stanley using the same present value calculation as used in its dividend discount analysis. Based on discussions with the managements of Meridian and CoreStates regarding their estimates of the cost savings expected to result from the Merger, Morgan Stanley determined the net theoretical present value of the cost savings that could result if Meridian were acquired. The managements' estimates for such cost savings ranged from 30%-40% of Meridian's core non-interest expense (i.e., excluding OREO expenses and any non-recurring charges). Based on discount rates of 13% to 15%, a phase-in of cost savings over two years (50% in the first year, 100% thereafter), a non-interest expense growth rate of approximately 2.0%, a restructuring charge incurred in the first year following the Merger equal to the fully phased-in cost savings, and applying a terminal multiple of 8.5x-9.5x to year 1999 projected cost savings, the present values of the cost savings ranged from: approximately $11 per share to approximately $15 per share in the IBES Case; approximately $10 per share to approximately $13 per share in the Company Case; and, approximately $10 to approximately $14 in the Company Adjusted Case. This analysis did not consider any loss in value that could result if divestitures of deposits or assets were required upon an acquisition of Meridian.

  In connection with their opinions dated as of the date of this Proxy Statement/Prospectus, Goldman Sachs, Lehman Brothers and Morgan Stanley confirmed the appropriateness of their reliance on the analyses used to render their respective opinions on October 9, 1995 by performing certain procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the analyses and processes underlying the opinions of Goldman Sachs, Lehman Brothers and Morgan Stanley. Each methodology utilized by Goldman Sachs, Lehman Brothers or Morgan Stanley which resulted in such financial advisor determining an implied range of value for Meridian supported such financial advisor's opinion that the Exchange Ratio is fair (in the case of the Goldman Sachs opinion) or is fair from a financial point of view (in the case of the Lehman Brothers and Morgan Stanley opinions) to the holders of shares of Meridian Common Stock. However, in arriving at their fairness determination, Goldman Sachs, Lehman Brothers and Morgan Stanley considered the results of all such analyses and, except as noted above, did not assign relative weights to any of the analyses.

  The analyses were prepared solely for the purpose of Goldman Sachs, Lehman Brothers and Morgan Stanley providing their opinions to the Meridian Board of Directors as to the fairness of the Exchange Ratio to holders of Meridian Common Stock and do not purport to be appraisals or necessarily reflect the prices at which Meridian or its securities actually may be sold. Any estimates incorporated in the analyses performed by Goldman Sachs, Lehman Brothers and Morgan Stanley are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than any such estimates. No company utilized as a comparison is identical to Meridian, CoreStates or the business segment for which a comparison is being made, and none of the comparable acquisition transactions or other business combinations utilized as a comparison is identical to the transactions contemplated by the Merger Agreement. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies to which they are being compared. In connection with the analyses, Goldman Sachs, Lehman Brothers and Morgan Stanley made, and were provided estimates and forecasts by Meridian and CoreStates management based upon, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Meridian and CoreStates. As a matter of policy, neither CoreStates nor Meridian publicly discloses internal estimates and forecasts of the types produced to Goldman Sachs, Lehman Brothers and Morgan Stanley, and such estimates and forecasts were not prepared with a view towards public disclosure. Similarly, analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Meridian and CoreStates or their respective advisors, none of Meridian, CoreStates, Goldman Sachs, Lehman Brothers, Morgan Stanley or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

  Each of CoreStates and Meridian believes (i) that the historical financial information provided by it to Goldman Sachs, Lehman Brothers and Morgan Stanley in connection with each such financial advisor's analysis was accurate and complete in all material respects, (ii) that the financial forecasts provided by it to each such financial advisor in connection with each such financial advisor's analysis were reasonably prepared and reflected the best currently available estimates and judgments of the management of CoreStates and Meridian, respectively, and (iii) that the financial advisors' reliance on such financial information and financial forecasts was reasonable. However, as discussed above, such forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, and, accordingly, actual results could vary significantly from those set forth in such forecasts. In addition, although Meridian's Board of Directors carefully considered and discussed the presentations made to it by Goldman Sachs, Lehman Brothers and Morgan Stanley (see "--Reasons for the Merger; Recommendations of the Boards of Directors"), the Meridian Board relied upon the professional competence of such financial advisors in preparing such analyses and fairness opinions, and accordingly did not undertake to independently review the specific methodologies or confirm the specific assumptions utilized by such financial advisors in reaching their respective determinations as to the fairness of the Exchange Ratio.

  Goldman Sachs, Lehman Brothers and Morgan Stanley have each filed a written consent with the Commission relating to the inclusion of its fairness opinion and the references to such opinion and to such firm in the Registration Statement in which this Proxy Statement/Prospectus is included. In giving such consent, neither Goldman Sachs, Lehman Brothers nor Morgan Stanley admitted that it comes within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations thereunder nor did they admit that they are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

  As described above (see "Background of the Merger"), the presentations of Goldman Sachs, Lehman Brothers and Morgan Stanley to the Meridian Board of Directors were only one of a number of factors taken into consideration by the Meridian Board of Directors in making its determination to approve the Merger Agreement. In addition, the terms of the Merger, including the Exchange Ratio, were determined through negotiations between Meridian and CoreStates and were approved by the Meridian Board of Directors. The decision to enter into the Merger Agreement and to accept the Exchange Ratio was solely that of the Meridian Board of Directors.

  Goldman Sachs, Lehman Brothers and Morgan Stanley, as part of their investment banking businesses, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs and Lehman Brothers are familiar with Meridian, having provided financial advisory and investment banking services to Meridian for a number of years, including having acted as underwriters of offerings by Meridian of its common stock and debt securities and having acted as financial advisors to Meridian in connection with acquisitions. Lehman Brothers is advising Meridian, and Goldman Sachs is advising UCB, with respect to the pending UCB acquisition. Each of Goldman Sachs, Lehman Brothers and Morgan Stanley provided Meridian with a review of its strategic alternatives at the Meridian Board of Directors strategic planning meeting in September 1995.

  In addition, Goldman Sachs, Lehman Brothers and Morgan Stanley are full service securities firms and, in the course of their trading activities, may from time to time effect transactions, for their own accounts or the accounts of customers, and hold positions in securities or options on securities of Meridian and CoreStates.

  Meridian selected Goldman Sachs, Lehman Brothers and Morgan Stanley to provide fairness opinions because each (i) participated in the strategic alternative study undertaken by the Meridian Board of Directors in September 1995; (ii) is an internationally recognized investment banking firm having substantial experience in transactions similar to the Merger; and (iii) has familiarity with the banking industry.

  Pursuant to letter agreements (the "Engagement Letters"), Meridian engaged Goldman Sachs, Lehman Brothers and Morgan Stanley to provide opinions with respect to the Merger. Pursuant to the terms of the Engagement Letters, Meridian has agreed to pay Goldman Sachs, Lehman Brothers and Morgan Stanley $3,333,000 each, which fees are not contingent upon completion of the Merger. In addition, Meridian has agreed to reimburse each of Goldman Sachs, Lehman Brothers and Morgan Stanley for their reasonable out-of-pocket expenses, and to indemnify each of them and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement and related matters. Both Goldman Sachs and Lehman Brothers have provided investment banking and financial advisory services to CoreStates and can be expected to continue to do so. Meridian has also paid Goldman Sachs, Lehman Brothers and Morgan Stanley $250,000 each for services performed by each firm in connection with the Meridian Board of Directors strategic alternatives study in September 1995.

STRUCTURE OF THE MERGER

  Subject to the terms and conditions of the Merger Agreement and in accordance with the PBCL, at the Effective Time, Meridian will merge with and into CoreStates. CoreStates will be the Continuing Corporation in the Merger, and will continue its corporate existence under Pennsylvania law under the name "CoreStates Financial Corp". At the Effective Time, the separate corporate existence of Meridian will terminate. The CoreStates Charter, as in effect immediately prior to the Effective Time (and as amended as described herein), will be the Articles of Incorporation of the Continuing Corporation, and the By-Laws of CoreStates, as in effect immediately prior to the Effective Time, will be the By-Laws of the Continuing Corporation.

MERGER CONSIDERATION

  Upon consummation of the Merger, except as described below, each outstanding share of Meridian Common Stock, other than shares held in Meridian's treasury or held by CoreStates or any wholly-owned subsidiary of CoreStates or Meridian (except in both cases for shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a subsidiary of CoreStates or Meridian acts as investment advisor that, in any such case, are beneficially owned by third parties ("Trust Account Shares") and shares acquired in respect of debts previously contracted ("DPC Shares")), will be automatically converted into 1.225 fully paid and nonassessable shares of CoreStates Common Stock (except that cash will be paid in lieu of fractional shares as described under "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below), subject to possible increase in certain limited circumstances. See "--Termination; Possible Exchange Ratio Increase" below.

  Any shares of Meridian Common Stock owned immediately prior to the Effective Time by CoreStates, Meridian or their wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares) will be cancelled. All shares of CoreStates Common Stock owned immediately prior to the Effective Time by Meridian (other than Trust Account Shares and DPC Shares) will become treasury stock of CoreStates.

  The Exchange Ratio was determined through arm's-length negotiations between CoreStates and Meridian.

EFFECTIVE TIME

  The Effective Time will be the time of the filing of Articles of Merger with the Secretary of the Commonwealth of Pennsylvania or such later time as is specified in such Articles of Merger. The closing of the Merger will occur on the first day which is at least two business days after satisfaction or waiver (subject to applicable law) of the conditions to consummation of the Merger set forth in the Merger Agreement (excluding conditions that, by their terms, cannot be satisfied until the date of closing) unless another date is agreed to in writing by Meridian and CoreStates. The Merger Agreement may be terminated by either party if, among other reasons, the Merger shall not have been consummated on or before September 30, 1996. See "--Conditions to the Consummation of the Merger" and "--Termination; Possible Exchange Ratio Increase" below.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

  The conversion of Meridian Common Stock into CoreStates Common Stock will occur automatically at the Effective Time.

  As soon as practicable after the Effective Time, First Chicago Trust Company of New York, or another bank designated by CoreStates and reasonably acceptable to Meridian, in its capacity as Exchange Agent (the "Exchange Agent"), will send a transmittal form to each former Meridian shareholder. The transmittal form will contain instructions with respect to the surrender of certificates previously representing Meridian Common Stock to be exchanged for CoreStates Common Stock.

  MERIDIAN SHAREHOLDERS SHOULD NOT FORWARD MERIDIAN STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. MERIDIAN SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

  After the Effective Time, each certificate that previously represented shares of Meridian Common Stock will represent only the CoreStates Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of CoreStates Common Stock as described below.

  Holders of certificates previously representing Meridian Common Stock will not be paid dividends or distributions declared or made after the 30th day following the Effective Time on the CoreStates Common Stock into which such shares have been converted, and will not be paid cash in lieu of fractional shares of CoreStates Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of CoreStates Common Stock payable as described below will be paid without interest.

  For a period of 90 days after the Effective Time, holders of record of certificates previously representing shares of Meridian Common Stock will be entitled to vote the number of whole shares of CoreStates Common Stock into which their shares of Meridian Common Stock were converted in the Merger, notwithstanding that such certificates shall not have been exchanged for certificates evidencing CoreStates Common Stock.

  No fractional shares of CoreStates Common Stock will be issued to any Meridian shareholder upon surrender of certificates previously representing Meridian Common Stock. For each fractional share that would otherwise be issued, CoreStates will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing prices for a share of CoreStates Common Stock on the NYSE Tape for the five NYSE trading days immediately preceding the Effective Time.

CONDUCT OF BUSINESS PENDING MERGER AND RELATED MATTERS

  Pursuant to the Merger Agreement, each of CoreStates and Meridian has made certain covenants, with respect to itself and its subsidiaries, relating to the conduct of business pending consummation of the Merger. Among other things, each has agreed (except as otherwise contemplated by the Merger Agreement or with the written consent of the other party) not to do any of the following:

    (i) conduct its business other than in the ordinary and usual course;

    (ii) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or give any person the right to acquire any such shares, other than (a) pursuant to the exercise of stock options outstanding on October 10, 1995, (b) in connection with acquisitions of business otherwise permitted pending the Merger, (c) in the case of CoreStates, pursuant to (x) employee benefit plans in effect on October 10, 1995 or (y) a rights agreement which CoreStates enters into pending the Merger of similar effect as the Meridian Rights Agreement (as defined below), or (d) under the relevant Stock Option Agreement;

    (iii) make declare or pay dividends on shares of its capital stock other than regular quarterly cash dividends of $.37 per share of Meridian Common Stock and $.34 per share of CoreStates Common Stock (provided that CoreStates may increase its first quarterly dividend in 1996 and thereafter and in such case the limit on dividends payable on Meridian Common Stock will increase proportionately) and dividends by a wholly-owned subsidiary, or redeem or otherwise acquire shares of its capital stock;

    (iv) in the case of Meridian, increase any salaries or employee benefits or enter into or modify any employee agreements (other than certain termination agreements contemplated by the Merger Agreement) or benefit plans, except for certain increases in the ordinary course of business, as required by law, to satisfy pre-existing contractual obligations or as otherwise permitted by the Merger Agreement;

    (v) dispose of any material assets, business or property or acquire material business or property of any other entities except that (a) Meridian may complete the transaction contemplated by the Agreement and Plan of Merger dated May 23, 1995 with UCB in accordance with the terms thereof, and (b) CoreStates may make acquisitions in which the aggregate purchase price paid does not exceed $1.0 billion or the aggregate number of shares does not exceed 20% of the number of such shares outstanding on September 30, 1995;

    (vi) amend its articles of incorporation or by-laws or, in the case of Meridian, the Meridian Rights Agreement, except that CoreStates may effect the Charter Amendment and Meridian may amend the Meridian Rights Agreement as contemplated by the Merger Agreement;

    (vii) change its accounting methods;

    (viii) knowingly take any action that (1) would, or is reasonably likely to, prevent or impede the Merger from qualifying for "pooling of interests" accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code, or (2) is intended or is reasonably likely to result in a breach of any representation or warranty, a condition not being satisfied or a violation of either Stock Option Agreement or of the Merger Agreement; or

    (ix) incur any long-term debt other than in the ordinary course.

  The Merger Agreement also provides that without the prior written consent of the other party, neither Meridian nor CoreStates will solicit or encourage inquiries or proposals with respect to, or engage in negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to a Takeover Proposal (as defined in the Merger Agreement).

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains customary mutual representations and warranties of Meridian and CoreStates relating to, among other things, (a) corporate organization and similar corporate matters and capital structures,
(b) good standing and the authority to carry on business, (c) shares of capital stock, (d) subsidiaries, (e) corporate power and authority, (f) the authorization, execution and delivery of the Merger Agreement and Stock Option Agreements, (g) the absence of violations of or defaults under applicable laws and such party's articles of incorporation or by-laws, (h) documents filed by such party with the Commission and the accuracy of the information included therein, (i) the absence of litigation, (j) compliance with applicable laws and certain bank regulatory matters, (k) the absence of defaults under various contracts and the possession of good title to various properties, (l) brokers' and finders' fees, (m) retirement and other employee plans and matters under the Employee Retirement Income Security Act of 1974, as amended, (n) the absence of labor unions and the status of labor relations, (o) directors' and officers' liability insurance, (p) the inapplicability of certain takeover laws, including Chapter 25 of the PBCL, and, in the case of Meridian, of Articles Eleventh and Sixteenth of its Articles of Incorporation and the inapplicability of certain provisions of the Meridian Rights Agreement, (q) required shareholder votes, (r) environmental matters, (s) the filing of tax returns and payment of taxes, (t) the absence of knowledge of any reason why the Merger would not qualify for a "pooling of interests" accounting or as a "reorganization" for purposes of Section 368(a) of the Code and (u) the conduct of the business in the ordinary course and the absence of certain changes since December 31, 1994 which would be likely to have a Material Adverse Effect (as defined in the Merger Agreement). The Merger Agreement provides that no representation or warranty shall be deemed to be untrue or incorrect as a result of the existence or absence of any fact, if such fact together with all other facts inconsistent with any such representation or warranty, is not reasonably likely to have a Material Adverse Effect, except that certain representations and warranties, including those concerning due organization, capital structure and the absence of material adverse changes, must be true and correct, and certain other representations and warranties, including those concerning subsidiaries, corporate power and authority, the inapplicability of certain takeover laws, the required vote and the conduct of the business in the ordinary course, must be true and correct in all material respects.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  Each party's obligation to effect the Merger is subject to various conditions which include, in addition to other customary closing conditions, the following:

    (1) approval of the Merger Agreement by the requisite vote of the shareholders of CoreStates and Meridian;

    (2) receipt of all required regulatory approvals without the imposition of any condition or restriction upon the Continuing Corporation which would reasonably be expected either (x) to have a Material Adverse Effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Continuing Corporation, or
  (y) to prevent the parties from realizing a major portion of the economic benefits of the Merger that they anticipated at the date of entering into the Merger Agreement;

    (3) the receipt of any required third party consents;

    (4) no court or agency having taken any action, nor law or regulation having been enacted or adopted, which prohibits the Merger;

    (5) the receipt of letters from each party's independent auditors relating to "pooling of interests" accounting treatment for the Merger;

    (6) in the case of Meridian, the continued accuracy of the representations and warranties of CoreStates, the performance by CoreStates of all covenants and the delivery by CoreStates of an officers' certificate to such effect;

    (7) in the case of CoreStates, (a) the continued accuracy of the representations and warranties of Meridian, the performance by Meridian of all covenants and the delivery of an officers' certificate to such effect, and (b) certain events not having occurred for purposes of the Meridian Rights Agreement;

    (8) the receipt by CoreStates of an opinion from Simpson Thacher & Bartlett, and the receipt by Meridian of an opinion from Stevens & Lee, as to certain federal income tax consequences of the Merger; and

    (9) the shares of CoreStates Common Stock issuable in the Merger having been approved for listing in the NYSE, subject to official notice of issuance.

  The Merger Agreement permits any condition (other than a condition required in order to comply with applicable law) to be waived by the party benefitted thereby.

DIVIDENDS

  Each of CoreStates and Meridian expects to continue to declare until the Effective Time their respective regularly scheduled dividends. The Merger Agreement requires each of CoreStates and Meridian to coordinate with the other the payment of dividends relating to CoreStates Common Stock and Meridian Common Stock with the intent that holders of CoreStates Common Stock and Meridian Common Stock shall not receive two dividends, or fail to receive one dividend, for any calendar quarter.

REGULATORY APPROVALS REQUIRED

  The Merger is subject to the prior approval of the Federal Reserve Board and the banking authorities of the Commonwealth of Pennsylvania and the States of New Jersey and Delaware. In addition, aspects of the Merger will require notifications to, and/or approvals from, certain other federal and state authorities.

  The Merger is subject to approval by the Federal Reserve Board under Sections 3 and 4 of the BHCA. CoreStates has filed applications for such approvals with the Federal Reserve Board. Under Section 3 of the BHCA, the Federal Reserve Board must withhold approval of the Merger if it finds that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. In addition, the Federal Reserve Board may not approve the Merger if it finds that the effect thereof may be substantially to lessen competition or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effects of the Merger in meeting the convenience and needs of the communities to be served. In each case, the Federal Reserve Board will also take into consideration the financial and managerial resources and future prospects of the banking subsidiaries following the transactions. The Federal Reserve Board has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

  In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of CoreStates and Meridian in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. As part of the review process, the Federal Reserve Board frequently receives, in merger transactions, protests from community groups and others. All of the banking subsidiaries of CoreStates and Meridian have received either an "outstanding" or a "satisfactory" CRA rating in their most recent CRA examinations by their respective federal regulators.

  Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act"), certain sections of which became effective September 29, 1995, the Federal Reserve Board generally may not approve an application if the applicant (including all insured depository institutions which are affiliates of the applicant), upon consummation of the acquisition, would control more than 10% of the total deposits of all insured depository institutions in the United States or 30% or more of the total amount of deposits of all insured depository institutions in a particular state. CoreStates does not believe that after the Merger it would control deposits in excess of either limitation.

  The Federal Reserve Board will furnish notice and a copy of the application for approval of the Merger to the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC") and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from any of these agencies within such 30-day period. Furthermore, the BHCA and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by CoreStates for approval of the Merger and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

  Under Section 3 of the BHCA, the Merger may not be consummated for 30 days from the date of approval by the Federal Reserve Board, during which time the Merger could be challenged on antitrust grounds. With the approval of the Federal Reserve Board and the Department of Justice, however, this waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Justice Department would stay the effectiveness of Federal Reserve Board approval of the Merger unless a court specifically orders otherwise. In reviewing the Merger, the Justice Department could analyze the Merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the Justice Department could reach a different conclusion than the Federal Reserve Board regarding the Merger's competitive effects.

  Under Section 4 of the BHCA and related regulations, the Federal Reserve Board must consider whether the performance of CoreStates' and Meridian's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of CoreStates and Meridian and the effect of the proposed transaction on those resources.

  Using the above standards, CoreStates and Meridian expect that the Federal Reserve Board or the Justice Department will request that CoreStates and/or Meridian divest certain operations in order to alleviate what such agencies believe would otherwise be an adverse competitive effect. At present, only preliminary discussions with regulatory authorities have taken place and the amount of divestitures cannot be determined until further discussions with the Federal Reserve Board and the Justice Department are held; accordingly, as of the date of this Proxy Statement/Prospectus, neither CoreStates nor Meridian can predict with any assurance what the aggregate amount of any such divestitures may be. While any potential divestitures may affect certain pro forma combined financial statement amounts, merger and restructuring costs, cost savings and revenues, CoreStates and Meridian believe, based on divestitures required in recent comparable transactions, that the aggregate amount and financial impact of divestitures should not be material to the business, operations or financial condition of the Continuing Corporation and its subsidiaries, taken as a whole nor have any impact on the anticipated accounting treatment. Under the Merger Agreement, CoreStates and Meridian are not obligated to consummate the Merger if any requisite approval or consent of a Regulatory Authority (as defined in the Merger Agreement) is subject to the imposition of any condition or restriction which would be reasonably expected either (i) to have a Material Adverse Effect (as defined in the Merger Agreement) after the Effective Time in the present or prospective consolidated financial condition, business or operating results of the Continuing Corporation, or (ii) to prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they anticipated obtaining therefrom on the date of the Merger Agreement.

  The Merger will be subject to the prior approval of the banking regulatory authorities of Pennsylvania, New Jersey and Delaware. The factors that such state banking authorities will consider in determining whether to grant their approval include the competitive effects of the Merger, the principles of sound banking and the public interest and the needs of the communities served by CoreStates and Meridian. Information regarding the competitive effects of the Merger is also being provided to the Attorney General of Pennsylvania.

  CoreStates' and Meridian's rights to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of such respective options would result in CoreStates or Meridian, as the case may be, owning more than 5% of the outstanding shares of Meridian Common Stock or CoreStates Common Stock, respectively. In considering whether to approve CoreStates' or Meridian's right to exercise its option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

  There can be no assurance as to whether or when any of the above-described regulatory approvals required for consummation of the Merger will be obtained or as to any conditions that may be imposed in connection with the granting of such approvals. See "--Conditions to the Consummation of the Merger".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following describes the material federal income tax consequences of the Merger under the Code, assuming that the Merger is consummated as contemplated herein. This discussion is based on current laws and interpretations thereof, which are subject to change. The discussion assumes that the Meridian stock exchanged by each holder in the Merger is held as a capital asset and does not take account of rules that may apply to holders of Meridian stock ("Meridian Shareholders") that are subject to special treatment under the Code (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, shareholders who acquired shares pursuant to the exercise of an employee stock option or otherwise as compensation or foreign persons). Also, the discussion does not address state, local or foreign tax consequences. Consequently each Meridian Shareholder should consult its own tax advisor as to the specific tax consequences of the Merger to that shareholder.

  Tax Opinions. The obligations of CoreStates and of Meridian to consummate the Merger are subject to the receipt of the opinions of tax counsel outlined below, unless waived. Neither CoreStates nor Meridian has requested or will request an advance ruling from the Internal Revenue Service (the "IRS") as to the tax consequences of the Merger.

  As of the date of this Proxy Statement/Prospectus, Simpson Thacher & Bartlett, counsel to CoreStates, and Stevens & Lee, counsel to Meridian, have advised CoreStates and Meridian, respectively, that in their opinion, based on certain customary representations and assumptions referred to in such opinions, (i) the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) no income, gain or loss will be recognized for federal income tax purposes by Meridian Shareholders upon the exchange in the Merger of shares of Meridian for shares of CoreStates (except to the extent of any cash received in lieu of fractional shares). In addition, consummation of the Merger is conditioned upon the receipt by CoreStates and Meridian of the opinions described above dated as of the Closing Date.

  Cash Received in Lieu of Fractional Shares. A Meridian Shareholder who receives cash in the Merger in lieu of a fractional share interest in CoreStates Common Stock will be treated for federal income tax purposes as receiving such fractional share interest and then redeeming it for cash. Such a Meridian Shareholder will recognize gain or loss as of the Effective Time in an amount equal to the difference between the amount of cash received and the portion of the shareholder's adjusted tax basis in the shares of Meridian Common Stock allocable to the fractional share interest. Any gain or loss will be capital gain or loss if the shareholder holds the Meridian Common Stock as a capital asset at the Effective Time and will be long-term capital gain or loss if the holding period for the fractional share interest deemed to be received and then redeemed is more than one year.

  Tax Basis and Holding Period of CoreStates Common Stock. The tax basis of the shares of CoreStates Common Stock received by the Meridian Shareholders will be the same as the tax basis of their Meridian Common Stock exchanged therefor (reduced by any amount allocable to a fractional share interest for which cash is received). The holding period of the CoreStates Common Stock in the hands of the Meridian Shareholders will include the holding period of their Meridian Common Stock exchanged therefor, provided such Meridian Common Stock is held as a capital asset at the Effective Time.

ANTICIPATED ACCOUNTING TREATMENT

  CoreStates' and Meridian's management expect the Merger to be accounted for under the "pooling of interests" method of accounting. Under this method of accounting, the recorded assets and liabilities of CoreStates and Meridian will be carried forward to the Continuing Corporation at their recorded amounts after addressing any conformity issues; income of the Continuing Corporation will include income of CoreStates and Meridian for the entire fiscal year in which the combination occurs after addressing any conformity issues; and the reported income of the separate companies for prior periods will be combined and restated as income of the Continuing Corporation after addressing any conformity issues.

  It is a condition to the consummation of the Merger that each of CoreStates and Meridian shall have received letters, dated the Closing Date, from Ernst & Young LLP and KPMG Peat Marwick LLP confirming such firms' concurrence with CoreStates' management's and Meridian's management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if the Merger is consummated in accordance with the Merger Agreement.

TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE

  The Merger Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval and adoption of the Merger Agreement by the shareholders of Meridian or CoreStates: (a) by mutual consent of CoreStates and Meridian; (b) by either CoreStates or Meridian if the Merger shall not have been consummated by September 30, 1996 (except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the terminating party); or (c) by either CoreStates or Meridian if (i) the consent of the Federal Reserve Board for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been denied by final action and the time for appeal shall have expired or (ii) any approval of the shareholders of Meridian or of CoreStates required for the consummation of the Merger shall not have been obtained. The Merger Agreement may also be terminated at any time prior to (a) the Meridian Special Meeting, by CoreStates, if the Board of Directors of Meridian fails to recommend to its shareholders the approval of the Merger or withdraws or modifies or changes such recommendation in a manner adverse to CoreStates, and (b) the CoreStates Special Meeting, by Meridian, if the Board of Directors of CoreStates fails to recommend to its shareholders approval of the Merger and the Charter Amendment or withdraws or modifies or changes such recommendations in a manner adverse to Meridian.

  In addition, the Merger Agreement may be terminated by the Meridian Board of Directors at its sole option, if either:

    (i) both (a) the Average Closing Price on the Determination Date (i.e., the average closing price of CoreStates Common Stock for the ten full trading days ending on the date the Federal Reserve Board approved the Merger) is less than $32.725 and (b) the number obtained by dividing the Average Closing Price on the Determination Date by $38.50 (the "CoreStates Ratio") is less than the number obtain by dividing the Index Price on the Determination Date by $41.71 (being the Index Price on October 9, 1995) and subtracting .15 from such latter number (after such subtraction, the "Index Ratio"); or

    (ii) the Average Closing Price on the Determination Date is less than $27.75 (the number obtained by multiplying $37.00 (being the last sale price of CoreStates Common Stock on October 10, 1995 on the NYSE Tape) and 0.75);

provided, however, that the Merger Agreement would not be so terminated if CoreStates elects, at its sole option, to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated below. There can be no assurance that the Meridian Board of Directors would exercise its right to terminate the Merger Agreement if a Termination Event (i.e., the conditions in either (i) or (ii) above) exists, and if the Meridian Board of Directors does elect to so terminate the Merger Agreement, there can be no assurance that CoreStates will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.

  Certain possible effects of the above provisions of the Exchange Ratio may be illustrated by the following four scenarios:

    (1) If the Average Closing Price on the Determination Date is not less than $32.725, there would be no Termination Event and no adjustment to the Exchange Ratio.

    (2) If the Average Closing Price on the Determination Date is less than $32.725 and greater than or equal to $27.75, but the CoreStates Ratio is equal to or greater than the Index Ratio, there would be no Termination Event and no increase in the Exchange Ratio.

    (3) If the Average Closing Price on the Determination Date is less than $32.725 and the CoreStates Ratio is less than the Index Ratio, there would be a Termination Event and the Meridian Board of Directors could, at its sole option, elect to terminate the Merger Agreement; provided that CoreStates could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the lesser of (i) the result of dividing $40.09 (the product of $32.725 and the Exchange Ratio) by the Average Closing Price on the Determination Date, and (ii) the result of dividing the product of the Index Ratio and the Exchange Ratio (as then in effect), by the CoreStates Ratio.

    (4) If the Average Closing Price on the Determination Date is less than $27.75, there would be a Termination Event and the Meridian Board of Directors could, at its sole option, elect to terminate the Merger Agreement, provided that CoreStates could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient obtained by dividing $33.99 (the product of $27.75 and the Exchange Ratio (as then in effect)) by the Average Closing Price.

  These four scenarios may be summarized as follows:

                                   CORESTATES RATIO
      AVERAGE CLOSING             COMPARED TO INDEX
           PRICE                        RATIO                   TERMINATION EVENT
   ----------------------      ------------------------         -----------------
         ^ $32.725             --                                      no
   < $32.725 and ^ $27.75      equal to or greater than                no
   < $32.725 and ^ $27.75      less than                               yes
          < $27.75             --                                      yes

  If there would be a Termination Event described in both paragraphs (3) and
(4) above, the Meridian Board of Directors could elect which Termination Event to assert. The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the CoreStates Common Stock that may actually be received by holders of Meridian Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.

  Meridian stockholders should be aware that the Average Closing Price on the Determination Date on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the last sale prices of CoreStates Common Stock during a ten-day period ending on the Determination Date. Accordingly, because the market price of CoreStates Common Stock between the Determination Date and the Effective Time, as well as on the date certificates representing shares of CoreStates Common Stock are delivered in exchange for shares of Meridian Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the CoreStates Common Stock actually received by holders of Meridian Common Stock may be more or less than (i) the Average Closing Price on the Determination Date, or (ii) the value of the CoreStates Common Stock on the Closing Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.

  At the close of business on December 15, 1995, the Index Price was $43.18.

  The Index Group consists of 11 bank holding companies selected by CoreStates and Meridian as being directly relevant for purposes of distinguishing changes in CoreStates' stock prices that are unique from those reflective of general changes in comparable companies. The 11 bank holding companies are Bank of Boston Corporation, Barnett Banks, Inc., Boatmen's Bancshares, Inc., Comerica Incorporated, First Bank System, Inc., Fleet Financial Group, Inc., KeyCorp, Mellon Bank Corporation, National City Corporation, PNC Bank Corp. and The Bank of New York Company, Inc. If CoreStates or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between October 10, 1995 and the Determination Date, the prices of CoreStates Common Stock or such other common stocks shall be appropriately adjusted for all purposes, including determining whether there is a Termination Event or determining any possible increase in the Exchange Ratio as illustrated above (and, in the case of any such transaction by CoreStates, the Exchange Ratio also shall be appropriately adjusted). In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of determining whether there has been a Termination Event.

  It is not possible to know whether a Termination Event will occur until after the Determination Date. The Meridian Board of Directors has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the Meridian Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the shareholders of Meridian at the Meridian Special Meeting will confer on the Meridian Board of Directors the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the shareholders of Meridian. If the Meridian Board of Directors elects to exercise its termination right, Meridian must give CoreStates prompt notice of that decision during a ten-day period beginning two days after the Determination Date, but the Meridian Board of Directors may withdraw such notice, at its sole option, at any time during such ten-day period. During the five-day period commencing with receipt of such notice, CoreStates has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement. CoreStates is under no obligation to increase the Exchange Ratio, and there can be no assurance that CoreStates would elect to increase the Exchange Ratio if the Meridian Board of Directors were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by CoreStates in light of the circumstances existing at the time CoreStates has the opportunity to make such an election. If CoreStates elects to increase the Exchange Ratio as set forth in the Merger Agreement and as illustrated above, it must give Meridian prompt notice of that election and such increased Exchange Ratio, in which case no termination of the Merger Agreement would occur as a result of a Termination Event.

  Although CoreStates has the right in the limited circumstances described above to increase the Exchange Ratio, under no circumstances may the Exchange Ratio be decreased.

  The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement (a copy of which is set forth as Annex I to this Joint Proxy Statement/Prospectus) relating to possible increase of the Exchange Ratio as the result of a Termination Event.

  In the event of termination of the Merger Agreement by either Meridian or CoreStates, there will be no liability or obligation on the part of CoreStates or Meridian other than the obligation dealing with confidentiality, and other than any liabilities or damages incurred as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

AMENDMENT AND WAIVER

  Prior to the Effective Time, any provision of the Merger Agreement may be:
(i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing among the parties thereto, approved by their respective Boards of Directors and executed in the same manner as the Merger Agreement, provided that, after approval by the shareholders of Meridian, the consideration to be received by the shareholders of Meridian Common Stock may not thereby be decreased.

EXPENSES

  All costs and expenses incurred in connection with the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby shall be paid by the party incurring such expense, except that CoreStates and Meridian shall share equally the expenses incurred in connection with filing, printing and mailing this Proxy Statement/Prospectus.

EFFECT ON EMPLOYEE BENEFIT AND STOCK PLANS

  Pursuant to the Merger Agreement, CoreStates and Meridian have agreed that all Meridian employees will be entitled to participate in CoreStates' benefit plans on substantially the same terms and conditions as CoreStates employees, and that until such time the plans of Meridian will remain in effect. CoreStates will continue in effect the Meridian Employee Stock Ownership Plan ("ESOP") in which CoreStates and Meridian employees will participate, except that CoreStates Common Stock will be held by the ESOP, as successor to Meridian.

  Pursuant to the Merger Agreement, CoreStates has agreed to perform the termination agreements in effect, or to be put into effect, with nine executive officers of Meridian. See "Interests of Certain Persons in the Merger--Termination Agreements" below.

  Both CoreStates and Meridian maintain severance programs for certain executive employees who are not covered by individual termination agreements or by any special severance plan. Pursuant to the Merger Agreement, employees of CoreStates and Meridian who are terminated without cause and are not otherwise party to termination agreements or covered under the executive severance policy discussed below would receive severance equal to the greater of (i) six months' continuation of base salary or (ii) the amount of severance to which they would be entitled under the CoreStates severance policy. In addition, such employees would be entitled to continued coverage under Corestates' medical insurance plans (or the equivalent) during the severance period.

  Under a new CoreStates executive severance policy, a limited number of executives who suffer a reduction in compensation or certain demotions or are terminated without cause would receive severance benefits consisting of the executive's 1995 target bonus amount and between twelve and eighteen months of
(i) salary continuation and (ii) continuation of medical benefits.

  Conversion of Certain Stock-Based Awards. Of the 2,591,837 Meridian Stock Options outstanding as of December 26, 1995, (i) 2,114,637 Meridian Stock Options have vested by reason of the expiration of the one-year waiting period set forth in the plan, (ii) 2,000 Meridian Stock Options were granted in July 1995 to employees terminated in connection with Meridian's "59.9" restructuring program and vested immediately upon termination of the affected employees, and (iii) 69,500 Meridian Stock Options granted in July 1995 to employees who were not terminated in connection with Meridian's "59.9" restructuring program, together with 405,700 Meridian Stock Options granted in the ordinary course in December 1995 to Meridian employees who were not affiliates of Meridian, will vest upon shareholder approval of the Merger Agreement. At the Effective Time, each outstanding and unexercised option to purchase shares of Meridian Common Stock (a "Meridian Stock Option") issued pursuant to any Meridian plan or agreement will be assumed by CoreStates. Each Meridian Stock Option will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Meridian Stock Option, the same number of shares of CoreStates Common Stock as the holder of such Meridian Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded up to the nearest whole share, at a price per share equal to the per share exercise price of each such Meridian Stock Option divided by the Exchange Ratio; provided, however, that in the case of any such option that qualifies as an "incentive stock option" under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in order to comply with Section 424(a) of the Code.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of the Boards of Directors and management of CoreStates and Meridian may be deemed to have certain interests in the Merger in addition to their interests generally as shareholders of CoreStates or Meridian, as the case may be. All of such additional interests are described below, to the extent material, and except as described below such persons have, to the best knowledge of CoreStates and Meridian, no material interests in the Merger apart from those of shareholders generally. The CoreStates Board of Directors and the Meridian Board of Directors were each aware of these interests of their respective directors and officers and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  Indemnification and Board Membership. The Merger Agreement provides that the Continuing Corporation will maintain all rights of indemnification existing in favor of the directors, officers and employees of Meridian for six years (and, with respect to transactions arising out of this Agreement or the Stock Option Agreement, indefinitely) after the Effective Time to the full extent that Meridian would have been permitted under Pennsylvania law and the Meridian Articles of Incorporation (the "Meridian Charter") and By-laws to indemnify such persons and will cause to be maintained for six years after the Effective Time directors' and officers' liability insurance on terms no less favorable than those contained in policies maintained by Meridian; provided that if the annual premium payments for such insurance exceed 250% of the annual premiums paid as of the date of the Merger Agreement by Meridian, the Continuing Corporation is required to maintain the maximum coverage available at an annual premium equal to 250% of Meridian's annual premium.

  The Board of Directors of the Continuing Corporation as of the Effective Time is expected to consist of fifteen persons comprised of 10 current directors of CoreStates and five current directors of Meridian, and certain officers of CoreStates and Meridian will become officers of the Continuing Corporation as of the Effective Time. See "Management and Operations After the Merger".

  Termination Agreements. Prior to the execution of the Merger Agreement, four executive officers of Meridian, Messrs. McCullough, Sparks, Grosz and Fenimore, were parties to termination agreements. Under the terms of the Merger Agreement, Messrs. Fenimore and Grosz were to retain their existing termination agreements, and Messrs. McCullough and Sparks were to enter into new termination agreements. With the consent of CoreStates, Meridian will not enter into a new termination agreement with Mr. McCullough, and Mr. McCullough will retain his existing termination agreement. Mr. Sparks and five other senior executives, Ms. P. Sue Perrotty, a Group Executive Vice President of Meridian, Mr. R. William Holland, an Executive Vice President of Meridian, Mr. Wayne R. Huey, Jr., an Executive Vice President of Meridian, Mr. Richard E. Meyers, an Executive Vice President of Meridian and Mr. Thomas G. Strohm, an Executive Vice President of Meridian, are to enter into new termination agreements pursuant to the Merger Agreement, which, in the case of Mr. Sparks, will supersede his prior agreement with Meridian.

  In the event, and only in the event, an executive's employment is terminated under the circumstances hereinafter described, each executive would be entitled to receive cash payments ("Termination Payments"). The factors that provide the basis for calculating Termination Payments vary over time, and consequently a sum certain for such Termination Payments could be determined only as of the specific dates upon which any such payments were made. Under the existing termination agreements for Messrs. McCullough, Fenimore and Grosz, and assuming new termination agreements are executed for Mr. Sparks, Ms. Perrotty and Messrs. Holland, Huey, Meyers and Strohm in the form contemplated by the Merger Agreement, then, if Termination Payments were determined as of the Effective Time, the total of such payments (exclusive of additional retirement benefits) to Messrs. McCullough, Sparks, Fenimore, Grosz, Ms. Perrotty, Messrs. Holland, Huey, Meyers and Strohm would be approximately $3,196,000, $1,742,000, $766,000, $731,000, $689,000, $511,000,
$582,000, $561,000 and $433,000, respectively. However, the foregoing Termination Payments with respect to Mr. Sparks, Ms. Perrotty, Messrs. Holland, Huey, Meyers and Strohm would be limited to the extent necessary to avoid application of the "golden parachute" deduction and excise tax provisions of Sections 2806 and 4999 of the Code.

  The new termination agreement for Mr. Sparks will have a three-year term commencing as of the Effective Time and provides for severance benefits for a period of three years in the event of the termination of the executive's employment by the Continuing Corporation without "Cause" or by the executive with "Good Reason" (as each such term is defined). Such severance benefits would consist of (i) salary continuation (based on the highest salary during the year of termination and the two-year period preceding the executive's termination); (ii) annual payments of the greater of (A) the highest bonus paid in respect of the year of termination or the preceding two years or (B) the highest bonus paid with respect to calendar years 1992-1994; (iii) annual payments of the highest amount contributed by the employer in the year of termination or the preceding three years under any tax-qualified defined contribution plans, supplemental salary reduction plan, defined contribution portion of a retirement restoration plan and other nonqualified plans; (iv) accrual of additional benefits under any tax-qualified defined benefit plan, supplemental retirement plan and defined benefit portion of a retirement restoration plan based on the highest compensation in the year of termination or the preceding three years; and (v) continued participation in welfare benefit plans or tax-effected payments in lieu thereof. The payments and benefits under this agreement will be limited to the extent necessary to avoid application of the "golden parachute" deduction and excise tax provisions of Sections 280G and 4999 of the Code.

  The existing termination agreements for Messrs. McCullough, Fenimore and Grosz are similar to the termination agreement described above except that (i) such agreements do not contain the Code Sections 280G and 4999 limitation on the amount of payments and benefits and (ii) the agreements for Messrs. Fenimore and Grosz provide, in general, for two years of payments and benefits.

  The termination agreements for Ms. Perrotty and Messrs. Holland, Huey, Meyers and Strohm have three-year terms commencing as of the Effective Time and provide for severance benefits for the balance of the term, up to a maximum of 24 months, in the event of the termination of an executive's employment by the Continuing Corporation without "Cause" or by the executive due to certain job changes, relocations or reductions in compensation or benefits. Such severance benefits would consist of (i) salary continuation (based on the highest salary in the three-year period preceding the executive's termination); (ii) monthly prorated payments in respect of targeted incentive compensation for the year in which the Merger occurs; (iii) monthly prorated payments in respect of benefits the executive would have received under the Meridian 401(k) plan, or a successor plan, for the year prior to termination; (iv) continued participation in Meridian's retirement plan and supplemental retirement plan (including any successor plan); and (v) continued life, disability and medical insurance benefits. The payments and benefits under these agreements will be limited to the extent necessary to avoid application of the "golden parachute" deduction and excise tax provisions of Sections 280G and 4999 of the Code.

  CoreStates had no comparable termination arrangements. However, approximately 24 executive officers of CoreStates generally at the level of Executive Vice-President and above will be offered executive severance agreements which will be substantially equivalent to those covering Meridian executives.

  The Merger will not, however, constitute a change of control or otherwise trigger or accelerate any payment for purposes of such severance agreements or any other agreement or arrangement between CoreStates and its existing executive officers.

RECIPROCAL STOCK OPTION AGREEMENTS

  General. Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement thereto, CoreStates and Meridian entered into (i) the CoreStates Stock Option Agreement pursuant to which CoreStates granted Meridian an option to purchase up to 27,643,009 shares of CoreStates Common Stock (or such greater number of shares of CoreStates Common Stock as shall represent 19.9% of the then outstanding CoreStates Common Stock) at a price per share of $38.50 and (ii) the Meridian Stock Option Agreement pursuant to which Meridian granted CoreStates an option to purchase up to 11,506,698 shares of Meridian Common Stock (or such greater number of shares of Meridian Common Stock as shall represent 19.9% of the then outstanding Meridian Common Stock) at a price per share of $38.8125.

  The following is a summary of the material provisions of the CoreStates Stock Option Agreement and the Meridian Stock Option Agreement, which are attached as Annexes II and III, respectively, to this Proxy Statement/Prospectus and are incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreements. The terms of the Stock Option Agreements are identical in all material respects other than with respect to the shares which may be purchased pursuant thereto and the exercise prices.


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

  Exercise of the Options. The options are exercisable, in whole or in part, at any time or from time to time upon the occurrence of one of the following events (each a "Purchase Event") provided that the grantee of the relevant option is not in material breach of the Merger Agreement or the reciprocal Stock Option Agreement and no injunctive order against the delivery of shares covered by the relevant option is in effect:

    (a) without the prior written consent of the grantee of the relevant option (the "grantee"), the issuer of the relevant option (the "issuer") shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than the grantee or any of its subsidiaries), to effect (i) a merger, consolidation or similar transaction involving the issuer or any of its significant subsidiaries, (ii) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of the issuer or any of its significant subsidiaries, representing in either case 15% or more of the consolidated assets or deposits of the issuer and its subsidiaries, or (iii) the issuance, sale or other disposition by the issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of the issuer or any of its significant subsidiaries, other than, in each case of (i), (ii) or (iii) (each such transaction, an "Acquisition Transaction"), any merger, consolidation or similar transaction involving the issuer or any of its significant subsidiaries in which the voting securities of the issuer outstanding immediately prior to such transaction equal (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the issuer or surviving entity immediately after such transaction; or

    (b) any person (other than the grantee or any of its subsidiaries) or "group" (as defined under the Exchange Act) shall have acquired beneficial ownership (as defined in the Exchange Act) or the right to acquire beneficial ownership of 15% or more of the voting power of the issuer or any of its significant subsidiaries; or

    (c) any person (other than the grantee or any of its subsidiaries) shall have commenced (as defined in the Exchange Act) or filed a registration statement under the Securities Act with respect to a tender offer or exchange offer for shares of the common stock of the issuer such that, upon consummation of such offer, such person would have beneficial ownership (as defined under the Exchange Act) of 15% or more of the then outstanding common stock of the issuer; or

    (d) the holders of common stock of the issuer shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or the Board of Directors of the issuer shall have withdrawn or modified in a manner adverse to the grantee the recommendation of such Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than the grantee or any subsidiary of the grantee) shall have (A) made, or publicly disclosed an intention to make, a proposal, to engage in an Acquisition Transaction, (B) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, the Bank Merger Act, as amended, the BHCA or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction.

The right to purchase shares under each Stock Option Agreement will expire upon the earliest to occur of (x) the Effective Time, (y) termination of the Merger Agreement prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) or (z) 18 months after the termination of the Merger Agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event.

  A Preliminary Purchase Event means the occurrence of any of the following events:

    (a) any person (other than the grantee or any of its subsidiaries) publicly announces a proposal to engage in an Acquisition Transaction;

    (b) after any third party proposes to the issuer or its shareholders or such third party indicates its intention to the issuer to propose an Acquisition Transaction if the Merger Agreement terminates, the issuer shall have breached any representation, warranty or covenant in the Merger Agreement;

    (c) any person (other than the grantee or any of its subsidiaries) files an application or notice with a regulatory authority for approval to engage in an Acquisition Transaction without the consent of the grantee; or

    (d) prior to the special meeting of the issuer, the Board of Directors of the issuer fails to recommend the Merger to its shareholders or such recommendation is withdrawn, modified or changed in a manner adverse to the grantee.

  The consummation of a purchase or a repurchase pursuant to the Stock Option Agreements may be subject to, among other things, obtaining any required regulatory approvals. The prior approval of the Federal Reserve Board is required for the acquisition by the grantee of control of more than 5% (or, in the case of a transferee grantee that is not a bank holding company, 10%) of the issuer's outstanding common stock. Following occurrence of a Purchase Event, the grantee will have the ability to assign its rights under the Stock Option Agreement with respect to which it is grantee.

  Adjustment of Number of Shares. The number and type of securities subject to the options and the purchase price of the shares will be adjusted for any change in the issuer's common stock by reason of a stock dividend, stock split, recapitalization, combination, exchange of shares, exercise of Meridian rights, in the case of the Meridian Stock Option Agreement, or any equivalent CoreStates rights, in the case of the CoreStates Stock Option Agreement, or similar transaction, such that the grantee will receive (upon exercise of the option) the same number and type of securities as if the option had been exercised immediately prior to the occurrence of such event (or the record date therefor). The number of shares of common stock subject to each option will also be adjusted in the event the issuer issues additional shares of common stock, such that the number of shares of common stock subject to the option represents 19.9% of the issuer's common stock then outstanding, without giving effect to shares subject to or issued pursuant to the option.

  Substitute Option. In the event the issuer enters into any agreement to (A) merge or consolidate with any person other than the grantee or one of its subsidiaries such that the issuer is not the surviving corporation, (B) permit any person, other than the grantee or one of its subsidiaries, to merge or consolidate with the issuer and the issuer shall be the surviving corporation but, in connection therewith, the issuer's common stock is exchanged for any other securities or other property or the outstanding shares of the issuer's common stock prior to such merger or consolidation represent less than 50% of the outstanding shares and share equivalents of the merged company following such merger or consolidation, or (C) sell or otherwise transfer all or substantially all of its assets or deposits to a person other than the grantee or one of its subsidiaries, the option will be converted into an option (the "Substitute Option") to purchase securities of either the acquiring person, a person that controls the acquiring person or the issuer (if the issuer is the surviving entity), in all cases at the option of the grantee. The Substitute Option would be subject to immediate repurchase by the issuer at the request of the grantee, at prices, and subject to conditions, specified in the respective Stock Option Agreements.

  Repurchase at the Option of the Grantee. The grantee has the right to require the issuer to repurchase the option and any shares acquired by exercise of the option during the 18-month period after (a) any person (other than the grantee or any of its subsidiaries) or group (as defined in the Exchange Act) shall have acquired beneficial ownership (as defined in the Exchange Act) or the right to acquire beneficial ownership of at least 25% of the outstanding common stock of the issuer, or (b) the issuer shall have entered into an agreement entitling grantee to exercise a Substitute Option as described above (each a "Repurchase Event"), or during the 30 business days following the failure to obtain necessary regulatory approval of the purchase of shares pursuant to the option. Such repurchase will be at an aggregate price (the "Repurchase Price") equal to the sum of (i) the aggregate exercise price paid by the grantee for any shares of the issuer's common stock acquired pursuant to the option with respect to which grantee then has beneficial ownership; (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of the issuer's common stock over (y) the purchase price (subject to adjustment), multiplied by the number of shares of the issuer's common stock with respect to which the option has not been exercised; and
(iii) the excess, if any, of the Applicable Price over the purchase price paid by the grantee for each share of the issuer's common stock with respect to which the option has been exercised and with respect to which the grantee then has beneficial ownership, multiplied by the number of such shares. For purposes of the Stock Option Agreements, "Applicable Price" means the highest of (x) the highest price per share paid or to be paid by any person in a transaction of the type specified in clause (a) of the definition of "Repurchase Event", (y) the price per share paid by a third party for shares of the issuer's common stock in connection with a merger or other business combination which entitles grantee to a Substitute Option and (z) the highest closing sale price per share quoted on, in the case of the CoreStates Stock Option Agreement, the NYSE or, in the case of the Meridian Stock Option Agreement, Nasdaq NMS during the 40 business days prior to the grantee's exercise of its right to require the issuer to repurchase the option or the shares acquired by exercise thereof.

  Registration Rights. The grantee has certain rights to require registration of any shares purchased pursuant to the option under the securities laws if necessary for the grantee to be able to sell such shares.

  Effect of Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in either CoreStates or Meridian from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Meridian Common Stock than that implicit in the Exchange Ratio or a higher price per share for CoreStates Common Stock than the market price.

AMENDMENTS TO MERIDIAN RIGHTS AGREEMENT

  Meridian has amended the Meridian Rights Agreement to provide that neither the approval, execution or delivery of the Merger Agreement or the Meridian Stock Option Agreement nor the consummation of the transactions contemplated by the Merger Agreement or the Meridian Stock Option Agreement will cause the rights issued thereunder to become exercisable. See "Comparison of Shareholder Rights--Meridian Shareholder Rights Plan".

RESALE OF CORESTATES COMMON STOCK

  The CoreStates Common Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Meridian shareholder (including any director or executive officer of CoreStates who may be a Meridian shareholder) who may be deemed to be an "affiliate" of CoreStates or Meridian for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will enter into an agreement with CoreStates providing that such affiliate will not transfer any CoreStates Common Stock received in the Merger except in compliance with the Securities Act and will make no disposition of any CoreStates or Meridian Common Stock (or any interest therein) during the period commencing 30 days prior to the Effective Time through the date on which financial results covering at least 30 days of combined operations of CoreStates and Meridian after the Merger have been published. This Proxy Statement/Prospectus does not cover resales of CoreStates Common Stock received by any person who may be deemed to be such an affiliate of CoreStates or Meridian.

NO APPRAISAL RIGHTS

  No holder of CoreStates Common Stock or of Meridian Common Stock will be entitled to appraisal rights under the PBCL in connection with, or as a result of, the matters to be acted upon at the Special Meetings.

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

                            AMENDMENT OF CORESTATES
                           ARTICLES OF INCORPORATION

  At the CoreStates Special Meeting, the Board of Directors of CoreStates will submit for consideration by the CoreStates shareholders a proposal to amend the CoreStates Charter to increase the number of authorized shares of CoreStates Common Stock from 200,000,000 to 350,000,000 shares. The approval of the Merger Agreement and the amendment of the CoreStates Charter are each contingent upon approval of both such proposals by shareholders. Therefore, a vote against the proposal to amend the CoreStates Charter will have the same effect as a vote against the Merger. The affirmative vote of the holders of a majority of the shares of CoreStates Common Stock present and voting at the CoreStates Special Meeting is required to approve the amendment of the CoreStates Charter.

  The CoreStates Charter currently provides for authorized capital stock of CoreStates consisting of 200,000,000 shares of CoreStates Common Stock and 10,000,000 shares of CoreStates Preferred Stock. On the CoreStates Record Date, the number of shares of CoreStates Common Stock issued and outstanding totalled approximately 138,058,361 shares. CoreStates expects to issue to holders of Meridian Common Stock in the Merger, and to reserve for issuance in the future to holders of Meridian Options (as defined in the Merger Agreement) upon exercise of those Options, an aggregate of approximately 88,395,719 shares of CoreStates Common Stock. Accordingly, the 200,000,000 shares of CoreStates Common Stock authorized by the CoreStates Charter is not sufficient to consummate the Merger. Therefore, the Board of Directors deems it advisable that the authorized shares of CoreStates Common Stock be increased to 350,000,000 shares in order to have a sufficient number of shares to consummate the Merger and for issuance from time to time after the Merger.

  The Board of Directors of CoreStates believes that the continued availability of shares of CoreStates Common Stock is advisable not only to effect the Merger but to provide CoreStates with the flexibility to take advantage of opportunities to issue CoreStates Common Stock to obtain capital, as consideration for possible acquisitions or for other corporate purposes.

  The amendment of CoreStates' Charter will not have any dilutive effect on CoreStates' earnings or book value per share. The dilutive effect, if any, from the future issuance of additional shares of CoreStates Common Stock depends upon a number of circumstances, including the value of any consideration received in connection with such issuance.

  Management's estimates of the potential dilutive effect on earnings from the Merger were considered by J.P. Morgan and incorporated in J.P. Morgan's pro forma Merger analysis. See "The Merger--Opinions of Financial Advisors". For information regarding the pro forma effect of the Merger on CoreStates' historical earnings and book value per share, see "Pro Forma Financial Information".

  CoreStates currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of CoreStates Common Stock, except for the shares to be issued in the Merger and shares reserved or to be reserved for issuance by CoreStates as described herein. If any plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of CoreStates' capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of the NYSE and the judgment of the CoreStates Board of Directors regarding the submission thereof to CoreStates' shareholders.

  It is not presently contemplated that such additional shares of CoreStates Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in CoreStates more difficult, time-consuming or costly. However, it should be noted that shares of CoreStates Common Stock could be issued for that purpose and to that effect, and the Board of Directors reserves its right (if consistent with its fiduciary responsibilities) to issue CoreStates Common Stock for such purposes.

  THE CORESTATES BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE CORESTATES CHARTER AS DESCRIBED ABOVE.

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

                  MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AFTER THE MERGER

  CoreStates has agreed in the Merger Agreement to fix the size of its Board of Directors at 15 members, comprised of ten of the current directors of CoreStates and five current directors of Meridian, which five directors shall consist of Mr. McCullough, Mr. Cardy, Mr. Pugh, Mr. Strawbridge and Ms. Judith
M. von Seldeneck ("Former Meridian Directors"). CoreStates has agreed in the Merger Agreement to cause the Former Meridian Directors to be elected or appointed as directors of CoreStates at, or as promptly as practicable after, the Effective Time.

  The Agreement provides that (i) two of the Former Meridian Directors, including Mr. McCullough, will be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the Effective Time, (ii) two of the Former Meridian Directors will be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the annual meeting referenced in the preceding sentence and (iii) the remaining Former Meridian Director will be appointed to the remaining class of the CoreStates Board of Directors.

MANAGEMENT AFTER THE MERGER

  The Board of Directors of CoreStates has agreed in the Merger Agreement to take appropriate action so that as of the Effective Time, Mr. Larsen will be Chairman and Chief Executive Officer of the Continuing Corporation and Mr. McCullough will become President and Chief Operating Officer of the Continuing Corporation.

  In addition, the Board of Directors of CoreStates has agreed in the Merger Agreement to take appropriate action so that as of the Effective Time the following persons will hold the offices of the Continuing Corporation having the functions set forth below:

    Rosemarie B. Greco: President and Chief Executive Officer of CoreStates Bank, N.A.

    Charles L. Coltman III: Vice Chairman.

    Charles P. Connolly, Jr.: Senior Executive Vice President and Chief Risk Management Officer.

    Robert N. Gilmore: Chief Processing Services Officer.

    David E. Sparks: Chief Financial Officer.

  The Office of the Chairman of the Continuing Corporation will consist of Messrs. Larsen, McCullough, Coltman, Connolly, Gilmore and Sparks and Ms. Greco.

  As of the date hereof, neither CoreStates nor Meridian is aware of any material relationship between CoreStates or its directors or executive officers and Meridian or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein or in the documents incorporated by reference herein. In the ordinary course of business and from time to time, CoreStates may do business with Meridian, CoreStates may enter into banking transactions with certain of Meridian's directors, executive officers and their affiliates, Meridian may do business with CoreStates, and Meridian may enter into banking transactions with certain of CoreStates' directors, officers and their affiliates.

  For a discussion of certain contractual arrangements being entered into by certain persons affiliated with Meridian in connection with the Merger, see "The Merger--Interests of Certain Persons in the Merger."


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

CONSOLIDATION OF OPERATIONS; ANTICIPATED COST SAVINGS

  Although no assurances can be given that any specific level of expense savings will be achieved or as to the timing thereof, the managements of CoreStates and Meridian currently expect to achieve substantial savings in the base of operating expenses by consolidating certain operations, facilities and business lines and eliminating redundant expenses. Such savings (the principal components of which are described in greater detail below) are expected to be realized over time as such consolidation is completed and are expected to be realized primarily through reductions in staff, the consolidation and elimination of certain branches and office facilities and the consolidation of certain data processing and other back office operations. Annual pre-tax savings are expected to amount to approximately $186 million (or approximately 12% of the projected combined 1996 annual operating expense base) by the end of 1997, assuming among other things that the reductions in staff, branch consolidations and consolidations of other operations on which such estimates are based are accomplished within such time period. These anticipated expense savings are in addition to the projected savings from CoreStates' previously-announced "BEST" program and Meridian's previously-announced "59.9" program, which are anticipated to result in annual expense reductions of $145 million and $55 million, respectively, in 1996. It is expected that one-time, pre-tax Merger-related and other charges of approximately $175 million will be incurred upon consummation of the Merger, principally as a result of an addition to the allowance for possible loan losses which CoreStates has determined will be necessary in connection with a change in strategy related to problem assets and to conform Meridian's consumer lending charge-off policies to those of CoreStates, and also as a result of severance expenses to be incurred in connection with anticipated staff reductions, expenses in connection with planned office eliminations and other Merger-related expenses, including costs to eliminate redundant back office and other operations of CoreStates and Meridian and other expenses related directly to the Merger. See "Pro Forma Combined Financial Information" and footnote 11 to "Selected Financial Information".While the managements of CoreStates and Meridian believe such expectations as to anticipated cost savings from the Merger have a reasonable basis and have been prepared in good faith, the extent to which cost savings will be achieved is dependent upon various factors beyond the control of CoreStates and Meridian, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurances can be given with respect to the ultimate level and composition of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated.

  Of the projected annual expense savings of $186 million expected to be realized from the Merger, approximately $112 million is expected to be derived from the reduction in personnel, approximately $20 million is expected to be derived from the elimination of redundant outside services, approximately $12 million is expected to be derived from reduction in occupancy expense resulting from branch and office consolidations, and the remaining approximately $42 million is expected to be derived from other areas.

  CoreStates and Meridian are currently conducting a branch network review which is expected to result in the consolidation, closing or sale of approximately 115 branch offices out of a combined total of 666 branches. CoreStates and Meridian also anticipate that less than 10% of the combined total of 19,127 personnel positions will need to be eliminated in order to achieve the projected cost savings in personnel expense described above. In order to reduce the number of potential layoffs associated with the anticipated reduction in staff positions, both CoreStates and Meridian have instituted hiring freezes except for critical positions.

POST MERGER OPERATIONS

  CoreStates presently intends that the Continuing Corporation will maintain a substantial and prominent presence in the Reading market, and, in connection therewith, will continue to use and occupy Meridian's Spring Ridge Operations Center and, upon completion thereof, Meridian's headquarters building currently under construction in Reading, Pennsylvania, subject in each case to the changes in business plans as the Board of Directors of the Continuing Corporation deems to be in the best interests of the Continuing Corporation and its shareholders, employees, customers and the community it serves.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the Merger under the application of the pooling of interests method of accounting. Under the pooling of interests method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Meridian as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of CoreStates after addressing conformity issues, and no goodwill or other intangible assets will be created. CoreStates will include in its Consolidated Statement of Income the consolidated results of operations of Meridian for the entire fiscal year in which the Effective Date occurs after addressing conformity issues and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Meridian for prior periods after addressing conformity issues. See "The Merger--Anticipated Accounting Treatment."

  The unaudited pro forma condensed combined financial statements also reflect Meridian's pending acquisition of UCB, which is expected to be accounted for under the pooling of interests method of accounting.

  This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma financial information are preliminary and have been made solely for purposes of developing such pro forma financial information as necessary to comply with the disclosure requirements of the Commission. Where applicable, the pro forma adjustments have been separately tax effected at the following statutory rates: 1995, 1994 and 1993-35%, and 1992-34%. The pro forma financial information has been prepared using the historical consolidated financial statements and notes thereto, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The unaudited pro forma condensed combined financial statements do not give effect to anticipated cost savings in connection with the Merger (See "Management and Operations After the Merger--Consolidation of Operations; Anticipated Cost Savings"), and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Merger Agreement provides for an Exchange Ratio of 1.225 shares of CoreStates Common Stock for each share of Meridian Common Stock. The Exchange Ratio of 1.225 is subject to possible increase in certain limited circumstances. See "The Merger--Termination; Possible Exchange Ratio Increase." The accompanying unaudited pro forma financial information reflects an equivalent per shares of Meridian Common Stock at that Exchange Ratio. The accompanying unaudited pro forma financial information also assumes that 5.0 shares of Meridian Common Stock will be issued for each share of UCB common stock in Meridian's pending acquisition of UCB.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
                               SEPTEMBER 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    CORESTATES
                    CORESTATES     MERIDIAN     MERIDIAN                AND        MERIDIAN        UCB          UCB
                       AND           AND        PRO FORMA            MERIDIAN        AND           AND       PRO FORMA
                   SUBSIDIARIES  SUBSIDIARIES  ADJUSTMENTS           PRO FORMA   SUBSIDIARIES  SUBSIDIARIES ADJUSTMENTS
                   ------------  ------------  -----------          -----------  ------------  ------------ -----------
ASSETS
 Cash and due
 from banks......  $ 2,214,933   $   610,239                        $ 2,825,172  $   610,239    $   75,663
 Time deposits...    1,755,526        63,556                          1,819,082       63,556           --
 Investment
 securities......    2,136,612     2,800,620                          4,937,232    2,800,620     1,039,342
 Loans...........   21,168,026    10,246,035    $144,252 (2,9)       31,558,313   10,246,035       388,600
 Allowance for
 loan losses.....     (501,392)     (174,133)    (70,000)(3)           (745,525)    (174,133)      (11,042)
 Federal funds
 sold and
 securities
 purchased under
 agreements to
 resell..........      294,916        13,996                            308,912       13,996        97,460
 Trading account
 securities......          349       116,249                            116,598      116,249           --
 Due from
 customers on
 acceptances.....      493,212        17,960                            511,172       17,960           --
 Premises and
 equipment and
 other assets....    1,283,550       886,608     (81,688)(2,4,8,9)    2,088,470      886,608        40,439    $ 1,500 (10)
                   -----------   -----------    --------            -----------  -----------    ----------    -------
 Total assets....  $28,845,732   $14,581,130    $ (7,436)           $43,419,426  $14,581,130    $1,630,462    $ 1,500
                   ===========   ===========    ========            ===========  ===========    ==========    =======
LIABILITIES
 Deposits:
 Domestic:
 Non-interest
 bearing.........  $ 6,051,497   $ 1,782,975                        $ 7,834,472  $ 1,782,975    $  249,211
 Interest
 bearing.........   13,718,685     9,321,439                         23,040,124    9,321,439     1,054,014
 Overseas
 branches and
 subsidiaries....      923,930           --                             923,930          --            --
                   -----------   -----------    --------            -----------  -----------    ----------    -------
 Total deposits..   20,694,112    11,104,414                         31,798,526   11,104,414     1,303,225
 Funds borrowed..    2,245,238     1,362,129                          3,607,367    1,362,129        99,890
 Bank acceptances
 outstanding.....      490,520        17,960                            508,480       17,960           --
 Other
 liabilities.....    1,238,126       315,792    $128,305 (3,8)        1,682,223      315,792        28,256    $16,000 (10)
 Long-term debt..    1,861,946       514,524                          2,376,470      514,524           --
                   -----------   -----------    --------            -----------  -----------    ----------    -------
 Total
 liabilities.....   26,529,942    13,314,819     128,305             39,973,066   13,314,819     1,431,371     16,000
                   -----------   -----------    --------            -----------  -----------    ----------    -------
SHAREHOLDERS'
EQUITY
Common stock.....      145,875       291,690    (220,857)(5)            216,708      291,690         2,530     51,170 (6)
Capital surplus..      781,905       211,426     205,027 (5)          1,198,358      211,426        24,244    (73,403)(6)
Retained
earnings(3)......    1,606,581       833,397    (135,741)(3,8)        2,304,237      833,397       194,550    (14,500)(10)
Treasury Stock...     (218,571)      (15,830)     15,830 (5)           (218,571)     (15,830)      (22,233)    22,233 (6)
Unallocated
shares held by
ESOP.............          --        (54,372)                           (54,372)     (54,372)          --
                   -----------   -----------    --------            -----------  -----------    ----------    -------
 Total
 shareholders'
 equity..........    2,315,790     1,266,311    (135,741)             3,446,360    1,266,311       199,091    (14,500)
                   -----------   -----------    --------            -----------  -----------    ----------    -------
 Total
 liabilities and
 shareholders'
 equity..........  $28,845,732   $14,581,130    $ (7,436)           $43,419,426  $14,581,130    $1,630,462    $ 1,500
                   ===========   ===========    ========            ===========  ===========    ==========    =======
Book value per
share (3)........       $16.67        $22.65                             $16.62       $22.65        $92.68
                        ======        ======                             ======       ======        ======
                                 PRO FORMA
                    MERIDIAN      COMBINED
                     AND UCB        ALL
                    PRO FORMA   TRANSACTIONS
                   ------------ ----------------
ASSETS
 Cash and due
 from banks......  $   685,902  $ 2,900,835
 Time deposits...       63,556    1,819,082
 Investment
 securities......    3,839,962    5,976,574
 Loans...........   10,634,635   31,946,913
 Allowance for
 loan losses.....     (185,175)    (756,567)
 Federal funds
 sold and
 securities
 purchased under
 agreements to
 resell..........      111,456      386,372 (1)
 Trading account
 securities......      116,249      116,598
 Due from
 customers on
 acceptances.....       17,960      511,172
 Premises and
 equipment and
 other assets....      928,547    2,130,409
                   ------------ ----------------
 Total assets....  $16,213,092  $45,031,388
                   ============ ================
LIABILITIES
 Deposits:
 Domestic:
 Non-interest
 bearing.........  $ 2,032,186  $ 8,083,683
 Interest
 bearing.........   10,375,453   24,094,138
 Overseas
 branches and
 subsidiaries....          --       923,930
                   ------------ ----------------
 Total deposits..   12,407,639   33,101,751
 Funds borrowed..    1,462,019    3,687,257 (1)
 Bank acceptances
 outstanding.....       17,960      508,480
 Other
 liabilities.....      360,048    1,726,479
 Long-term debt..      514,524    2,376,470
                   ------------ ----------------
 Total
 liabilities.....   14,762,190   41,400,437
                   ------------ ----------------
SHAREHOLDERS'
EQUITY
Common stock.....      345,390      229,865 (7)
Capital surplus..      162,267    1,189,742 (7)
Retained
earnings(3)......    1,013,447    2,484,287 (7)
Treasury Stock...      (15,830)    (218,571)
Unallocated
shares held by
ESOP.............      (54,372)     (54,372)
                   ------------ ----------------
 Total
 shareholders'
 equity..........    1,450,902    3,630,951
                   ------------ ----------------
 Total
 liabilities and
 shareholders'
 equity..........  $16,213,092  $45,031,388
                   ============ ================
Book value per
share (3)........       $21.77       $16.46
                        ======       ======

See footnotes to the Pro Forma Condensed Combined Balance Sheet.

            FOOTNOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)

 (1) Reflects elimination of intercompany Federal funds transactions between CoreStates and UCB.

 (2) In connection with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"), CoreStates prospectively adopted effective January 1, 1995 the provisions of FAS 114 as they relate to the classification of loans previously determined to be "in substance foreclosed." In accordance with FAS 114, loans determined to be in substance foreclosed should be reclassified to loans and the charges associated with writedowns against in substance foreclosed loans should be reclassified to the provision for losses on loans from non-financial expenses. As in substance foreclosed loans are immaterial, CoreStates' historical financial information reflects in substance foreclosed loans as a component of other real estate owned ("OREO") in other assets and the charges associated with writedowns against in substance foreclosed loans in other non-financial expenses.

   Meridian adopted FAS 114 on January 1, 1995 and reclassified in substance foreclosed loans in its historical financial information from OREO/other assets to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans.

   As permitted under pooling of interests accounting, the pro forma financial information is presented as if CoreStates reclassified in substance foreclosed loans to loans, and writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans for all periods presented.

   In substance foreclosed loans for UCB are immaterial.

 (3) Based on a preliminary review of Meridian's loan portfolio, CoreStates has decided to take a different approach to the workout of certain assets. It is CoreStates' philosophy that this change maximizes the total value of the Merger and allows the Continuing Corporation to concentrate upon new franchise initiatives and revenue generation. In CoreStates' general experience, a strategy that involves the accelerated resolution of problem assets has been more economical than a long-term work out approach. It has been CoreStates' general experience that the costs of working out assets as well as other carrying costs typically outweigh any improvement in those assets' realized value. Furthermore, the process of working out problem assets diverts resources and management time and attention from building the business and creating long-term franchise value. CoreStates currently estimates that in connection with the change in strategic direction and to conform Meridian's consumer lending charge-off policies to those of CoreStates, CoreStates will take an addition to the allowance for possible loan losses of approximately $50 million to $80 million and, accordingly, has adjusted September 30, 1995 pro forma shareholders' equity by $70.0 million, $45.5 million after-tax, the current estimate based on the preliminary review. CoreStates currently estimates that the assets related to $66 million of the $70 million estimated provision will be disposed of within eighteen months of the Effective Date. The carrying value of these assets is approximately $225 million and the estimated provision represents 29% of this amount. It is also estimated that the conforming adjustments, mostly related to consumer lending charge-off policies, will comprise approximately $4 million of the $70 million estimated provision.

   Pro forma shareholders' equity at September 30, 1995 also reflects charges of approximately $105.0 million, which include: $40.0 million for employee severance costs; $24.1 million for the costs of consolidating and closing branches and other duplicate facilities; and $40.9 million for other expenses directly attributable to the Merger. Accordingly, pro forma shareholders' equity at September 30, 1995 has been reduced by $75.1 million, the after-tax effect of the charges and expenses directly attributable to the Merger. The aggregate cash outflow related to these charges is expected to be approximately $80 million.

 (4) Reflects deferred taxes receivable at statutory rates totalling $54.4 million related to the approximately $105.0 million of expenses directly attributable to the Merger and the $70.0 million addition to Meridian's allowance for possible loan losses.

 (5) Reflects the conversion of 57.823 million outstanding shares of Meridian Common Stock into 70.833 million shares of CoreStates Common Stock on September 30, 1995 after giving effect to the cancellation of 515 thousand shares of Meridian Common Stock held as treasury stock.

 (6) Reflects the conversion of 2.148 million outstanding shares of UCB Common Stock into 10.740 million shares of Meridian Common Stock on September 30, 1995 after giving effect to the cancellation of 381 thousand shares of UCB Common Stock held as treasury stock.

 (7) Reflects the conversion of 68.563 million pro forma shares of Meridian Common Stock into 83.990 million shares of CoreStates Common Stock on September 30, 1995 after giving effect to the cancellation of 515 thousand shares of Meridian Common Stock held as treasury stock.

 (8) Reflects the pro forma adoption by Meridian of the FAS 106 transitional liability of $28.8 million, $18.7 million after-tax, effective January 1, 1992. See footnote 3 to Pro Forma Condensed Combined Statements of Income.

 (9) Loans held for sale in CoreStates' historical financial information have not exceeded the requirements for separate balance sheet disclosure and accordingly have been included in total loans. Meridian's historical financial information reflects loans held for sale as a separate caption on the balance sheet (or in other assets in a condensed balance sheet). In the pro forma financial information, combined loans held for sale do not exceed the requirements for separate balance sheet disclosure and therefore Meridian's loans held for sale have been reclassified to total loans.

(10) Reflects charges of approximately $16.0 million before the related tax effects, which include expenses directly attributable to Meridian's pending acquisition of UCB. These expenses include $10.3 million of human resources-related costs, including employment contracts and severance; $1.5 million for elimination of duplicate operations and data processing facilities; and $4.2 million of other expenses, including investment banker fees and legal expenses. Deferred taxes receivable, at statutory rates, totalling $1.5 million related to those charges are reflected in other assets.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CORESTATES
                    CORESTATES    MERIDIAN    MERIDIAN           AND       MERIDIAN       UCB          UCB     MERIDIAN
                       AND          AND       PRO FORMA        MERIDIAN      AND          AND       PRO FORMA   AND UCB
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      PRO FORMA  SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS PRO FORMA
                   ------------ ------------ -----------      ---------- ------------ ------------ ----------- ---------
INTEREST INCOME
Interest and fees
 on loans........   $1,487,997    $676,172                    $2,164,169   $676,172     $24,854                $701,026
Interest on
 investment
 securities......      108,532     136,142                       244,674    136,142      50,215                 186,357
Interest on time
 deposits in
 banks...........       89,729       4,365                        94,094      4,365         --                    4,365
Other interest
 income..........        7,689      18,499                        26,188     18,499       2,717                  21,216
                    ----------    --------     -------        ----------   --------     -------       ----     --------
 Total interest
  income.........    1,693,947     835,178                     2,529,125    835,178      77,786                 912,964
                    ----------    --------     -------        ----------   --------     -------       ----     --------
INTEREST EXPENSE
Interest on
 deposits........      400,622     281,164                       681,786    281,164      27,888                 309,052
Interest on funds
 borrowed........       87,284      72,079                       159,363     72,079       2,610                  74,689
Interest on long-
 term debt.......       92,157      22,605                       114,762     22,605         --                   22,605
                    ----------    --------     -------        ----------   --------     -------       ----     --------
 Total interest
  expense........      580,063     375,848                       955,911    375,848      30,498                 406,346
                    ----------    --------     -------        ----------   --------     -------       ----     --------
Net interest
 income..........    1,113,884     459,330                     1,573,214    459,330      47,288                 506,618
Provision for
 losses on
 loans...........       77,500      28,652     $   125 (10)      106,277     28,652        (500)                 28,152
                    ----------    --------     -------        ----------   --------     -------       ----     --------
Net interest
 income after
 provision for
 losses on
 loans...........    1,036,384     430,678        (125)        1,466,937    430,678      47,788                 478,466
                    ----------    --------     -------        ----------   --------     -------       ----     --------
NON-INTEREST INCOME
Securities
 gains...........        8,457       4,671                        13,128      4,671      12,263                  16,934
Other operating
 income..........      443,740     183,149                       626,889    183,149       4,083                 187,232
                    ----------    --------     -------        ----------   --------     -------       ----     --------
 Total non-
  interest
  income.........      452,197     187,820                       640,017    187,820      16,346                 204,166
                    ----------    --------     -------        ----------   --------     -------       ----     --------
NON-FINANCIAL EXPENSES
Restructuring
 charge (7)......      104,563      32,000                       136,563     32,000         --                   32,000
Other operating
 expenses........      885,620     408,302      (1,205)(3,10)  1,292,717    408,302      26,125                 434,427
                    ----------    --------     -------        ----------   --------     -------       ----     --------
 Total non-
  financial
  expenses.......      990,183     440,302      (1,205)        1,429,280    440,302      26,125                 466,427
                    ----------    --------     -------        ----------   --------     -------       ----     --------
Income before
 income taxes....      498,398     178,196       1,080           677,674    178,196      38,009                 216,205
Provision for
 income taxes....      183,115      56,660         378 (3)       240,153     56,660      12,500                  69,160
                    ----------    --------     -------        ----------   --------     -------       ----     --------
Net Income.......   $  315,283    $121,536     $   702        $  437,521   $121,536     $25,509       $  0     $147,045
                    ==========    ========     =======        ==========   ========     =======       ====     ========
Average common
 shares
 outstanding.....      141,427      55,928                       209,939     55,928       2,145                  66,653
PER COMMON SHARE DATA (4)
Net income.......        $2.23       $2.17                         $2.08      $2.17      $11.89                   $2.21
Cash dividends
 declared (8)....         1.02        1.08                          1.02       1.08        3.45                    1.08
                      PRO FORMA
                      COMBINED
                         ALL
                   TRANSACTIONS(1)
                   ----------------
INTEREST INCOME
Interest and fees
 on loans........    $2,189,023
Interest on
 investment
 securities......       294,889
Interest on time
 deposits in
 banks...........        94,094
Other interest
 income..........        28,557(2)
                   ----------------
 Total interest
  income.........     2,606,563
                   ----------------
INTEREST EXPENSE
Interest on
 deposits........       709,674
Interest on funds
 borrowed........       161,625(2)
Interest on long-
 term debt.......       114,762
                   ----------------
 Total interest
  expense........       986,061
                   ----------------
Net interest
 income..........     1,620,502
Provision for
 losses on
 loans...........       105,777
                   ----------------
Net interest
 income after
 provision for
 losses on
 loans...........     1,514,725
                   ----------------
NON-INTEREST INCOME
Securities
 gains...........        25,391
Other operating
 income..........       630,972
                   ----------------
 Total non-
  interest
  income.........       656,363
                   ----------------
NON-FINANCIAL EXPENSES
Restructuring
 charge (7)......       136,563
Other operating
 expenses........     1,318,842
                   ----------------
 Total non-
  financial
  expenses.......     1,455,405
                   ----------------
Income before
 income taxes....       715,683
Provision for
 income taxes....       252,653
                   ----------------
Net Income.......    $  463,030
                   ================
Average common
 shares
 outstanding.....       223,078
PER COMMON SHARE DATA (4)
Net income.......         $2.08
Cash dividends
 declared (8)....          1.02

See Footnotes to Pro Forma Condensed Combined Statements of Income.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CORESTATES                                       MERIDIAN
                    CORESTATES    MERIDIAN    MERIDIAN           AND       MERIDIAN       UCB          UCB        AND
                       AND          AND       PRO FORMA        MERIDIAN      AND          AND       PRO FORMA     UCB
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      PRO FORMA  SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS PRO FORMA
                   ------------ ------------ -----------      ---------- ------------ ------------ ----------- ---------
INTEREST INCOME
Interest and fees
on loans.........   $1,244,735    $576,959                    $1,821,694   $576,959     $23,170                $600,129
Interest on
investment
securities.......      117,069     131,496                       248,565    131,496      49,700                 181,196
Interest on time
deposits in
banks............       44,911       3,092                        48,003      3,092         --                    3,092
Other interest
income...........        4,856       9,372                        14,228      9,372       2,296                  11,668
                    ----------    --------     -------        ----------   --------     -------        ---     --------
 Total interest
 income..........    1,411,571     720,919                     2,132,490    720,919      75,166                 796,085
                    ----------    --------     -------        ----------   --------     -------        ---     --------
INTEREST EXPENSE
Interest on
deposits.........      258,540     201,393                       459,933    201,393      23,818                 225,211
Interest on funds
borrowed.........       62,768      40,644                       103,412     40,644       1,583                  42,227
Interest on long-
term debt........       60,141      19,699                        79,840     19,699         --                   19,699
                    ----------    --------     -------        ----------   --------     -------        ---     --------
 Total interest
 expense.........      381,449     261,736                       643,185    261,736      25,401                 287,137
                    ----------    --------     -------        ----------   --------     -------        ---     --------
Net interest
income...........    1,030,122     459,183                     1,489,305    459,183      49,765                 508,948
Provision for
losses on loans..      221,900      22,017     $ 4,092 (10)      248,009     22,017        (825)                 21,192
                    ----------    --------     -------        ----------   --------     -------        ---     --------
Net interest
income after
provision for
losses on loans..      808,222     437,166      (4,092)        1,241,296    437,166      50,590                 487,756
                    ----------    --------     -------        ----------   --------     -------        ---     --------
NON-INTEREST
INCOME
Securities
gains............       14,143       2,751                        16,894      2,751         --                    2,751
Other operating
income...........      407,136     167,822                       574,958    167,822       4,497                 172,319
                    ----------    --------     -------        ----------   --------     -------        ---     --------
 Total non-
 interest
 income..........      421,279     170,573                       591,852    170,573       4,497                 175,070
                    ----------    --------     -------        ----------   --------     -------        ---     --------
NON-FINANCIAL
EXPENSES
Restructuring and
merger-related
charges..........      108,700         --                        108,700        --          --                        0
Other operating
expenses.........      902,158     435,566      (5,172)(3,10)  1,332,552    435,566      28,773                 464,339
                    ----------    --------     -------        ----------   --------     -------        ---     --------
 Total non-
 financial
 expenses........    1,010,858     435,566      (5,172)        1,441,252    435,566      28,773                 464,339
                    ----------    --------     -------        ----------   --------     -------        ---     --------
Income before
income taxes.....      218,643     172,173       1,080           391,896    172,173      26,314                 198,487
Provision for
income taxes.....       81,326      54,230         378 (3)       135,934     54,230       8,595                  62,825
                    ----------    --------     -------        ----------   --------     -------        ---     --------
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............   $  137,317    $117,943     $   702        $  255,962   $117,943     $17,719        $ 0     $135,662
                    ==========    ========     =======        ==========   ========     =======        ===     ========
Average common
shares
outstanding......      142,581      57,798                       213,384     57,798       2,136                  68,478
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............        $0.97       $2.04                         $1.20      $2.04       $8.30                   $1.98
Cash dividends
declared (8).....         0.90        1.00                          0.90       1.00        2.30                    1.00
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   --------------
INTEREST INCOME
Interest and fees
on loans.........   $1,844,864
Interest on
investment
securities.......      298,265
Interest on time
deposits in
banks............       48,003
Other interest
income...........       15,849(2)
                   --------------
 Total interest
 income..........    2,206,981
                   --------------
INTEREST EXPENSE
Interest on
deposits.........      483,751
Interest on funds
borrowed.........      104,320(2)
Interest on long-
term debt........       79,840
                   --------------
 Total interest
 expense.........      667,911
                   --------------
Net interest
income...........    1,539,070
Provision for
losses on loans..      247,184
                   --------------
Net interest
income after
provision for
losses on loans..    1,291,886
                   --------------
NON-INTEREST
INCOME
Securities
gains............       16,894
Other operating
income...........      579,455
                   --------------
 Total non-
 interest
 income..........      596,349
                   --------------
NON-FINANCIAL
EXPENSES
Restructuring and
merger-related
charges..........      108,700
Other operating
expenses.........    1,361,325
                   --------------
 Total non-
 financial
 expenses........    1,470,025
                   --------------
Income before
income taxes.....      418,210
Provision for
income taxes.....      144,529
                   --------------
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............   $  273,681
                   ==============
Average common
shares
outstanding......      226,467
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............        $1.21
Cash dividends
declared (8).....         0.90

See Footnotes to Pro Forma Condensed Combined Statements of Income.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CORESTATES                                        MERIDIAN
                    CORESTATES    MERIDIAN    MERIDIAN           AND       MERIDIAN       UCB          UCB        AND
                       AND          AND       PRO FORMA        MERIDIAN      AND          AND       PRO FORMA     UCB
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      PRO FORMA  SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS PRO FORMA
                   ------------ ------------ -----------      ---------- ------------ ------------ ----------- ----------
INTEREST INCOME
Interest and fees
on loans.........   $1,698,350    $789,290                    $2,487,640   $789,290     $31,196                $  820,486
Interest on
investment
securities.......      156,931     179,568                       336,499    179,568      66,637                   246,205
Interest on time
deposits in
banks............       66,389       4,607                        70,996      4,607         --                      4,607
Other interest
income...........        7,857      11,575                        19,432     11,575       2,977                    14,552
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
 Total interest
 income..........    1,929,527     985,040                     2,914,567    985,040     100,810                 1,085,850
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
INTEREST EXPENSE
Interest on
deposits.........      364,858     283,256                       648,114    283,256      32,393                   315,649
Interest on funds
borrowed.........       85,123      63,126                       148,249     63,126       2,187                    65,313
Interest on long-
term debt........       90,177      26,242                       116,419     26,242         --                     26,242
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
 Total interest
 expense.........      540,158     372,624                       912,782    372,624      34,580                   407,204
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
Net interest
income...........    1,389,369     612,416                     2,001,785    612,416      66,230                   678,646
Provision for
losses on loans..      246,900      28,086     $ 5,034 (10)      280,020     28,086        (825)                   27,261
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
Net interest
income after
provision for
losses on loans..    1,142,469     584,330      (5,034)        1,721,765    584,330      67,055                   651,385
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
NON-INTEREST
INCOME
Securities
gains............       18,753       2,998                        21,751      2,998         --                      2,998
Other operating
income...........      548,787     225,028                       773,815    225,028       6,101                   231,129
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
 Total non-
 interest
 income..........      567,540     228,026                       795,566    228,026       6,101                   234,127
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
NON-FINANCIAL
EXPENSES
Restructuring and
merger related
charges..........      108,700         --                        108,700        --          --                        --
Other operating
expenses.........    1,208,861     579,668      (6,474)(3,10)  1,782,055    579,668      38,326                   617,994
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
 Total non-
 financial
 expenses........    1,317,561     579,668      (6,474)        1,890,755    579,668      38,326                   617,994
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
Income before
income taxes.....      392,448     232,688       1,440           626,576    232,688      34,830                   267,518
Provision for
income taxes.....      143,656      70,600         504 (3)       214,760     70,600      11,038                    81,638
                    ----------    --------     -------        ----------   --------     -------        ---     ----------
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............   $  248,792    $162,088     $   936        $  411,816   $162,088     $23,792         $0     $  185,880
                    ==========    ========     =======        ==========   ========     =======        ===     ==========
Average common
shares
outstanding......      142,498      57,661                       213,133     57,661       2,139                    68,356
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............        $1.75       $2.81                         $1.93      $2.81      $11.12                     $2.72
Cash dividends
declared (8).....         1.24        1.34                          1.24       1.34        3.29                      1.34
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   --------------
INTEREST INCOME
Interest and fees
on loans.........   $2,518,836
Interest on
investment
securities.......      403,136
Interest on time
deposits in
banks............       70,996
Other interest
income...........       21,591(2)
                   --------------
 Total interest
 income..........    3,014,559
                   --------------
INTEREST EXPENSE
Interest on
deposits.........      680,507
Interest on funds
borrowed.........      149,618(2)
Interest on long-
term debt........      116,419
                   --------------
 Total interest
 expense.........      946,544
                   --------------
Net interest
income...........    2,068,015
Provision for
losses on loans..      279,195
                   --------------
Net interest
income after
provision for
losses on loans..    1,788,820
                   --------------
NON-INTEREST
INCOME
Securities
gains............       21,751
Other operating
income...........      779,916
                   --------------
 Total non-
 interest
 income..........      801,667
                   --------------
NON-FINANCIAL
EXPENSES
Restructuring and
merger related
charges..........      108,700
Other operating
expenses.........    1,820,381
                   --------------
 Total non-
 financial
 expenses........    1,929,081
                   --------------
Income before
income taxes.....      661,406
Provision for
income taxes.....      225,798
                   --------------
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............   $  435,608
                   ==============
Average common
shares
outstanding......      226,234
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
6)...............        $1.93
Cash dividends
declared (8).....         1.24

See Footnotes to Pro Forma Condensed Combined Statements of Income

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CORESTATES
                    CORESTATES    MERIDIAN    MERIDIAN           AND       MERIDIAN       UCB          UCB     MERIDIAN
                       AND          AND       PRO FORMA        MERIDIAN      AND          AND       PRO FORMA   AND UCB
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS      PRO FORMA  SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS PRO FORMA
                   ------------ ------------ -----------      ---------- ------------ ------------ ----------- ---------
INTEREST INCOME
Interest and fees
on loans.........   $1,585,015    $742,298                    $2,327,313   $742,298     $31,666                $ 773,964
Interest on
investment
securities.......      205,170     203,399                       408,569    203,399      68,207                  271,606
Interest on time
deposits in
banks............       44,340       3,874                        48,214      3,874         --                     3,874
Other interest
income...........        7,339      12,119                        19,458     12,119       2,099                   14,218
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
 Total interest
 income..........    1,841,864     961,690                     2,803,554    961,690     101,972                1,063,662
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
INTEREST EXPENSE
Interest on
deposits.........      379,813     283,822                       663,635    283,822      31,652                  315,474
Interest on funds
borrowed.........       67,001      30,518                        97,519     30,518       1,747                   32,265
Interest on long-
term debt........       69,779      30,058                        99,837     30,058         --                    30,058
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
 Total interest
 expense.........      516,593     344,398                       860,991    344,398      33,399                  377,797
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
Net interest
income...........    1,325,271     617,292                     1,942,563    617,292      68,573                  685,865
Provision for
losses on loans..      121,201      58,781     $ 9,215 (10)      189,197     58,781         175                   58,956
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
Net interest
income after
provision for
losses on loans..    1,204,070     558,511      (9,215)        1,753,366    558,511      68,398                  626,909
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
NON-INTEREST
INCOME
Securities gains
(losses).........       16,110      25,280                        41,390     25,280        (172)                  25,108
Other operating
income...........      557,920     249,343                       807,263    249,343       7,190                  256,533
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
 Total non-
 interest
 income..........      574,030     274,623                       848,653    274,623       7,018                  281,641
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
NON-FINANCIAL
EXPENSES
Restructuring
charge...........          --       17,500                        17,500     17,500         --                    17,500
Other operating
expenses.........    1,241,862     606,026     (10,636)(3,10)  1,837,252    606,026      39,556                  645,582
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
 Total non-
 financial
 expenses........    1,241,862     623,526     (10,636)        1,854,752    623,526      39,556                  663,082
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
Income before
income taxes.....      536,238     209,608       1,421           747,267    209,608      35,860                  245,468
Provision for
income taxes.....      173,809      59,068         497 (3)       233,374     59,068      11,667                   70,735
                    ----------    --------     -------        ----------   --------     -------        ---     ---------
Income before
cumulative effect
of a change in
accounting
principle (5,9)..   $  362,429    $150,540     $   924        $  513,893   $150,540     $24,193        $ 0     $ 174,733
                    ==========    ========     =======        ==========   ========     =======        ===     =========
Average common
shares
outstanding......      145,398      57,194                       215,461     57,194       2,142                   67,904
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
9)...............        $2.49       $2.63                         $2.39      $2.63      $11.29                    $2.57
Cash dividends
declared (8).....         1.14        1.26                          1.14       1.26        2.60                     1.26
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   --------------
INTEREST INCOME
Interest and fees
on loans.........   $2,358,979
Interest on
investment
securities.......      476,776
Interest on time
deposits in
banks............       48,214
Other interest
income...........       20,980(2)
                   --------------
 Total interest
 income..........    2,904,949
                   --------------
INTEREST EXPENSE
Interest on
deposits.........      695,287
Interest on funds
borrowed.........       98,689(2)
Interest on long-
term debt........       99,837
                   --------------
 Total interest
 expense.........      893,813
                   --------------
Net interest
income...........    2,011,136
Provision for
losses on loans..      189,372
                   --------------
Net interest
income after
provision for
losses on loans..    1,821,764
                   --------------
NON-INTEREST
INCOME
Securities gains
(losses).........       41,218
Other operating
income...........      814,453
                   --------------
 Total non-
 interest
 income..........      855,671
                   --------------
NON-FINANCIAL
EXPENSES
Restructuring
charge...........       17,500
Other operating
expenses.........    1,876,808
                   --------------
 Total non-
 financial
 expenses........    1,894,308
                   --------------
Income before
income taxes.....      783,127
Provision for
income taxes.....      245,041
                   --------------
Income before
cumulative effect
of a change in
accounting
principle (5,9)..   $  538,086
                   ==============
Average common
shares
outstanding......      228,580
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (5,
9)...............        $2.35
Cash dividends
declared (8).....         1.14

See Footnotes to Pro Forma Condensed Combined Statements of Income

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   UNAUDITED
                     TWELVE MONTHS ENDED DECEMBER 31, 1992
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            CORESTATES                                       MERIDIAN
                    CORESTATES    MERIDIAN    MERIDIAN         AND       MERIDIAN       UCB          UCB        AND
                       AND          AND       PRO FORMA      MERIDIAN      AND          AND       PRO FORMA     UCB
                   SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS    PRO FORMA  SUBSIDIARIES SUBSIDIARIES ADJUSTMENTS PRO FORMA
                   ------------ ------------ -----------    ---------- ------------ ------------ ----------- ---------
INTEREST INCOME
Interest and fees
on loans.........   $1,647,763   $ 778,878                  $2,426,641  $ 778,878     $35,094                $ 813,972
Interest on
investment
securities.......      238,851     223,427                     462,278    223,427      70,453                  293,880
Interest on time
deposits in
banks............       58,613       8,326                      66,939      8,326         --                     8,326
Other interest
income...........       16,611       5,550                      22,161      5,550       2,506                    8,056
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
 Total interest
 income..........    1,961,838   1,016,181                   2,978,019  1,016,181     108,053                1,124,234
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
INTEREST EXPENSE
Interest on
deposits.........      570,455     396,175                     966,630    396,175      43,572                  439,747
Interest on funds
borrowed.........       60,480      29,359                      89,839     29,359       1,926                   31,285
Interest on long-
term debt........       78,425      17,464                      95,889     17,464         --                    17,464
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
 Total interest
 expense.........      709,360     442,998                   1,152,358    442,998      45,498                  488,496
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
Net interest
income...........    1,252,478     573,183                   1,825,661    573,183      62,555                  635,738
Provision for
losses on loans..      160,250      81,096     $17,936 (10)    259,282     81,096       1,527                   82,623
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
Net interest
income after
provision for
losses on loans..    1,092,228     492,087     (17,936)      1,566,379    492,087      61,028                  553,115
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
NON-INTEREST
INCOME
Securities
gains............       13,805       2,764                      16,569      2,764          69                    2,833
Other operating
income...........      596,859     230,849                     827,708    230,849       7,698                  238,547
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
 Total non-
 interest
 income..........      610,664     233,613                     844,277    233,613       7,767                  241,380
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
NON-FINANCIAL
EXPENSES
Other operating
expenses.........    1,306,593     540,316     (17,936)(10)  1,828,973    540,316      36,946                  577,262
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
 Total non-
 financial
 expenses........    1,306,593     540,316     (17,936)      1,828,973    540,316      36,946                  577,262
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
Income before
income taxes.....      396,299     185,384                     581,683    185,384      31,849                  217,233
Provision for
income taxes.....      128,165      48,679                     176,844     48,679      10,256                   58,935
                    ----------   ---------     -------      ----------  ---------     -------        ---     ---------
Income before
cumulative effect
of a change in
accounting
principle (3)....   $  268,134   $ 136,705     $     0      $  404,839  $ 136,705     $21,593        $ 0     $ 158,298
                    ==========   =========     =======      ==========  =========     =======        ===     =========
Average common
shares
outstanding......      135,813      55,201                     203,434     55,201       2,167                   66,036
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (3)....        $1.97       $2.48                       $1.99      $2.48       $9.96                    $2.40
Cash dividends
declared (8).....         1.02        0.90                        1.02       0.90        2.85                     0.90
                    PRO FORMA
                     COMBINED
                       ALL
                   TRANSACTIONS
                   --------------
INTEREST INCOME
Interest and fees
on loans.........   $2,461,735
Interest on
investment
securities.......      532,731
Interest on time
deposits in
banks............       66,939
Other interest
income...........       24,217(2)
                   --------------
 Total interest
 income..........    3,085,622
                   --------------
INTEREST EXPENSE
Interest on
deposits.........    1,010,202
Interest on funds
borrowed.........       91,315(2)
Interest on long-
term debt........       95,889
                   --------------
 Total interest
 expense.........    1,197,406
                   --------------
Net interest
income...........    1,888,216
Provision for
losses on loans..      260,809
                   --------------
Net interest
income after
provision for
losses on loans..    1,627,407
                   --------------
NON-INTEREST
INCOME
Securities
gains............       16,638
Other operating
income...........      835,406
                   --------------
 Total non-
 interest
 income..........      852,044
                   --------------
NON-FINANCIAL
EXPENSES
Other operating
expenses.........    1,865,919
                   --------------
 Total non-
 financial
 expenses........    1,865,919
                   --------------
Income before
income taxes.....      613,532
Provision for
income taxes.....      187,100
                   --------------
Income before
cumulative effect
of a change in
accounting
principle (3)....   $  426,432
                   ==============
Average common
shares
outstanding......      216,707
PER COMMON SHARE
DATA (4)
Income before
cumulative effect
of a change in
accounting
principle (3)....        $1.97
Cash dividends
declared (8).....         1.02

See Footnotes to Pro Forma Condensed Combined Statements of Income

                   FOOTNOTES TO PRO FORMA CONDENSED COMBINED
                       STATEMENTS OF INCOME (UNAUDITED)

 (1) The Pro Forma Condensed Combined Statements of Income do not reflect the estimated $70.0 million provision for losses on loans related to Meridian's loan portfolio, or charges and expenses of approximately $105.0 million directly attributable to the Merger since these charges are non-recurring. See footnote 3 to Pro Forma Condensed Combined Balance Sheet. The Pro Forma Condensed Combined Statements of Income also do not reflect approximately $16.0 million of charges and expenses directly attributable to Meridian's pending acquisition of UCB. Were these expenses reflected in the Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 1995, net income would decrease by $135.1 million, or $0.61 per share.

 (2) Reflects the elimination of intercompany interest on Federal funds transactions between CoreStates and UCB.

 (3) Reflects the adoption of FAS 106, "Employers Accounting for
     Postretirement Benefits Other Than Pensions." As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $128.7 million pre-tax, $84.9 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.

   Meridian adopted FAS 106 on January 1, 1993, the date required under that statement. As permitted by FAS 106, Meridian elected not to recognize immediately its $28.8 million transitional liability, but to amortize that liability over 20 years. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian adopted FAS 106 effective January 1, 1992 and immediately recognized the $28.8 million, $18.7 million after-tax, transitional liability. Pro forma salaries, wages and benefits have been adjusted accordingly.

   UCB adopted FAS 106 effective January 1, 1992 and elected to recognize immediately the transitional liability of $6.2 million, $4.0 million after-tax, as the cumulative effect of a charge in accounting principle.

 (4) CoreStates, Meridian, UCB and pro forma earnings per common share for the nine months ended September 30, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992 were based on weighted average common shares outstanding as dilution from potentially dilutive common stock equivalents was less than 3% for each period.

 (5) Effective January 1, 1993, CoreStates adopted FAS 112, "Employers' Accounting for Postemployment Benefits." CoreStates recognized the January 1, 1993 FAS 112 transitional liability of $20.0 million, $13.0 million after-tax as the cumulative effect of a change in accounting principle.

   Meridian adopted FAS 112 on January 1, 1994, the date required under the statement. The adoption of FAS 112 resulted in a charge of $4.2 million, $2.7 million after-tax, in the first quarter of 1994. As permitted under pooling of interests accounting, the pro forma information is prepared as if Meridian adopted FAS 112 effective January 1, 1993.

   The impact of FAS 112 on UCB is immaterial.

 (6) During the first quarter of 1994, CoreStates recognized a $3.4 million after-tax impairment loss on certain mortgage securities. The loss was the result of a write-down to fair value of these securities which were deemed to be impaired. This resulted from a recent Financial Accounting Standards Board ("FASB") interpretation of FAS 115. The interpretation, reached by a consensus of the FASB Emerging Issues Task Force in March 1994, requires more definitive criteria for recognition of impairment losses on these types of securities.

 (7) In March 1995, CoreStates completed an intensive review of its operations and businesses and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. As a result of this process redesign, CoreStates recorded a $110 million pre-tax restructuring charge, $70.0 million after-tax or $0.49 per share, in March 1995. CoreStates recorded restructuring credits of $3.0 million, $1.9 million after-tax or $0.01 per share in the second quarter of 1995 and $2.4 million, $1.5 million after-tax or $0.01 per share in the third quarter of 1995, related to gains on the curtailment of future pension benefits associated with employees terminated during the second and third quarters.

   In June 1995, Meridian completed an internal review of its operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. As a result of this review Meridian recorded a restructuring charge in the second quarter of 1995 of $32.0 million ($20.8 million after-tax or $0.37 per share).

 (8) Cash dividends declared per share for the respective periods prior to CoreStates' acquisition of First Peoples Corporation (on September 3,
     1992), Constellation Bancorp (on March 16, 1994), Independence Bancorp, Inc. (on June 27, 1994) and Meridian assume that CoreStates would have declared cash dividends per share equal to the cash dividends per share actually declared by CoreStates.

   Cash dividends declared per share for the respective periods prior to Meridian's acquisition of Commonwealth Bancshares Corporation on August 31, 1993 and UCB assume that Meridian would have declared cash dividends per share equal to the cash dividends per share actually declared by Meridian.

   Meridian's historical cash dividends declared per share for the year ended December 31, 1992, reflect a new dividend payment schedule adopted in the first quarter of 1992. Dividends paid in 1992 aggregated $1.20 per share.

 (9) CoreStates retroactively adopted FAS 109 in the first quarter of 1992 effective January 1, 1987. Meridian and UCB elected to prospectively adopt FAS 109 on January 1, 1993 and recognize a cumulative benefit/(expense) of $7.2 million and $(579) thousand, respectively, as the cumulative effect of a change in accounting principle. As permitted under pooling of interests accounting, the pro forma financial information is prepared as if Meridian and UCB also retroactively adopted FAS 109 effective January 1, 1987.

(10) CoreStates' historical Condensed Combined Statements of Income reflect the charges associated with writedowns against in substance foreclosed loans in other non-financial expenses. In connection with its adoption of FAS 114, Meridian elected to reclassify writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans. As permitted under pooling of interests accounting, the pro forma financial information for all periods presented is prepared as if CoreStates reclassified writedowns against in substance foreclosed loans from other non-financial expenses to the provision for losses on loans.

   In substance foreclosed loans for UCB are immaterial.

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                         DESCRIPTION OF CAPITAL STOCK

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the PBCL and the CoreStates Charter. The CoreStates Charter is included as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

  THE FOLLOWING DESCRIPTIONS OF THE CORESTATES CAPITAL SECURITIES SHOULD BE READ CAREFULLY BY MERIDIAN SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF MERIDIAN COMMON STOCK WILL BE CONVERTED INTO
1.225 FULLY PAID AND NONASSESSABLE SHARES OF CORESTATES COMMON STOCK (SUBJECT TO POSSIBLE INCREASE IN CERTAIN LIMITED CIRCUMSTANCES; SEE "THE MERGER-- TERMINATION; POSSIBLE EXCHANGE RATIO INCREASE").

CORESTATES CAPITAL STOCK

  As of September 30, 1995, the authorized capital stock of CoreStates consisted of 10,000,000 shares of Series Preferred Stock, without par value ("Series Preferred Stock"), of which none was issued or outstanding, and 200,000,000 shares of CoreStates Common Stock, par value $1.00 per share, of which 138,909,597 shares were issued and outstanding.

  The CoreStates Board of Directors is authorized to issue the shares of Series Preferred Stock in series without further shareholder action with such voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series as it may determine from time to time by resolution.

CORESTATES COMMON STOCK

  Dividend Rights. The holders of CoreStates Common Stock are entitled to share ratably in dividends out of funds legally available therefor, when and as declared by the CoreStates Board, after full cumulative dividends on all shares of Series Preferred Stock, and any other class or series of preferred stock ranking superior as to dividends to CoreStates Common Stock, have been paid or declared and funds sufficient for the payment thereof set apart.

  Voting Rights. Each holder of CoreStates Common Stock has one vote on matters presented for consideration by the shareholders for each share held. There are no cumulative voting rights in the election of directors. All issued and outstanding shares of CoreStates Common Stock are fully paid and non-assessable. In certain circumstances, issued and outstanding Series Preferred Stock or any other class or series of preferred stock issued by CoreStates may affect voting rights of CoreStates Common Stock. There are no shares of Series Preferred Stock or any other class or series of preferred stock issued and outstanding.

  Size and Classification of Board of Directors. The CoreStates Charter provides for a classified Board of Directors, consisting of three substantially equal classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years. The CoreStates Board of Directors currently consists of 17 members. Classification of the CoreStates Board may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by anyone who obtains a controlling interest in CoreStates Common Stock and thereby could impede a change in control of CoreStates.

  Preemptive Rights. The holders of CoreStates Common Stock have no preemptive rights to acquire any new or additional unissued shares or treasury shares of CoreStates capital stock.

  Liquidation Rights. In the event of a liquidation, dissolution or winding up of CoreStates, whether voluntary or involuntary, the holders of CoreStates Common Stock will be entitled to share ratably in any of CoreStates' assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding preferred stock.


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  Assessment and Redemption. The shares of CoreStates Common Stock issuable pursuant to the Merger will be, when issued, fully paid and nonassessable. CoreStates Common Stock does not have any redemption provisions.

CORESTATES SERIES PREFERRED STOCK

  The CoreStates Charter contains general terms for Series Preferred Stock, and specific terms for a series of 3,041,000 shares designated as Series A Preferred Stock with a stated value of $25 per share. No shares of Series Preferred Stock or Series A Preferred Stock are issued or outstanding.

  Dividend Rights. The holders of Series A Preferred Stock are entitled to receive out of any funds legally available therefor, when and as declared by the CoreStates Board of Directors, cash dividends at an annual per share rate equal to 12.3%.

  Voting Rights. Except as otherwise required by law or as provided in any resolution of the CoreStates Board of Directors designating a series of Series Preferred Stock (a "Creating Resolution"), each series of Series Preferred Stock has no voting rights and shall not be entitled to notice of any meeting of the shareholders of CoreStates or, upon any matter on which the shares of Series Preferred Stock of any series having voting rights, each holder of shares of Series Preferred Stock of such series shall be entitled to one vote for each $25 which would be payable with respect to the holders of shares of Series Preferred Stock of such series upon any involuntary liquidation, dissolution or winding up of CoreStates. The Creating Resolution relating to the Series A Preferred Stock did not provide for any voting rights or notice of any meeting of the shareholders of CoreStates. Except as otherwise provided in a Creating Resolution, in the event that dividends upon any series of the Series Preferred Stock shall be in arrears in an amount equal to six full quarterly dividends thereon, the holders of such series shall become entitled to vote noncumulatively at all elections of directors of CoreStates, and to receive notice of all shareholders' meetings to be held for such purpose. At such meetings, the holders of such series, voting as a class together with the holders of any other series then having the right to elect directors under such circumstances, shall be entitled solely to elect two members of the CoreStates Board of Directors and all other directors of CoreStates shall be elected by the other shareholders of CoreStates entitled to vote in the election of directors. Such voting rights of the holders of such series shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

  At any time when such right to elect directors separately as a class has so vested, CoreStates may, and upon written request of the holders of record of not less than 20% of the then outstanding total number of shares of all Series Preferred Stock having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series Preferred Stock for the election of directors. Upon the mailing of the notice of such special meeting to the holders of such Series Preferred Stock, or, if no such meeting is held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of CoreStates shall be increased only to the extent necessary to provide sufficient vacancies to enable the holders of such Series Preferred Stock to elect the two directors discussed herein, and all such vacancies shall be filled only by a vote of the holders of such Series Preferred Stock as discussed herein. Whenever the number of directors of CoreStates shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by CoreStates' By-laws and without the vote of the holders of Series Preferred Stock, provided that no such action shall impair the right of the holders of Series Preferred Stock to elect and to be represented by two directors as herein provided.

  So long as the holders of any series of Series Preferred Stock are entitled to voting rights under the CoreStates Charter, any vacancy in the CoreStates Board of Directors caused by the death or resignation of any director elected by the holders of Series Preferred Stock, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series Preferred Stock having the right to elect directors in such circumstances.

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

  Upon termination of the voting rights of the holders of any series of Series Preferred Stock, so long as no other Series Preferred Stock then outstanding has the right to elect directors in such circumstances, the terms of office of all persons who shall have been elected directors of CoreStates by vote of the holders of Series Preferred Stock or by a director elected by such holders shall forthwith terminate.

  Except in certain cases, as long as two or more series of Series Preferred Stock are outstanding, no particular series of Series Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of Series Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of CoreStates by classes may now or hereafter be required.

  Preemptive Rights. No holder of Series Preferred Stock shall have any preemptive right to acquire any new or additional unissued shares or treasury shares of CoreStates capital stock.

  Liquidation Rights. In the event of a dissolution, liquidation or winding up of CoreStates, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled only to payment in cash of $25 per share, plus an amount equal to full cumulative dividends to the date when such payments shall be made available to the holders thereof.

  Redemption. The Series A Preferred Stock may be called for redemption and redeemed by the payment therefor of $25 per share, plus an amount equal to full cumulative dividends to the date fixed by the CoreStates Board of Directors as such redemption date.

  Certain Corporate Action. Without the consent of the holders of at least a majority of the shares of Series Preferred Stock at the time outstanding, CoreStates cannot (i) authorize any new class or series of shares or any series of Series Preferred Stock, or an increase in the authorized amount of any class or series of shares or any series of Series Preferred Stock, which shall rank senior to any series of the Series Preferred Stock with respect to payment of dividends or distribution upon liquidation; provided, however, that if shares of such class or series would rank prior to one or more but not all of the several series of the Series Preferred Stock at the times outstanding, the consent of the holders of a majority of the shares of all series with respect to which shares of such class or series would rank prior shall be required in lieu of the consent of holders of all Series Preferred Stock; or
(ii) increase the authorized Series Preferred Stock to any amount in excess of 5,000,000; or (iii) merge or consolidate with any other corporation if the corporation resulting from such merger or consolidation would have after such merger or consolidation any authorized class of shares ranking prior to or equal with the Series Preferred Stock with respect to payment of dividends or distributions upon liquidation, except for classes having the same number of shares with the same rights and preferences as the authorized shares of CoreStates immediately preceding such merger or consolidation.

  See "Comparison of Shareholder Rights--Amendment of Articles of
Incorporation or By-laws," for a description of the manner in which the CoreStates Charter and By-laws may be amended.

                       COMPARISON OF SHAREHOLDER RIGHTS

GENERAL

  Each of CoreStates and Meridian is a Pennsylvania corporation subject to the provisions of the PBCL. Shareholders of Meridian, whose rights are governed by the Meridian Charter and Meridian's by-laws (the "Meridian By-laws") and the PBCL will, upon consummation of the Merger, become shareholders of CoreStates and, at the Effective Time, their rights as shareholders will be determined by the CoreStates Charter, the CoreStates' by-laws (the "CoreStates By-laws") and the PBCL.

  The following is a summary of the material differences in the rights of shareholders of Meridian under the Meridian Charter, Meridian By-laws and the PBCL, on the one hand, and the rights of the shareholders of CoreStates under the CoreStates Charter, the CoreStates By-laws and the PBCL, on the other hand. The

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

following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the articles of incorporation and by-laws of each corporation.

AUTHORIZED CAPITAL

  The authorized capital stock of Meridian consists of 200,000,000 shares of common stock, par value $5.00 per share ("Meridian Common Stock"), and 25,000,000 shares of preferred stock, par value $25.00 per share ("Meridian Preferred Stock"). As of September 30, 1995, there were 57,822,604 shares of Meridian Common Stock and no shares of Meridian Preferred Stock issued and outstanding. There are no other shares of capital stock of Meridian authorized, issued or outstanding. Meridian has no options, warrants, or other rights authorized, issued or outstanding, other than as described herein under "Capital Notes" and "Shareholder Rights Plan" and options granted under the Meridian Bancorp, Inc. Stock Option Plan, except for 500,000 warrants for Meridian Common Stock issued in connection with Meridian's acquisition of McGlinn Capital Management, Inc. in 1994.

  For a description of the authorized capital of CoreStates, see "Description of CoreStates Capital Stock-- CoreStates Capital Stock."

AMENDMENT OF ARTICLES OF INCORPORATION OR BY-LAWS

  The Meridian Charter contains various provisions that require a supermajority vote of shareholders to amend or repeal particular sections thereof. Amendment or repeal of the provisions of the Meridian Charter relating to noncumulative voting, the classification of directors, the requirement of holding meetings for shareholder action, the amendment of By-laws generally, and the consideration of non-economic factors by Meridian's Board of Directors in evaluating a tender offer, all require a 66 2/3% vote of shareholders, absent prior approval of the Meridian Board of Directors. In the case of certain other provisions, including the supermajority vote requirement on a merger or similar transaction with a 5% or greater Meridian shareholder, amendment or repeal requires a vote of shareholders owning 80% of Meridian's outstanding shares or a 66 2/3% vote of both Meridian's Board of Directors and its shareholders.

  The authority to amend or repeal Meridian's By-laws is vested in Meridian's Board of Director's, subject always to the power of the shareholders of Meridian to change such action by the affirmative vote of shareholders holding at least 66 2/3% of the voting power (except that any amendment to the indemnification provisions set forth in the By-laws requires the affirmative vote of 66 2/3% of the Board of Directors or shareholders holding 80% of the voting power).

  The CoreStates Charter may be amended in the manner prescribed by the PBCL. The PBCL generally provides that an amendment of the articles of incorporation must be proposed by the board of directors and may be adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and by a majority of the votes cast by the shareholders of any class or series of shares entitled to vote thereon. Notwithstanding the foregoing, without the consent of the holders of at least two-thirds of the shares of Series Preferred Stock outstanding, CoreStates cannot adopt or effect any amendment to the CoreStates Charter which would adversely affect the rights or preferences of the Series Preferred Stock (except as may be expressly permitted under the CoreStates Charter with the consent of the holders of a majority of the shares of Series Preferred Stock); provided, however, that if any such amendment adversely affects the rights or preferences of one or more, but not all, of the series of Series Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares of all series adversely affected is required in lieu of the consent of the holders of two-thirds of the shares of Series Preferred Stock. CoreStates' By-laws may be amended by shareholder vote by a majority of the votes cast by all shareholders entitled to vote or by a majority of the CoreStates Board of Directors if the matter in question is not required to be submitted to the shareholders by statute.

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SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS

  Meridian's Charter and By-laws provide that the Meridian Board of Directors shall be composed of not less than 12 nor more than 24 directors, the number of which may be determined by the Meridian Board of Directors. Currently, the Meridian Board of Directors is composed of 23 members. The Meridian Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Meridian are elected at each annual meeting of shareholders of Meridian. Classification of the Meridian Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Meridian Board of Directors and thereby could impede a change in control of Meridian.

  For a description of the size and classification of the CoreStates Board see "Description of CoreStates Capital Stock--CoreStates Common Stock-Size and Classification of Board of Directors".

  The classification of the CoreStates and Meridian Boards may have the effect of decreasing the number of directors that could otherwise be elected at a given annual meeting by any holder of CoreStates Common Stock or Meridian Common Stock, as the case may be, who obtains a controlling interest in CoreStates Common Stock or Meridian Common Stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  As permitted by the PBCL, the CoreStates Charter and the CoreStates By-laws and the Meridian By-laws provide that a director (or officer, in the case of CoreStates) shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless the director (or officer, in the case of CoreStates) has breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation (i) does not apply to the responsibility or liability of a director (or officer, in the case of CoreStates) pursuant to any criminal statute or the liability of a director (or officer, in the case of CoreStates) for the payment of taxes, and (ii) may, in the view of certain commentators, shield a director from liability for certain breaches of his or her duty of loyalty as well as his or her duty of care.

  The PBCL provides that, in respect of an action by or in the right of a corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that there shall be no indemnification in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

  In accordance with the PBCL, and pursuant to the CoreStates By-laws, CoreStates is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or product Liability, except:

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    (1) where such indemnification is expressly prohibited by applicable law,
  or

    (2) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. ((S)) 8365(b) (now a reference to PBCL ((S)) 1746(b)) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.

  For purposes of the foregoing,

  "Indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of CoreStates, or, at the request of CoreStates, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

  "Indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the CoreStates Board (which may, but need not, include any person serving at the request of CoreStates, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

  "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

  "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of CoreStates, a class of its security holders or otherwise.

  As permitted by the PBCL, Meridian's By-laws provide for indemnification of directors, officers and agents for certain litigation-related liabilities and expenses unless the individual's conduct is determined by a court to have constituted willful misconduct or reckless conduct.

SHAREHOLDER MEETINGS

  Meridian's By-laws provide that the Board of Directors may fix the date and time of the annual meeting of shareholders, but if no such date is fixed, the meeting for any calendar year is to be held on the third Tuesday of April in such year. Notice of the annual meeting of shareholders must be given not less than 10 days before the date of the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least 66 2/3% of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the meeting. Meridian's By-laws provide that special meetings of shareholders may be called at any time by any of the following: (1) the Chief Executive Officer, Chairman or President of Meridian; (2) the Board of Directors of Meridian or the Executive Committee thereof; or (3) Meridian shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at the meeting. Notice of special meetings of shareholders must be given not less than 10 days before the date of the meeting.

  CoreStates' By-laws provide that the CoreStates Board may fix and designate the date and time of the annual meeting of shareholders, but if no such date is fixed, the meeting for any calendar year is to be held on the third Tuesday of April in such year. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting constitutes a quorum at that meeting.

  CoreStates' By-laws provide that a special meeting of the shareholders may be called at any time by the Chairman of the Board, the President or the CoreStates Board, who may fix the date, time and place of the meeting. If the date, time or place of the meeting is not so fixed, it will be fixed by the Secretary. A date fixed by the Secretary cannot be more than 60 days after the date of the calling of the meeting. CoreStates' By-laws

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

expressly provide that, except when acting by unanimous consent to remove a director or directors, shareholders may act only at a duly organized meeting.

  Meridian's By-laws set forth procedures pursuant to which any business, including the nomination of directors by a shareholder, may be properly brought by a shareholder before an annual meeting of shareholders.

  Meridian's By-laws provide that nominations for the election of directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Written notice of a shareholder's intent to nominate a director at the meeting must be given by the shareholder and received by the Secretary of Meridian not less than 30 days nor more than 50 days prior to the date of any meeting of the shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to shareholders, written notice of a shareholder's intent to nominate a director is required to be delivered to the Secretary of Meridian not later than the seventh day following the day on which notice of the meeting was mailed to shareholders. The notice is required to be in writing and contain or be accompanied by certain information about such nominee, as described in Meridian's By-laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination was not made in accordance with the foregoing procedures and, in such event, the nomination will be disregarded.

  CoreStates' By-laws provide that nominations for election of directors may be made by any shareholder entitled to vote for the election of directors so long as written notice of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of CoreStates not less than 45 days prior to the date of the annual meeting of shareholders. If directors are to be elected by shareholders at any other time, notice is required to be delivered to the Secretary of CoreStates not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. In lieu of delivery to the Secretary of CoreStates, such notice may be mailed to the Secretary of CoreStates by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of CoreStates. The notice is required to be in writing and contain or be accompanied by certain information about such shareholder, as described in CoreStates' By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination will be disregarded.

MERGER OR OTHER FUNDAMENTAL TRANSACTIONS

  Under the PBCL, a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of a corporation other than in the usual and regular course of business) generally must be proposed by the board of directors and approved by the affirmative vote of a majority of the votes cast by all shareholders of any class or series of shares entitled to vote thereon as a class.

  The Meridian Charter requires that a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Meridian other than in the usual and regular course of business) must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast. In the absence of prior approval by Meridian's Board of Directors, the Meridian Charter requires a vote of shareholders with at least 80% of Meridian's total voting power to approve any merger, consolidation, share exchange, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Meridian) or similar transactions involving a shareholder holding 5% or more of Meridian's voting power.

  The CoreStates' Charter and By-laws do not contain similar provisions with respect to business combinations.

  However, the PBCL provides that if a shareholder of a registered corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder

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is to receive a disproportionate amount of the shares or other securities of any corporation surviving or resulting from a plan of division, or is to be treated differently in a corporate dissolution from other shareholders of the same class, or is to have a materially increased percentage of voting or economic share interest in the corporation relative to substantially all other shareholders as a result of a reclassification, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder (and certain affiliated and associated persons). Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors affiliated or associated with, or nominated by, the interested shareholder.

  Under the PBCL, an articles amendment or plan of reclassification, merger, consolidation, exchange, asset transfer, division or conversion that provides mandatory special treatment for the shares of a class held by particular shareholders or groups of shareholders that differs materially from the treatment accorded other shareholders or groups of shareholders holding shares of the same class must be approved by each group of holders of any outstanding shares of a class who are to receive the same special treatment under the amendment or plan, voting as a special class in respect of the plan, regardless of any limitations stated in the articles or bylaws on the voting rights of any class or series. At the option of the corporation's board of directors, the approval of such special treatment by any such affected group may be omitted, but in such event the holder of any outstanding shares of the special class so denied voting rights will be entitled to the dissenters' rights (i.e., the right to demand payment in cash by the corporation of the fair value of the shareholder's shares).

STATE ANTI-TAKEOVER STATUTES

  CoreStates and Meridian are subject to some, but not all, of various provisions of the PBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E-H of the PBCL.

  Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

  Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

  Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

  Subchapter 25H (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

  Subchapters 25E-H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PBCL, CoreStates and Meridian each have opted out of the provisions of Subchapters 25G and H but each is subject to the provisions of Subchapters 25E and F.

  In addition, the fiduciary duty standards applicable to the board of directors of each of CoreStates and Meridian under the PBCL (i) explicitly give the board of directors the authority to weigh (in addition to consideration of employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors) the short and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror, (ii) relieve the board from any duty to regard the shareholder interest as dominant or controlling, (iii) explicitly give the board the discretion to refuse to redeem a shareholder rights plan or to refuse to take certain specified actions with respect to potential acquisitions of control of the corporation, (iv) declare actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct and (v) establish a presumption that actions with respect to a takeover bid by the "disinterested directors" (a term defined to include essentially all directors except certain officers and persons associated with the prospective acquiror) are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation.

  Under a provision of the Pennsylvania Banking Code of 1965 designed to protect shareholders of Pennsylvania banking institutions, subject to certain exceptions, no person may offer to acquire, or acquire control of more than 10% of the outstanding shares of a Pennsylvania banking institution or 5% of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20% of its total shareholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.

MERIDIAN SHAREHOLDER RIGHTS PLAN

  Each share of Meridian Common Stock has attached to it one right (a "Meridian Right") issued pursuant to a Rights Agreement dated July 25, 1989, as amended (the "Meridian Rights Agreement"). Each Meridian Right will initially entitle a holder to buy one unit of a newly authorized series of junior participating preferred stock at an exercise price of $110.00. The Meridian Rights become exercisable if a person, group or other entity (other than (a) Meridian, any wholly owned subsidiary of Meridian, or any employee benefit plan established by any of them or any trustee of, or fiduciary with respect to, any such plan or (b) CoreStates or any Associate (as defined in the Meridian Rights Agreement) or Affiliate (as defined in the Meridian Rights Agreement) thereof as a result of the execution and delivery of the Merger Agreement and the Meridian Stock Option Agreement, or the consummation of the transactions contemplated by the Merger Agreement or the Meridian Stock Option Agreement, including, without limitation, the Merger or the exercise of the option provided for therein) acquires or announces a tender offer for 19.9% or more of either the Meridian Common Stock outstanding or voting securities representing a minimum of 19.9% of Meridian's total voting power (such person, group or other entity, an "Acquiring Person"). The Meridian Rights may also be exercised if a person or group (other than CoreStates or any Associate or Affiliate thereof as a result of the execution and delivery of the Merger Agreement and the Meridian Stock Option Agreement or the consummation of the transactions contemplated by the Merger Agreement or the Meridian Stock Option Agreement, including, without limitation, the Merger or the exercise of the option provided for therein) that has become a beneficial owner of at least 4.9% (with certain exceptions) of the Meridian Common Stock outstanding or total voting power is declared by Meridian's Board of Directors to be an "adverse person" (as defined in the Meridian Rights Agreement). After the Meridian Rights become exercisable, the Meridian Rights (other than rights held by an Acquiring Person or an "adverse person") will entitle the holders to purchase, under certain circumstances, either Meridian Common Stock or common stock of the potential acquiror at a substantially reduced price. Meridian is generally entitled to redeem the Meridian Rights at $.001 per Meridian Right at any time until the tenth business day following public announcement that an Acquiring Person has become such. The Meridian Rights are not redeemable following an "adverse person" determination. The Meridian Rights expire on July 25, 1999.

  The Meridian Rights Agreement is incorporated herein by reference. See "Incorporation of Certain Documents by Reference". The foregoing description of the Meridian Rights does not purport to be complete and is qualified in its entirety by reference to the Meridian Rights Agreement.

  CoreStates has not adopted a plan similar to or having the same effect as the Meridian Rights Agreement, although CoreStates is permitted to do so under the terms of the Merger Agreement.

PREFERRED STOCK

  Meridian Preferred Stock may be issued from time to time as a class, without series or in one or more series, by resolution of the Meridian Board of Directors. Each series or class will have such dividend rate, payment dates and dates from which dividends cumulate, and such general voting, redemption, liquidation, conversion and sinking fund rights as the Meridian Board of Directors may determine. All shares of one series must be identical, and all series will rank equally except with respect to the rights particular to each series fixed by the Board. Each series is entitled to receive, when and as declared by the Board of Directors and before any dividends (other than dividends payable in Meridian Common Stock) are paid on Meridian Common Stock, dividends at the rate fixed by the Board for such series.

  For a description of CoreStates Series Preferred Stock see "Description of CoreStates Capital Stock--CoreStates Series Preferred Stock".

                                    EXPERTS

CORESTATES

  The consolidated financial statements of CoreStates incorporated by reference in CoreStates' Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  Representatives of Ernst & Young LLP are expected to be present at the CoreStates Special Meeting, will have the opportunity to make a statement thereat if they desire to do so, and are expected to be available to respond to appropriate questions.

MERIDIAN

  The consolidated financial statements of Meridian as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the Meridian Special Meeting, will have the opportunity to make a statement thereat if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

  David T. Walker, Esq., Counsel of CoreStates, has rendered an opinion with respect to the validity of the CoreStates Common Stock to be issued in connection with the Merger and has passed upon certain other legal matters on behalf of CoreStates. At September 30, 1995, Mr. Walker was the beneficial owner of 7,808 shares of CoreStates Common Stock and options covering an additional 15,200 shares of CoreStates Common Stock.

  Certain federal income tax matters related to the Merger will be passed upon for CoreStates by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York and for Meridian by Stevens & Lee, a professional corporation, Reading, Pennsylvania.

                             SHAREHOLDER PROPOSALS

  Any CoreStates shareholder who wishes to submit a proposal for presentation to the 1996 Annual Meeting of Shareholders must submit the proposal to CoreStates, Philadelphia National Bank Building, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101, Attention: Office of the Secretary, not later than November 16, 1995, for inclusion, if appropriate, in CoreStates' proxy statement and the form of proxy relating to the 1996 Annual Meeting.

  Any Meridian shareholder who wishes to submit a proposal for presentation to the 1996 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held, must submit the proposal to Meridian, 35 North Sixth Street, Reading, Pennsylvania 19603,
Attention: Office of the Secretary, not later than November 18, 1995, for inclusion, if appropriate, in Meridian's proxy statement and the form of proxy relating to the 1996 Annual Meeting.

                           CORESTATES FINANCIAL CORP
                                      AND
                             MERIDIAN BANCORP, INC.

                           ANNEXES TO THE JOINT PROXY
                              STATEMENT/PROSPECTUS

   I. Agreement and Plan of Merger
  II. CoreStates Stock Option Agreement
 III. Meridian Stock Option Agreement
  IV. Opinion of J.P. Morgan Securities Inc.
   V. Opinion of Goldman, Sachs & Co.
  VI. Opinion of Lehman Brothers Inc.
 VII. Opinion of Morgan Stanley & Co. Incorporated

                                                          ANNEX I CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 10, 1995

                                 BY AND BETWEEN

                             MERIDIAN BANCORP, INC.

                                      AND

                           CORESTATES FINANCIAL CORP

                            TABLE OF CONTENTS (/1/)

I.THE MERGER; EFFECTS OF THE MERGER........................................    1
  1.01. The Merger.........................................................    1
II.CONSIDERATION...........................................................    2
  2.01. Merger Consideration...............................................    2
  2.02. Shareholder Rights; Stock Transfers................................    2
  2.03. Fractional Shares..................................................    2
  2.04. Exchange Procedures................................................    3
  2.05. Anti-Dilution Provisions...........................................    4
  2.06. Treasury Shares....................................................    4
  2.07. Options............................................................    4
III.ACTIONS PENDING MERGER.................................................    5
  3.01. Ordinary Course....................................................    5
  3.02. Capital Stock......................................................    5
  3.03. Dividends; Changes in Stock........................................    5
  3.04. Compensation; Employment Agreements; Etc...........................    5
  3.05. Benefit Plans......................................................    5
  3.06. Acquisitions and Dispositions......................................    6
  3.07. Amendment..........................................................    6
  3.08. Accounting Methods.................................................    6
  3.09. Adverse Actions....................................................    6
  3.10. Indebtedness.......................................................    6
  3.11. Agreements.........................................................    6
IV.REPRESENTATIONS AND WARRANTIES..........................................    7
  4.01. Disclosure Letters.................................................    7
  4.02. Standard...........................................................    7
  4.03. Representations and Warranties.....................................    7
V.COVENANTS................................................................   14
  5.01. Reasonable Best Efforts............................................   14
  5.02. Shareholder Approvals..............................................   14
  5.03. Registration Statement.............................................   14
  5.04. Press Releases.....................................................   15
  5.05. Access; Information................................................   15
  5.06. Acquisition Proposals..............................................   15
  5.07. Affiliate Agreements...............................................   16
  5.08. Certain Modifications..............................................   16
  5.09. Takeover Laws......................................................   16
  5.10. Shares Listed......................................................   16
  5.11. Regulatory Applications............................................   16
  5.12. Indemnification....................................................   17
  5.13. Benefit Plans......................................................   18
  5.14. Certain Director and Officer Positions.............................   19
  5.15. Notification of Certain Matters....................................   20
  5.16. Dividend Adjustment................................................   20
  5.17. Post-Merger Operations.............................................   20

--------
(1) Except for Exhibits A and B (which are included as Annexes III and II, respectively, to the Joint Proxy Statement/Prospectus), the exhibits to the Merger Agreement are excluded here. Such exhibits have been filed with the Commission under cover of CoreStates' Current Report on Form 8-K, dated October 20, 1995, and under cover of Meridian's Current Report on Form 8-K, dated October 20, 1995, and are incorporated herein by reference.

VI.CONDITIONS TO CONSUMMATION OF THE MERGER................................   20
  6.01. Shareholder Vote...................................................   20
  6.02. Regulatory Approvals...............................................   20
  6.03. Third Party Consents...............................................   20
  6.04. No Injunction, Etc.................................................   20
  6.05. Pooling Letters....................................................   20
  6.06. Representations, Warranties and Covenants of CoreStates............   21
  6.07. Representations, Warranties and Covenants of Meridian..............   21
  6.08. Effective Registration Statement...................................   21
  6.09. Blue-Sky Permits...................................................   21
  6.10. Tax Opinion........................................................   21
  6.11. NYSE Listing.......................................................   21
  6.12. Rights Agreements..................................................   21
VII.TERMINATION............................................................   21
  7.01. Termination........................................................   21
  7.02. Effect of Termination and Abandonment..............................   23
VIII.OTHER MATTERS.........................................................   23
  8.01. Survival...........................................................   23
  8.02. Waiver; Amendment..................................................   24
  8.03. Counterparts.......................................................   24
  8.04. Governing Law......................................................   24
  8.05. Expenses...........................................................   24
  8.06. Confidentiality....................................................   24
  8.07. Notices............................................................   24
  8.08. Definitions........................................................   25
  8.09. Entire Understanding; No Third Party Beneficiaries.................   25
  8.10. Headings...........................................................   25

                                   SCHEDULES

5.13(a)--Meridian employees to receive Meridian termination agreements 5.13(b)--Meridian employees to receive CoreStates termination agreements

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of the 10th day of October, 1995 (this "Plan"), by and between MERIDIAN BANCORP, INC. ("Meridian"), and CORESTATES FINANCIAL CORP ("CoreStates").

                                   RECITALS:

  A. Meridian. Meridian is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Reading, Pennsylvania. Meridian has 200,000,000 authorized shares of common stock, each of $5.00 par value ("Meridian Common Stock"), and 25,000,000 authorized shares of preferred stock, each of $25.00 par value, of which, as of September 30, 1995, 515,434 shares of Meridian Common Stock were issued and held by Meridian as treasury stock and 57,822,604 shares of Meridian Common Stock were issued and outstanding. No shares of Meridian preferred stock are issued and outstanding.

  B. CoreStates. CoreStates is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Philadelphia, Pennsylvania. CoreStates has 200,000,000 authorized shares of common stock, each of $1.00 par value ("CoreStates Common Stock"), and 10,000,000 authorized shares of preferred stock, no par value, of which, as of September 30, 1995, 138,909,597 shares of CoreStates Common Stock and no shares of CoreStates preferred stock were issued and outstanding.

  C. Stock Option Agreements. As a condition and inducement to CoreStates's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, Meridian has executed and delivered a Stock Option Agreement with CoreStates (the "Meridian Stock Option Agreement") in substantially the form attached hereto as Exhibit A, pursuant to which Meridian is granting to CoreStates an option to purchase, under certain circumstances, shares of Meridian Common Stock. As a condition and inducement to Meridian's willingness to enter into this Plan, concurrently with the execution and delivery of this Plan, CoreStates has executed and delivered a Stock Option Agreement with Meridian (the "CoreStates Stock Option Agreement"; and, together with the Meridian Stock Option Agreement, the "Stock Option Agreements") in substantially the form attached hereto as Exhibit B, pursuant to which CoreStates is granting to Meridian an option to purchase, under certain circumstances, shares of CoreStates Common Stock.

  D. Intention of the Parties. It is the intention of the parties to this Plan that the Merger (as defined in Section 1.01) shall (i) be accounted for as a "pooling of interests" under generally accepted accounting principles and (ii) qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  E. Approvals. The Board of Directors of each of Meridian and CoreStates (i) has determined that this Plan and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and
(ii) has approved, at meetings of each of such Boards of Directors, this Plan.

  NOW, THEREFORE, in consideration of their mutual promises and obligations, the parties hereto approve, adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

I. THE MERGER; EFFECTS OF THE MERGER.

  1.01. The Merger. At the Effective Time (as defined in Section 1.02):

    (A) The Continuing Corporation. Meridian shall merge with and into CoreStates (the "Merger"), the separate existence of Meridian shall cease and CoreStates shall survive and continue to exist as a

  Pennsylvania corporation (CoreStates sometimes being referred to herein as the "Continuing Corporation" after the Effective Time).

    (B) Effective Time of the Merger. Subject to the provisions of this Plan, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by CoreStates and Meridian, and thereafter filed with the office of the Secretary of the Commonwealth of Pennsylvania, as provided in the Pennsylvania Business Corporation Law (the "BCL"), on the Closing Date (as defined in Section 1.01(C)). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Pennsylvania or at such time thereafter as is provided in the Articles of Merger (the "Effective Time"), in accordance with ((S))1928 of the Pennsylvania Business Corporation Law (the "BCL"). The Merger shall have the effects prescribed in ((S))1929 of the BCL.

    (C) Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is at least two business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
  Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location as is agreed to in writing by the parties hereto.

    (D) Articles of Incorporation and By-laws. The articles of incorporation and by-laws of the Continuing Corporation shall be those of CoreStates, as in effect immediately prior to the Effective Time and as further amended as of the Effective Time as contemplated by this Plan.

II. CONSIDERATION.

  2.01. Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

    (A) Outstanding CoreStates Common Stock. Each share of CoreStates Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding common stock of the Continuing Corporation. Shares of CoreStates Common Stock owned by Meridian (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of Meridian acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of CoreStates.

    (B) Outstanding Meridian Common Stock. Each share (excluding shares held by Meridian or any of its wholly-owned subsidiaries (as defined in Section 8.08) ("Treasury Shares") or by CoreStates or any of its wholly-owned subsidiaries, in each case other than trust account shares or DPC shares) of Meridian Common Stock (including each attached right (a "Meridian Right") issued pursuant to the Rights Agreement, dated as of July 25, 1989 (as amended, the "Meridian Rights Agreement"), between Meridian and Meridian Bank, as Rights Agent) issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive
  1.225 shares (subject to possible adjustment as set forth in Sections 2.05 and 7.01(D), the "Exchange Ratio") of CoreStates Common Stock. All shares of Meridian Common Stock owned by Meridian as Treasury Shares and all shares of Meridian Common Stock owned by CoreStates or a wholly-owned subsidiary of CoreStates or of Meridian (other than trust account shares or DPC shares) shall be cancelled and retired and shall cease to exist and no shares of CoreStates or other consideration shall be deliverable in exchange therefor.

  2.02. Shareholder Rights; Stock Transfers. At the Effective Time, holders of Meridian Common Stock shall cease to be, and shall have no rights as, shareholders of Meridian, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Meridian or the Continuing Corporation of shares of Meridian Common Stock.

  2.03. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of CoreStates Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the

Merger; instead, CoreStates shall pay to each holder of Meridian Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fraction by the average of the last sale prices of CoreStates Common Stock, as reported by the New York Stock Exchange (the "NYSE") Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date.

  2.04. Exchange Procedures.

    (A) As of the Effective Time, CoreStates shall, or shall cause to be deposited, with First Chicago Trust Company of New York (or another bank selected by CoreStates and reasonably acceptable to Meridian) (the "Exchange Agent"), for the benefit of the holders of shares of Meridian Common Stock, for exchange in accordance with Sections 2.01 and 2.03, certificates representing the shares of CoreStates Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of CoreStates Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued in exchange for outstanding shares of Meridian Common Stock.

    (B) Promptly after the Effective Time, CoreStates shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates previously representing shares of Meridian Common Stock (each a "Certificate") the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as are mutually agreeable to CoreStates and Meridian; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CoreStates Common Stock and cash in lieu of fractional shares. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of CoreStates Common Stock and (y) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Sections 2.01 and 2.03, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of any shares of Meridian Common Stock not registered in the transfer records of Meridian, a certificate representing the proper number of shares of CoreStates Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to the transferee if the Certificate representing such Meridian Common Stock is presented to the Exchange Agent, accompanied by documents sufficient (1) to evidence and effect such transfer and (2) to evidence that all applicable stock transfer taxes have been paid.

    (C) Whenever a dividend or other distribution is declared by CoreStates on the CoreStates Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; provided that after the 30th day following the Effective Date no dividend or other distribution declared or made on the CoreStates Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CoreStates Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this
  Section 2.04. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of CoreStates Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of CoreStates Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having (x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender payable with respect to such whole shares of CoreStates Common Stock.

    (D) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any CoreStates Common Stock) that remains unclaimed by the shareholders of Meridian for six months after the Effective Time shall be repaid to CoreStates. Any shareholders of Meridian who have not theretofore complied with this Section 2.04 shall thereafter look only to CoreStates for payment of their shares of CoreStates Common Stock, cash in lieu of fractional shares and any unpaid dividends and distributions on the CoreStates Common Stock deliverable in respect of each share of Meridian Common Stock such shareholder holds as determined pursuant to this Plan, in each case, without any interest thereon. If outstanding certificates for shares of the Meridian Common Stock are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of CoreStates (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of CoreStates, the Exchange Agent or any other person shall be liable to any former holder of the Meridian Common Stock for any amount delivered to a public body or official pursuant to applicable abandoned property, escheat or similar laws.

    (E) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CoreStates, the posting by such person of a bond in such amount as CoreStates may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of CoreStates Common Stock and cash in lieu of fractional shares (and unpaid dividends and distributions thereon) deliverable in respect thereof pursuant to this Plan.

    (F) Notwithstanding anything in this Plan to the contrary, for a period of 90 days after the Effective Date holders of Certificates shall be entitled to vote the number of whole shares of CoreStates Common Stock into which their Meridian Common Stock was converted in the Merger as holders of such shares of CoreStates Common Stock notwithstanding that such Certificates shall not have been exchanged.

  2.05. Anti-Dilution Provisions. In the event CoreStates changes (or establishes a record date for changing) the number of shares of CoreStates Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding CoreStates Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

  2.06. Treasury Shares. Each of the shares of Meridian Common Stock held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  2.07. Options. Notwithstanding any provision to the contrary in Meridian's stock option plan, from and after the Effective Time, all stock options to purchase shares of Meridian Common Stock (each, a "Meridian Stock Option"), which are then outstanding and unexercised, shall be converted into and become options to purchase shares of CoreStates Common Stock, and CoreStates shall assume each such Meridian Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Meridian Stock Option assumed by CoreStates may be exercised solely to purchase shares of CoreStates Common Stock, (ii) the number of shares of CoreStates Common Stock purchasable upon exercise of such Meridian Stock Option shall be equal to the number of shares of Meridian Common Stock that were purchasable under such Meridian Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding up to the nearest whole share, and (iii) the per share exercise price under each such Meridian Stock Option shall be adjusted by dividing the per share exercise price of each such Meridian Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Meridian Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to CoreStates Common Stock on or subsequent to the Effective Date. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Code, as to any Meridian Stock Option that is an "incentive stock option" (as defined in Section 422 of the Code).

III. ACTIONS PENDING MERGER.

  From the date hereof until the Effective Time, except as expressly contemplated in this Plan, (i) without the prior written consent of CoreStates (which consent shall not be unreasonably withheld or delayed) Meridian will not, and will cause each of its subsidiaries not to, and (ii) without the prior written consent of Meridian (which consent shall not be unreasonably withheld or delayed) CoreStates will not, and will cause each of its subsidiaries not to:

  3.01. Ordinary Course. Conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or knowingly take any action that would, or might reasonably be expected to (unless such action is required by law or sound banking practice) (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities (as defined in Section 4.03(I)) required for the transactions contemplated hereby without the imposition of any burdensome condition of the type referred to in
Section 6.02 or (ii) adversely affect its ability to perform any of its material obligations under this Plan, provided that nothing in this Plan shall be deemed to restrict the ability of a party to exercise its rights under the applicable Stock Option Agreement.

  3.02. Capital Stock. Other than (i) as Previously Disclosed in Section 4.03(C) of its Disclosure Letter (as defined in Section 4.01), (ii) pursuant to the exercise of stock options outstanding on the date hereof or thereafter issued as permitted by this Section 3.02, (iii) in connection with acquisitions of businesses permitted in Section 3.06, (iv) in the case of CoreStates, pursuant to employee benefit plans or programs in effect on the date of this Plan or as permitted by Section 4.03(P)(4), or (v) under the relevant Stock Option Agreement, (x) issue, sell or otherwise permit to become outstanding any additional shares of capital stock, any stock appreciation rights, or any Rights (as defined in Section 8.08), (y) enter into any agreement with respect to the foregoing, or (z) permit additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights prior to the Effective Time.

  3.03. Dividends; Changes in Stock. (1) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock, except (A) Meridian may continue the declaration and payment of regular quarterly cash dividends of $.37 per share of Meridian Common Stock, and CoreStates may continue the declaration and payment of regular quarterly cash dividends not in excess of $.34 per share of CoreStates Common Stock (provided, however, that commencing with the first dividend paid in 1996, CoreStates may increase the amount of regular quarterly cash dividends per share, and in such case the limit on cash dividends payable by Meridian on Meridian Common Stock shall increase by an amount proportionate to the increase in cash dividends actually paid or payable by CoreStates), in each case with usual record and payment dates for such dividends in accordance with such parties' past dividend practice, and (B) for dividends by a wholly-owned subsidiary of such party, and (2) except as Previously Disclosed in Section
3.03 of its Disclosure Letter, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than acquisition of trust account shares or DPC shares in the ordinary course of business).

  3.04. Compensation; Employment Agreements; Etc. In the case of Meridian and its subsidiaries, except as permitted by Section 5.13, enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers or employees, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice (including taking into account deferred increases) or (ii) other changes as may be required by law or to satisfy contractual obligations existing as of the date hereof consistent with past practice, which to the extent practicable have been Previously Disclosed in Section 3.04 of its Disclosure Letter.

  3.05. Benefit Plans. In the case of Meridian and its subsidiaries, enter into or modify (except as may be required by applicable law or to satisfy contractual obligations existing as of the date hereof, which have been

Previously Disclosed in Section 3.05 of its Disclosure Letter) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

  3.06. Acquisitions and Dispositions. Except as Previously Disclosed in
Section 3.06 of its Disclosure Letter and except for dispositions and acquisitions of assets in the ordinary and usual course of business consistent with past practice, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or merge or consolidate with, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity (any of the foregoing, a "Business Combination Transaction"), except that (i) Meridian may complete its pending Business Combination Transaction with United Counties Bancorporation in accordance with the terms of the Agreement and Plan of Merger dated May 23, 1995, and (ii) CoreStates may enter into an agreement or agreements for, and may consummate, Business Combination Transactions in which the aggregate purchase price or prices paid by CoreStates and/or its subsidiaries does not exceed $1.0 billion or the aggregate number of shares of CoreStates Common Stock issuable does not exceed 20% of the number of such shares outstanding on September 30, 1995 (the "20% Limit"). Notwithstanding the foregoing, with the prior consent of a majority of the Meridian Board of Directors, CoreStates may enter into an agreement or agreements for Business Combination Transactions in which the aggregate purchase price or prices paid exceeds $1.0 billion or includes shares of CoreStates Common Stock in excess of the 20% Limit.

  3.07. Amendment. Amend its articles of incorporation or by-laws (or similar constitutive documents) (except that CoreStates may amend its Articles of Incorporation to increase its authorized Common Stock from 200,000,000 shares to a greater amount at least sufficient to consummate the Merger) or, except as contemplated in Section 4.03(P)(2), the Meridian Rights Agreement, redeem the Meridian Rights, or adopt any plan or arrangement similar to or as a substitute for the Meridian Rights Agreement except as otherwise permitted by
Section 4.03(P)(4).

  3.08. Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

  3.09. Adverse Actions. (1) Knowingly take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for pooling-of-interests accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (2) knowingly take any action that is intended or is reasonably likely to result in (w) any of its representations and warranties set forth in this Plan being or becoming untrue in any material respect at any time prior to the Effective Time, (x) any of the conditions to the Merger set forth in Article VI not being satisfied, (y) a material violation of any provision of either Stock Option Agreement, or (z) a material violation of any provision of this Plan except, in every case, as may be required by applicable law; provided, however, that nothing contained in this Agreement shall limit the ability of Meridian or CoreStates to exercise its rights under either Stock Option Agreement.

  3.10. Indebtedness. No party shall, or shall permit any of its subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of such party or any of its subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any subsidiary of a party to such party or another subsidiary of such party or (iii) in the ordinary course of business consistent with prior practice.

  3.11. Agreements. Agree or commit to do anything prohibited by Sections 3.01 through 3.10.

IV. REPRESENTATIONS AND WARRANTIES.

  4.01. Disclosure Letters. Concurrently herewith, CoreStates has delivered to Meridian and Meridian has delivered to CoreStates a letter (as the case may be, its "Disclosure Letter") setting forth certain items of disclosure with respect to the representations and warranties set forth below. The mere inclusion of an item in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 8.08).

  4.02. Standard. No representation or warranty of CoreStates or Meridian contained in Section 4.03 (other than the representations and warranties contained in (i) Sections 4.03(A) (with respect to the facts set forth in Recitals A and B), (C), and (U)(ii), which shall be true and correct (except for inaccuracies which are de minimis in amount) and (ii) Sections 4.03(D)(1)(i)-(iv), (E), (F), M(1)-(2), (P), (Q) and (U)(i) which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence or absence of any fact, circumstance or event if such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 4.03 is not reasonably likely to have a Material Adverse Effect.

  4.03. Representations and Warranties. Subject to Sections 4.01 and 4.02, Meridian hereby represents and warrants to CoreStates, and CoreStates hereby represents and warrants to Meridian, as follows:

    (A) Recitals. In the case of the representations and warranties of Meridian, the facts set forth in Recitals A, C, D and E of this Plan with respect to it are true and correct. In the case of the representations and warranties of CoreStates, the facts set forth in Recitals B, C, D and E of this Plan with respect to it are true and correct.

    (B) Organization, Standing, and Authority. It is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The Articles of Incorporation and by-laws of it, copies of which were furnished to (i) CoreStates, in the case of Meridian, and (ii) Meridian, in the case of CoreStates, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

    (C) Shares.

      (1) The outstanding shares of its capital stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed in Section 4.03(C) of its Disclosure Letter or, in the case of CoreStates, as may be permitted by Sections 3.06 or 4.03(P)(4), there are no shares of its capital stock authorized and reserved for issuance, it does not have any Rights issued or outstanding with respect to its capital stock, and it does not have any commitment to authorize, issue, sell, repurchase or redeem any such shares or Rights, except pursuant to this Plan, the relevant Stock Option Agreement and, in the case of Meridian, the Meridian Rights Agreement, and the pending Business Combination Transaction with United Counties Bancorporation pursuant to the Agreement and Plan of Merger dated May 23, 1995. Between September 30, 1995 and the date of this Plan, it has issued no shares of its capital stock or Rights except pursuant to commitments Previously Disclosed in Section 4.03(C) of its Disclosure Letter.

      (2) In the case of the representations and warranties of Meridian, the number of shares of Meridian Common Stock which are issuable upon exercise of Meridian Stock Options granted (and the related exercise price), or to be granted prior to the Effective Date as permitted by this Plan, are Previously Disclosed in Section 4.03(C) of Meridian's Disclosure Letter.

      (3) In the case of the representations and warranties of CoreStates, the shares of CoreStates Common Stock to be issued in exchange for shares of Meridian Common Stock in the Merger, when issued in accordance with the terms of this Plan will be duly authorized, validly issued, fully paid and nonassessable.

    (D) Subsidiaries.

      (1) (i) It has Previously Disclosed in Section 4.03(D) of its Disclosure Letter a list of all its subsidiaries as of the date of this Plan together with the state or other jurisdiction of incorporation for each such subsidiary and the percentage of the issued and outstanding voting securities owned by it, (ii) no equity securities of any of its significant subsidiaries (as defined in Section 8.08) are or may become required to be issued (other than to it or a subsidiary of it) by reason of any Rights, (iii) it owns 100% of the issued and outstanding voting securities of each significant subsidiary (except for directors' qualifying shares, if any), (iv) there are no contracts, commitments, understandings or arrangements by which any of its significant subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such significant subsidiary (other than to it or a subsidiary of it), (v) there are no contracts, commitments, understandings or arrangements relating to its rights to vote or to dispose of shares of any significant subsidiary (other than to it or a subsidiary of it), and (vi) all of the shares of capital stock of each such significant subsidiary held by it or its subsidiaries are fully paid and (except pursuant to 12 U.S.C. Section 55 or equivalent state statutes in the case of banking subsidiaries) nonassessable and are owned by it or its subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance ("Liens").

      (2) In the case of the representations and warranties of Meridian, except as Previously Disclosed in Section 4.03(D) of its Disclosure Letter, it does not own (other than trust account shares and DPC shares) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

      (3) Each of its significant subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has in effect all federal, state, local and foreign governmental authorizations, licenses and approvals necessary for it to own or lease its properties and assets and to carry out its business as it is now conducted.

    (E) Corporate Power. It and each of its significant subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Plan and the Stock Option Agreements.

    (F) Corporate Authority. Subject, in the case of this Plan, to receipt of the requisite approval of its shareholders referred to in Section 6.01, the execution and delivery of this Plan and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on its part, and this Plan and the Stock Option Agreements have been duly executed and delivered by it, and each is a valid and binding agreement of it, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

    (G) No Defaults. Except as Previously Disclosed in Section 4.03(G) of its Disclosure Letter, subject to receipt of the Regulatory Approvals, and expiration of the waiting periods, referred to in Section 6.02 and the required filings under federal and state securities laws, the execution, delivery and performance of this Plan and the Stock Option Agreements and the completion of the transactions contemplated hereby and thereby by it, do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its significant subsidiaries or to which it or any of its significant subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its Articles of

  Incorporation or by-laws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture or instrument.

    (H) Financial Reports and SEC Documents. Its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its subsidiaries subsequent to December 31, 1994 under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed, or to be filed (collectively, its "SEC Documents"), with the Securities and Exchange Commission (the "SEC") (i) complied or will comply as of the date of filing thereof in all material respects as to form with the applicable requirements under the Exchange Act and (ii) did not and will not contain as of the date of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such report and documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements. All material agreements, contracts and other documents required to be filed by it as exhibits to any SEC Document have been so filed.

    (I) Litigation; Regulatory Action. Except as Previously Disclosed in
  Section 4.03(I) of its Disclosure Letter:

      (1) no litigation or proceeding before any court or governmental agency is pending against it or any of its subsidiaries and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened;

      (2) neither it nor any of its subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or has adopted any board resolution at the request of, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or their holding companies or the issuance of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation) or the supervision or regulation of it or any of its subsidiaries (collectively, the "Regulatory Authorities"); and

      (3) neither it nor any of its subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission or any such resolutions.

    (J) Compliance with Laws. Except as Previously Disclosed in Section 4.03(J) of its Disclosure Letter, it and each of its subsidiaries:

      (1) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

      (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

      (3) has received, since December 31, 1994, no notification or communication from any Regulatory Authority (i) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces or
    (ii) threatening to revoke any license, franchise, permit, or governmental authorization or (iii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist).

    (K) Defaults; Properties.

      (1) Except as Previously Disclosed in Section 4.03(K) of its Disclosure Letter, neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      (2) Except as disclosed or reserved against in its SEC Documents, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the properties and assets, tangible or intangible, reflected in its SEC Documents as being owned by it or its subsidiaries as of the dates thereof. To its knowledge, all buildings and all fixtures, equipment and other property and assets are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights or by general equity principles).

    (L) No Brokers. All negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other party hereto and no action has been taken by it that would give rise to any valid claim against the other party hereto for a brokerage commission, finder's fee or other like payment, other than in the case of Meridian, a fee to be paid to Goldman, Sachs & Co., Morgan Stanley & Co., Incorporated and Lehman Brothers Inc., and, in the case of CoreStates, a fee to be paid to J.P. Morgan & Co. Incorporated and Keefe Bruyette & Woods, Inc., which, in each case, has been previously disclosed to the other party.

    (M) Employee Benefit Plans.

      In the case of the representations and warranties of Meridian:

      (1) Section 4.03(M) of Meridian's Disclosure Letter contains a complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health and life insurance plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by it or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing ("Compensation and Benefit Plans").

      (2) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been supplied to the other party.

      (3) Each of its Compensation and Benefit Plans has been administered in compliance with the terms thereof. All "employee benefit plans" within the meaning of Section 3(3) of the Employee

    Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its subsidiaries (its "Plans"), to the extent subject to ERISA, are in compliance in all material respects with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Plan of it or its subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received (or has applied for) a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. Except as Previously Disclosed in
    Section 4.03(M) of its Disclosure Letter, there is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

      (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its subsidiaries or by any ERISA Affiliate within the past 12 months.

      (5) All contributions, premiums and payments required to be made under the terms of any Plan of it or any of its subsidiaries have been made. Neither any Pension Plan of it or any of its subsidiaries nor any single employer plan of an ERISA Affiliate of it or any of its subsidiaries has an accumulated funding deficiency (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

      (6) Under each Pension Plan of it or any of its subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

      (7) Neither it nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as Previously Disclosed in Section 4.03(M) of its Disclosure Letter.

      (8) Each Compensation and Benefit Plan which is a group health plan provides continuation coverage for separating employees and "qualified beneficiaries" in accordance with the provisions of Section 4980B(f) of the Code. Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

      (9) In the case of the representations and warranties of Meridian, except as Previously Disclosed in Section 4.03(M) of Meridian's Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Meridian or any of its subsidiaries under any Compensation and Benefit Plan or otherwise from Meridian or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Compensation and Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

    (N) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving it or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    (O) Insurance. It and its subsidiaries have taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Plan and the transactions contemplated hereby) that are known to it.

    (P) Takeover Laws; Rights Plans.

      (1) It has taken all action required to be taken by it in order to opt out or exempt this Plan and the relevant Stock Option Agreement, and the transactions contemplated hereby and thereby, from, and this Plan and the relevant Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "business combination," "moratorium," "disgorgement," "control share," or other applicable antitakeover laws and regulations (collectively, "Takeover Laws") of the Commonwealth of Pennsylvania, including Chapter 25 of the BCL. In the case of the representations and warranties of Meridian, the Plan has been approved by greater than 66-2/3% of the members of the Meridian Board of Directors, and the provisions of Articles Eleventh and Sixteenth of Meridian's Articles of Incorporation requiring a supermajority vote do not and will not apply to this Plan or the Meridian Stock Option Agreement, the Merger or the transactions contemplated hereby or thereby.

      (2) In the case of the representations and warranties of Meridian, it has (i) duly entered into an amendment to the Meridian Rights Agreement in substantially the form of Exhibit C, and (ii) taken all other action necessary or appropriate so that, the entering into of this Plan and the Stock Option Agreements and the completion of the transactions contemplated hereby and thereby (including without limitation the Merger and the exercise of the Option (as defined in the relevant Stock Option Agreement)) do not and will not result in the ability of any person to exercise any rights under the Meridian Rights Agreement, or enable or require the Meridian Rights to separate from the shares of common stock to which they are attached or to be triggered or become exercisable.

      (3) In the case of the representations and warranties of Meridian, no "Distribution Date," "Stock Acquisition Date" or "Triggering Event" (as such terms are defined in the Meridian Rights Agreement) has occurred.

      (4) In the case of the representations and warranties of CoreStates, CoreStates has not entered into any agreement of similar effect as the Meridian Rights Agreement; provided, however, that CoreStates may enter into an agreement of similar effect as the Meridian Rights Agreement if
    (i) provision is made so that each share of CoreStates Common Stock issued in the Merger has attached to it the same number of rights as are attached to then-outstanding shares of CoreStates Common Stock, and
    (ii) CoreStates takes actions with respect to such rights plan substantially equivalent to those specified in paragraphs (1), (2) and
    (3) above.

    (Q) Vote Required. In the case of the representations and warranties of Meridian, the affirmative vote of the holders of a majority of the shares of its Common Stock present and voting at the meeting referred to in
  Section 5.02 is the only vote of the holders of any class or series of its capital stock necessary to approve this Plan and the transactions contemplated hereby, and in the case of the representations and warranties of CoreStates, the affirmative vote of the holders of a majority of the shares of its Common Stock present and voting at the meeting referred to in Section 5.02 is the only vote of the holders of any class or series of its capital stock necessary to approve (i) the amendment to its Articles of Incorporation referred to in Section 3.07 and (ii) this Plan and the transactions contemplated hereby.

    (R) Environmental Matters. Other than as previously disclosed in Section 4.03(R) of its Disclosure Letter, there are no proceedings, claims, actions, or investigations of any kind, pending or threatened, in any court, agency, or other government authority or in any arbitral body, arising under any Environmental Law; there is no reasonable basis for any such proceeding, claim, action or investigation; there are no agreements, orders, judgments, decrees, letters or memoranda by or with any court, regulatory agency or other governmental authority, or with any other entity, imposing any liability or obligation; there are and have been no Materials of Environmental Concern or other conditions at any property (whether or not owned, operated, or otherwise used by, or the subject of a security interest on behalf of, it or any of its subsidiaries); and there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations under any Environmental Law. "Environmental Laws" means the statutes, rules, regulations, ordinances, codes, orders, decrees, and any other laws (including common law) of any foreign, federal, state, local, and any other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, or protection of human health-and-safety or of the environment, as in effect on or prior to the date of this Agreement. "Materials of Environmental Concern" means any hazardous or toxic substances, materials, wastes, pollutants, or contaminants, including without limitation those defined or regulated as such under any Environmental Law, and any other substance the presence of which may give rise to liability under any Environmental Law.

    (S) Tax Reports. Except as Previously Disclosed in Section 4.03(S) of its Disclosure Letter: (i) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or its subsidiaries, including without limitation consolidated federal income tax returns of it and its subsidiaries (collectively, the "Tax Returns"), have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate; (ii) all taxes (which shall include federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of it or its subsidiaries, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively the "Taxes") shown to be due on such Tax Returns have been paid in full; (iii) all Taxes due with respect to completed and settled examinations have been paid in full; (iv) no issues have been raised by the relevant taxing authority in connection with the examination of any of such Tax Returns; and (v) no waivers of statutes of limitations (excluding such statutes that relate to years currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or any of its subsidiaries.

    (T) Pooling; Reorganization. As of the date hereof, it is aware of no reason why the Merger will fail to qualify (i) for pooling-of-interests accounting treatment or (ii) as a reorganization under Section 368(a) of the Code.

    (U) No Material Adverse Effect. Since December 31, 1994, except as previously disclosed in its SEC Documents filed with the SEC on or before the date hereof or in any Section of its Disclosure Letter, (i) it and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Plan and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 4.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

V. COVENANTS.

  Meridian hereby covenants to and agrees with CoreStates, and CoreStates hereby covenants to and agrees with Meridian, that:

  5.01. Reasonable Best Efforts. Subject to the terms and conditions of this Plan, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Meridian shall, and shall cause its officers, directors and employees to cooperate with and assist CoreStates in the formulation of a plan or plans of integration of the operation of Meridian with those of CoreStates.

  5.02. Shareholder Approvals. Each of them shall take, in accordance with applicable law, National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System ("NMS") rules, in the case of Meridian, and NYSE rules, in the case of CoreStates, and its respective articles of incorporation and by-laws, all action necessary to convene, respectively, (i) an appropriate meeting of shareholders of CoreStates to consider and vote upon
(A) an amendment to the articles of incorporation of CoreStates to increase the number of authorized shares of CoreStates Common Stock in an amount at least sufficient to consummate the Merger and the transactions contemplated thereby and (B) the approval of this Plan (the "CoreStates Meeting"), and (ii) an appropriate meeting of shareholders of Meridian to consider and vote upon the approval of this Plan (the "Meridian Meeting"; each of the CoreStates Meeting and the Meridian meeting, a "Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 5.03) is declared effective. The Board of Directors of each of CoreStates and Meridian will recommend approval of such matters, and each of CoreStates and Meridian will take all reasonable lawful action to solicit such approval by its respective shareholders. Notwithstanding the foregoing, the Board of Directors of Meridian may determine not to recommend or solicit approval of the Merger or may withdraw its recommendation in favor of the Merger if it receives a written opinion of counsel that recommending or soliciting approval of the Merger, or failing to withdraw its recommendation, would constitute a breach or failure on the part of the Meridian Board of Directors to perform the duties of their office and any liability for such breach or failure would not be covered under Meridian's directors' and officers' liability insurance policy. Meridian and CoreStates shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

  5.03. Registration Statement.

    (A) Each of CoreStates and Meridian agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by CoreStates with the SEC in connection with the issuance of CoreStates Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of CoreStates and Meridian constituting a part thereof (the "Joint Proxy Statement")). Each of Meridian and CoreStates agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. CoreStates also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Meridian agrees to furnish to CoreStates all information concerning Meridian, its subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

    (B) Each of Meridian and CoreStates agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the CoreStates Meeting and the Meridian Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the same meeting in the Joint Proxy Statement or any amendment or supplement thereto. Each of Meridian and CoreStates agrees that the Joint Proxy Statement (except, in the case of Meridian, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by Meridian) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Registration Statement (except, in the case of Meridian, with respect to portions thereof prepared by CoreStates, and except, in the case of CoreStates, with respect to portions thereof prepared by Meridian) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

    (C) In the case of CoreStates, CoreStates will advise Meridian, promptly after CoreStates receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the CoreStates Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

  5.04. Press Releases. Except as otherwise required by applicable law or the rules of the Nasdaq NMS or NYSE, neither CoreStates nor Meridian shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Plan or the Stock Option Agreements without the consent of the other party, which consent shall not be unreasonably withheld.

  5.05. Access; Information.

    (A) Upon reasonable notice, it shall afford the other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records and, during such period, it shall furnish promptly to it (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request; and (B) it will not use any information obtained pursuant to this Section 5.05 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.06) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by it or as it is advised by counsel that any such information or document is required by law or applicable Nasdaq or NYSE rules to be disclosed. No investigation by either party of the business and affairs of another shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Plan, or the conditions to either party's obligation to complete the transactions contemplated by this Plan.

  5.06. Acquisition Proposals. Without the prior written consent of the other, neither Meridian nor CoreStates shall, and each of them shall cause its respective subsidiaries not to, and each of them shall direct its officers, directors and employees and bankers, financial advisors, attorneys, accountants and other representatives ("Representatives") not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person (other than the other party hereto) relating to a Takeover Proposal, or enter into any agreement with respect to or take any action to endorse or recommend a Takeover Proposal. As used herein, the term "Takeover Proposal" shall mean any proposal for a merger, consolidation or other business combination involving such party or such subsidiary or any of its significant subsidiaries (other than a merger, consolidation or other business combination in which such party is the surviving corporation), or any tender or exchange offer or other plan, proposal or offer by any person (other than the other party hereto) to acquire in any manner 10% or more of the shares of any class of voting securities of, or 20% or more of the assets of, such party or any of its significant subsidiaries, other than pursuant to the transactions contemplated by this Plan. Each of CoreStates and Meridian shall advise the other orally (within one business day) and in writing (as promptly as practicable), in reasonable detail, of any such inquiry or proposal which it or any of its subsidiaries or any Representative may receive and if such inquiry or proposal is in writing, then CoreStates or Meridian, as the case may be, shall deliver to the other a copy of such inquiry or proposal as promptly as practicable after the receipt thereof.

  5.07. Affiliate Agreements.

    (A) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, CoreStates shall deliver to Meridian, and Meridian shall deliver to CoreStates, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

    (B) Each of Meridian and CoreStates shall use its respective reasonable best efforts to cause each person who may be deemed to be an Affiliate of Meridian or CoreStates, as the case may be, to execute and deliver to Meridian and CoreStates on a date at least 40 days prior to the Merger an agreement in the form attached hereto as Exhibit D or Exhibit E, respectively.

  5.08. Certain Modifications.

    In the case of Meridian, Meridian agrees to amend its Dividend Reinvestment Plan ("DRP") so that after the execution of this Plan, no original issue shares or treasury shares of Meridian Common Stock will be issued under the DRP.

  5.09. Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Plan and/or the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan and the Stock Option Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including, without limitation, applicable provisions of Chapter 25 of the BCL, other Takeover Laws of the Commonwealth of Pennsylvania or Takeover Laws of any other State that purport to apply to this Plan, the Stock Option Agreements or the transactions contemplated hereby or thereby.

  5.10. Shares Listed. In the case of CoreStates, CoreStates shall use its reasonable best efforts to cause to be approved for listing, prior to the Effective Date, on the NYSE, upon official notice of issuance, the shares of CoreStates Common Stock to be issued to the holders of Meridian Common Stock in the Merger.

  5.11. Regulatory Applications.

    (A) Each party shall promptly (i) prepare and submit applications to the appropriate Regulatory Authorities and (ii) make all other appropriate filings to secure all other approvals, consents and rulings, which are necessary for it to complete the Merger.

    (B) Each of CoreStates and Meridian agrees to cooperate with the other and, subject to the terms and conditions set forth in this Plan, use its reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan, including without limitation the regulatory approvals referred to in Section 6.02. Each of CoreStates and Meridian shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to, any third party or any Regulatory Authorities in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to complete the transactions contemplated by this Plan and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

    (C) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Regulatory Authority.

  5.12. Indemnification.

    (A) For six years after the Effective Date (except as such time period is inapplicable as described below), CoreStates shall indemnify, defend and hold harmless the present and former directors, officers and employees of Meridian and its subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation and without regard to the six year time limit otherwise imposed by this Section 5.12(A), the transactions contemplated by this Plan and the Meridian Stock Option Agreement) to the fullest extent that such persons are indemnified under Meridian's articles of incorporation and by-laws as in effect on the date hereof (and during such period CoreStates shall also advance expenses (including expenses described in Section 5.12(E)) as incurred to the fullest extent permitted under Meridian's articles of incorporation and by-laws as in effect on the date hereof, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification with no bond or security to be required). Notwithstanding the foregoing or anything to the contrary contained elsewhere herein, CoreStates's indemnity agreement set forth above shall be limited to cover claims only to the extent that such claims are not paid under Meridian's directors' and officers' liability insurance policies referred to in Section 5.12(B) (or any substitute policy permitted by such section).

    (B) CoreStates shall maintain Meridian's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms no less favorable, including CoreStates's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date; provided, however, that in no event shall CoreStates be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 5.12(B), any amount per annum in excess of 250% of the amount of the annual premiums paid as of the date hereof by Meridian for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CoreStates shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that CoreStates acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, CoreStates's obligations under this
  Section 5.12(B) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

    (C) Any Indemnified Party wishing to claim indemnification under Section 5.12(A), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify CoreStates thereof; provided that the failure so to notify shall not affect the obligations of CoreStates under Section 5.12(A) unless and to the extent CoreStates has no actual knowledge of such claim, action, suit, proceeding or investigation and such failure so to notify materially increases CoreStates's liability under such Section 5.12(A).

    (D) If CoreStates or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of CoreStates shall assume the obligations set forth in this Section 5.12.

    (E) CoreStates shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 5.12. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

  5.13. Benefit Plans.

    (A) As soon as practicable after the Effective Date, CoreStates shall take all reasonable action so that employees of Meridian and its subsidiaries shall be generally entitled to participate in the pension, severance, benefit, vacation, sick pay and similar plans on substantially the same terms and conditions as employees of CoreStates and its subsidiaries, and until such time, the plans of Meridian shall remain in effect; provided, that no employee of Meridian who becomes an employee of CoreStates and who elects coverage by CoreStates's medical insurance plans shall be excluded from coverage thereunder (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under Meridian's medical insurance plans, but to the extent such preexisting condition was excluded from coverage under Meridian's medical insurance plans, this proviso shall not require coverage for such preexisting condition. For the purpose of determining eligibility to participate in such plans, eligibility for benefit forms and subsidies, the vesting of benefits under such plans and the accrual of benefits under such plans (including, but not limited to, any pension, severance, 401(k), employee stock ownership, vacation and sick pay), without duplicating any benefits, CoreStates shall give effect to years of service (and for purposes of qualified and nonqualified pension plans, prior earnings) with Meridian or its subsidiaries (and to the extent required by such plan, service with other corporations), as the case may be, as if they were with CoreStates or its subsidiaries. CoreStates also shall, and shall cause its subsidiaries to, continue to honor, to the extent required by law, in accordance with their terms all employment, severance, consulting and other compensation contracts, disclosed in Section 4.03(M) of the Meridian Disclosure Letter, between Meridian or any of its subsidiaries and any current or former director, officer or employee thereof. CoreStates hereby expressly assumes and agrees to perform the termination agreements in effect with the individuals listed on Schedule 5.13(a) hereto in the same manner and to the same extent that Meridian would be required to perform such agreements if CoreStates had not succeeded to the business of Meridian. In addition, Meridian will enter into agreements with the first two individuals listed on Schedule 5.13(a), which shall be generally consistent with the summary term sheet, attached hereto as Exhibit F, and shall supersede the termination agreements currently in effect. The parties will work in good faith to treat affected employees in an equitable manner under all supplemental plans, policies or arrangements.

    (B) As soon as practicable, but no more than 60 days after the date hereof, Meridian shall enter into agreements with those individuals listed on Schedule 5.13(b) hereto. Such agreements shall be substantially in the form attached hereto as Exhibit G. Upon execution of each such agreement, any prior employment, salary continuation, termination, severance or other similar agreement between such individual and Meridian or any of its subsidiaries shall be cancelled and shall be of no further force or effect.

    (C) Any executive of Meridian (or of an affiliated company and who was set forth on a list delivered to CoreStates prior to the execution hereof for the following purpose) who on the date hereof has an annual salary rate of $120,000 or more or is listed on Disclosure Letter 5.13(c) (the "Covered Employees"), shall be covered on and after the Effective Date by an executive severance policy (the "Policy") adopted by CoreStates (which policy shall also benefit similarly situated CoreStates executives), which shall provide severance benefits between 12 and 18 months (consistent with existing commitments made by Meridian) of (i) salary continuation, (ii) the Covered Employee's 1995 target annual bonus amount under the Meridian annual bonus plan and (iii) continuation of medical benefits in the event that an executive is terminated other than for "Cause", as defined in the Policy, or voluntarily terminates employment due to certain delineated demotions; provided, however, that the average of the severance attributable to all Covered

  Employees shall not exceed 15 months. The Policy shall generally be based on the proposed Meridian Severance Policy, attached hereto as Exhibit H.

    (D) To the extent CoreStates provides Meridian assurances, reasonably satisfactory to Meridian's Board of Directors, that it will honor the obligations of Meridian under the related plans, Meridian shall take all steps necessary to ensure that no amounts will be contributed to any grantor trust by Meridian or its subsidiaries on account of any compensation or benefit plan, program or arrangement benefitting one or more employees of Meridian, including, but not limited to, the Meridian Supplemental Executive Retirement Plan, the Meridian Supplemental Salary Reduction Plan and the Meridian Retirement Restoration Plan. Any such grantor trust shall be terminated and shall be of no further force or effect as of the Effective Date, to the extent permitted by law.

    (E) Any CoreStates or Meridian (and, in general, any employee of an affiliated company thereof) employee who (i) is not entering into an agreement pursuant to Section 5.13(B) hereof, (ii) is not covered by any termination or severance agreement and (iii) is not covered by the Policy described in Section 5.13(C) above shall receive severance payments if he or she is involuntarily terminated from employment during the period commencing on the Effective Date and ending one year thereafter equal to the greater of six months of salary or the amount provided for under the applicable CoreStates severance policy. In addition, each such terminated employee shall be entitled to continued coverage under CoreStates's medical insurance plans (or the equivalent thereof) for a period of time which is coextensive with the period on which the employee's severance is based.

    (F) Meridian and CoreStates shall take all actions necessary to ensure that on or after the Effective Date the Meridian Employee Stock Ownership Plan (the "ESOP") shall continue in effect for employees of Meridian and CoreStates, except that CoreStates Common Stock shall be held by the ESOP, as successor to Meridian Common Stock.

  5.14. Certain Director and Officer Positions.

    (A) CoreStates agrees to fix the size of its Board at 15 members and to cause five members of Meridian's Board of Directors consisting of Mr. McCullough and Mr. Strawbridge and three other current directors of Meridian selected by CoreStates from a list of six persons, nominated by Meridian and willing so to serve subject to any applicable legal restrictions ("Former Meridian Directors") to be elected or appointed as directors of CoreStates at, or as promptly as practicable after, the Effective Time. Two of the Former Meridian Directors, including Mr. McCullough, shall be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the Effective Date. Two of the Former Meridian Directors shall be appointed to the class of the Board of Directors of CoreStates elected by the shareholders of CoreStates at the annual meeting of CoreStates immediately preceding the annual meeting referenced in the preceding sentence. The remaining Former Meridian Director shall be appointed to the remaining class of the CoreStates Board of Directors.

    (B) CoreStates agrees to cause that number of Former Meridian Directors to be elected or appointed as members of the Executive Committee of the Board of Directors of CoreStates at, or as promptly as practicable after, the Effective Time as shall constitute one-third of the members of such committee and which Former Meridian Directors shall include Mr. McCullough and other Former Meridian Directors agreed upon by the Chief Executive Officers of Meridian and CoreStates prior to the Effective Time. In the event Meridian Bank is merged into CoreStates Bank, N.A., the Board of Directors of CoreStates Bank, N.A. immediately following the Merger shall consist of that number of former Meridian Bank directors as bears the same proportion to the total number of directors of CoreStates Bank, N.A. as the number of Former Meridian Directors bears to the total number of directors of CoreStates.

    (C) At the Effective Time, CoreStates's Board of Directors shall elect or appoint (i) Mr. McCullough as President and Chief Operating Officer of CoreStates, (ii) Mr. Sparks as Chief Financial Officer of CoreStates, and
  (iii) each of them as members of the Office of the Chairman.

  5.15. Notification of Certain Matters. Each of Meridian and CoreStates shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

  5.16. Dividend Adjustment. After the date of this Agreement, each of CoreStates and Meridian shall coordinate with the other the payment of dividends with respect to the CoreStates Common Stock and Meridian Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of CoreStates Common Stock and Meridian Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of CoreStates Common Stock and/or Meridian Common Stock or any shares of CoreStates Common Stock that any such holder receives in exchange for such shares of Meridian Common Stock in the Merger.

  5.17. Post-Merger Operations. It is the present intention of CoreStates that the Continuing Corporation maintain a substantial and prominent presence in the Reading market and, in connection therewith, shall continue to use and occupy Meridian's Spring Ridge Operations Center and, upon completion thereof, Meridian's headquarters building currently under construction in Reading, subject in each such case to such changes in business plans as the Board of Directors of the Continuing Corporation may determine to be in the best interests of the Continuing Corporation and its shareholders, employees, customers and the communities it serves.

VI. CONDITIONS TO CONSUMMATION OF THE MERGER.

  The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following (except that only Meridian's obligations are conditioned upon satisfaction of Section 6.06 and only CoreStates's obligations are conditioned upon satisfaction of Sections 6.07 and 6.12):

  6.01. Shareholder Vote. Approval of (i) this Plan by the requisite votes of the shareholders of Meridian and CoreStates and (ii) in the case of CoreStates, the amendment to its Articles of Incorporation by the requisite vote of the shareholders of CoreStates;

  6.02. Regulatory Approvals. Procurement by CoreStates and Meridian of all requisite approvals and consents of Regulatory Authorities and the expiration of the statutory waiting period or periods relating thereto and such approvals and consents shall not impose any condition or restriction upon the Continuing Corporation or its subsidiaries which would be reasonably expected either (i) to have a Material Adverse Effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Continuing Corporation, or (ii) to prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining therefrom;

  6.03. Third Party Consents. All consents or approvals of all persons (other than Regulatory Authorities) required for the completion of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Meridian or CoreStates;

  6.04. No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of the Merger or any of the other transactions contemplated hereby;

  6.05. Pooling Letters. Meridian shall have received from KPMG Peat Marwick LLP, independent auditors for Meridian, and CoreStates shall have received from Ernst & Young, independent auditors for CoreStates, letters, dated the date of or shortly prior to each of the mailing dates of the Joint Proxy Statement and the Effective Date, to the effect that the Merger, if consummated in accordance with this Plan, qualifies for pooling of interests accounting treatment;

  6.06. Representations, Warranties and Covenants of CoreStates. (i) Each of the representations and warranties contained herein of CoreStates shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of CoreStates to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Meridian shall have received a certificate signed by the Chief Financial Officer of CoreStates, dated the Effective Date, to the effect set forth in clauses (i) and (ii);

  6.07. Representations, Warranties and Covenants of Meridian. (i) Each of the representations and warranties contained herein of Meridian shall be true and correct as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standards established by Section 4.02, (ii) each and all of the agreements and covenants of Meridian to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) CoreStates shall have received a certificate signed by the Chief Financial Officer of Meridian, dated the Effective Date, to the effect set forth in clauses (i) and
(ii);

  6.08. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority;

  6.09. Blue-Sky Permits. CoreStates shall have received all state securities laws and "blue sky" permits necessary to consummate the Merger;

  6.10. Tax Opinion. CoreStates shall have received an opinion from Simpson Thacher & Bartlett, and Meridian shall have received an opinion from Stevens & Lee, to the effect that (i) the Merger constitutes a reorganization under
Section 368 of the Code, and (ii) no gain or loss will be recognized by shareholders of Meridian who receive shares of CoreStates Common Stock, in exchange for their shares of Meridian Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests; in rendering their respective opinions, each such counsel may require and rely upon representations and agreements contained in certificates of officers of CoreStates, Meridian, and others;

  6.11. NYSE Listing. The shares of CoreStates Common Stock issuable pursuant to this Plan shall have been approved for listing on the NYSE, subject to official notice of issuance; and

  6.12. Rights Agreements. No "Distribution Date," "Stock Acquisition Date" or "Triggering Event" (as each of such terms are defined in the Meridian Rights Agreement) shall have occurred.

VII. TERMINATION.

  7.01. Termination. This Plan may be terminated, and the Merger may be abandoned:

    (A) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of CoreStates and Meridian, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

    (B) Delay. At any time prior to the Effective Time, by CoreStates or Meridian, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by September 30, 1996, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.01(B).

    (C) No Approval. By Meridian or CoreStates, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that (i) the consent of the Board of Governors of the Federal Reserve System for consummation of the Merger and the other transactions contemplated by this Plan shall have been denied by final action of the Board and the time for appeal shall have expired, or (ii) any shareholder approval required by Section 6.01 herein is not obtained at the Meridian Meeting or the CoreStates Meeting.

    (D) Possible Adjustment. By Meridian, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if either (x) both of the following conditions are satisfied:

      (1) the Average Closing Price on the Determination Date of shares of CoreStates Common Stock shall be less than $32.725; and

      (2) (i) the number obtained by dividing the Average Closing Price on the Determination Date by $38.50 (such number being referred to herein as the "CoreStates Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (x)(2)(ii) (such number being referred to herein as the "Index Ratio"); or (y) the Average Closing Price on the Determination Date of shares of CoreStates Common Stock shall be less than the product of 0.75 and the Starting Price;

  subject, however, to the following four sentences. If Meridian elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to CoreStates which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, CoreStates shall have the option in the case of a failure to satisfy the condition in clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $32.725 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the CoreStates Ratio. During such five-day period, CoreStates shall have the option, in the case of a failure to satisfy the condition in clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If CoreStates makes an election contemplated by either of the two preceding sentences, within such five-day period, it shall give prompt written notice to Meridian of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(D) and this Plan shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.01(D).

  For purposes of this Section 7.01(D), the following terms shall have the meanings indicated:

    "Average Closing Price" means the average of the daily last sale prices of CoreStates Common Stock as reported on the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

    "Determination Date" means the date on which the approval of the Federal Reserve Board required for completion of the Merger shall be received.

    "Index Group" means the group of each of the 11 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 11 bank holding companies and the weights attributed to them are as follows:

     BANK HOLDING COMPANY                                              WEIGHTING
     --------------------                                              ---------
     Bank of Boston (BKB).............................................    8.03
     Barnett Banks, Inc. (BBI)........................................    8.12
     Boatmen's Bancshares, Inc. (BOAT)................................    7.23
     Comerica (CMA)...................................................    6.25
     First Bank System, Inc. (FBS)....................................    9.78
     Fleet Financial Group, Inc. (FLT)................................    8.18
     KeyCorp (KEY)....................................................   12.02
     Mellon Bank Corporation (MBC)....................................   10.11
     National City Corporation (NCC)..................................    6.87
     PNC Financial Corp (PNC).........................................    9.87
     The Bank of New York Company, Inc. (BK)..........................   13.55
                                                                        ------
                                                                        100.00%
                                                                        ======

    "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

    "Starting Date" means October 9, 1995.

    "Starting Price" shall mean the last sale price per share of CoreStates Common Stock on October 10, 1995, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

  If any company belonging to the Index Group or CoreStates declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or CoreStates shall be appropriately adjusted for the purposes of applying this Section 7.01(D).

    (E) Failure to Recommend, Etc. At any time prior to the Meridian Meeting, by CoreStates if the Board of Directors of Meridian shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of CoreStates; or at any time prior to the CoreStates Meeting, by Meridian if the Board of Directors of CoreStates shall have failed to make its recommendation referred to in Section 5.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Meridian.

  7.02. Effect of Termination and Abandonment. In the event of termination of this Plan and the abandonment of the Merger pursuant to this Article VII, no party to this Plan shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.01, (ii) that each of the Stock Option Agreements shall be governed by its own terms as to termination and (iii) that termination will not relieve a breaching party from liability for any willful breach of this Plan giving rise to such termination.

VIII. OTHER MATTERS.

  8.01. Survival. All representations, warranties, agreements and covenants contained in this Plan shall not survive the Effective Time or termination of this Plan if this Plan is terminated prior to the Effective Time;

provided, however, if the Effective Time occurs, the agreements of the parties in Sections 5.12, 5.13, 5.14, 8.01, 8.04, 8.06 and 8.09 shall survive the
Effective Time, and if this Plan is terminated prior to the Effective Time, the agreements of the parties in Sections 5.05(B), 7.02, 8.01, 8.04, 8.05, 8.06, 8.07 and 8.09, shall survive such termination.

  8.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Plan may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the Meridian Meeting the consideration to be received by the shareholders of Meridian for each share of Meridian Common Stock shall not thereby be decreased.

  8.03. Counterparts. This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

  8.04. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles thereof.

  8.05. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between Meridian and CoreStates.

  8.06. Confidentiality. Except as otherwise provided in Section 5.05(B), each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed or as it is advised by counsel that any such information or document is required by law or applicable Nasdaq or NYSE rule to be disclosed. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

  8.07. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to CoreStates, to:        CoreStates Financial Corp
                             Broad & Chestnut Streets
                             Philadelphia, Pennsylvania 19107

                             Attention: Terrence A. Larsen,
                                        Chairman and Chief Executive Officer

With copies to:              David T. Walker
                             Counsel CoreStates Financial Corp
                             PNB Building, F.C. 1-1-17-1
                             Broad and Chestnut Streets
                             Philadelphia, Pennsylvania 19107

and to:                      Simpson Thacher & Bartlett
                             425 Lexington Avenue
                             New York, New York 10017

                             Attention: Lee Meyerson, Esq.

If to Meridian, to:
                             Meridian Bancorp, Inc.
                             35 North Sixth Street
                             Reading, Pennsylvania 19603

                             Attention: Samuel A. McCullough,
                                        Chairman, President and Chief Executive
                                        Officer

With a copy to:              Stevens & Lee
                             111 North Sixth Street
                             P.O. Box 679
                             Reading, Pennsylvania 19603

                             Attention: Joseph M. Harenza, Esquire

                             Sullivan & Cromwell
                             125 Broad Street
                             New York, New York 10004

                             Attention: H. Rodgin Cohen, Esquire

  8.08. Definitions. Any term defined anywhere in this Plan shall have the meaning ascribed to it for all purposes of this Plan (unless expressly noted to the contrary). In addition:

    (A) the term "Material Adverse Effect" shall mean, with respect to Meridian or CoreStates, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of Meridian and its subsidiaries taken as a whole, or CoreStates and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of Meridian or CoreStates, respectively, to perform its obligations under this Plan or the consummation of the Merger and the other transactions contemplated by this Plan; provided, however, that Material Adverse Effect shall not be deemed to include the impact of actions or omissions of Meridian, or CoreStates taken with the prior informed consent of Meridian or CoreStates, as applicable, in contemplation of the transactions contemplated hereby;

    (B) the term "person" shall mean any individual, bank, savings association, corporation, partnership, association, joint-stock company, business trust or unincorporated organization;

    (C) the term "Previously Disclosed" by a party shall mean information set forth in its Disclosure Letter or a schedule that is delivered by that party to the other party prior to the execution of this Plan and specifically designated as information "Previously Disclosed" pursuant to this Plan;

    (D) the term "Rights" means, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person; and

    (E) the terms "subsidiary" and "significant subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

  8.09. Entire Understanding; No Third Party Beneficiaries. This Plan and the Stock Option Agreements together represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Sections 5.12, 5.13 and 5.14, nothing in this Plan, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

  8.10. Headings. The headings contained in this Plan are for reference purposes only and are not part of this Plan.

  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          Meridian Bancorp, Inc.

                                                /s/ Samuel A. McCullough
                                          By __________________________________
                                                  Samuel A. McCullough,
                                              Chairman, President and Chief
                                                    Executive Officer

                                          CoreStates Financial Corp

                                                 /s/ Terrence A. Larsen
                                          By __________________________________
                                                   Terrence A. Larsen,
                                          Chairman and Chief Executive Officer

                                SCHEDULE 5.13(A)

Samuel A. McCullough
David E. Sparks
William M. Fenimore, Jr.
George W. Grosz

                                SCHEDULE 5.13(B)

P. Sue Perrotty
R. William Holland
Wayne R. Huey, Jr.
Thomas G. Strohm
Richard E. Meyers

                                                                       ANNEX II
                                                                 CONFORMED COPY

                       CORESTATES STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of October 10, 1995 (the "Agreement"), by and between CORESTATES FINANCIAL CORP, a Pennsylvania corporation ("Issuer"), and MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Grantee").

                                   RECITALS

  A. The Plan. Grantee and Issuer are concurrently herewith entering an Agreement and Plan of Merger, dated as of the date hereof (the "Plan"), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer being the surviving corporation.

  B. Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee and Issuer have concurrently herewith entered into an agreement (the "Meridian Stock Option Agreement") to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan and the Meridian Stock Option Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

  1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

  2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer up to 27,643,009 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $38.50.

  3. Exercise of Option.

    (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or, in the case of Grantee, the Plan or the Meridian Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) or (C) 18 months after termination of the Plan following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee or Holder as the case may be, shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance herewith prior to the termination of the Option. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means any of the following events:

      (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 15% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation, share exchange or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or
    (C), an "Acquisition Transaction"); or

      (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the voting power of Issuer or any of its significant subsidiaries; or

      (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

      (iv) the shareholders shall not have approved the matters relating to the Plan requiring approval by the requisite vote at the CoreStates Meeting, the CoreStates Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the matters relating to the Plan requiring approval, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or
    (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction.

    (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

      (i) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

      (ii) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan; or

      (iii) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction; or

      (iv) any event entitling Grantee to terminate the Plan pursuant to
    Section 7.01(E) thereof.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

    (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that if the Closing cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) Notwithstanding Section 3(e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Holder receives official notice that an approval of any other Regulatory Authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 8 to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and
  Section 4 shall apply with appropriate adjustments to any such exercise.

  4. Payment and Delivery of Certificates.

    (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
  Section 12(f).

    (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

    (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

  THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 10, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

  It is understood and agreed that (i) the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with provisions of this Agreement under circumstances that do not require the retention of such reference.

    (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Holder or its assignee, transferee, or designee.

    (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
  (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

    (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary Regulatory Approval, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

    (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

    (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens (other than those created by this Agreement) and not subject to any preemptive rights.

    (d) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

    (e) Board Action. The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated hereby by the vote of greater than 66 2/3% of the members of the Meridian Board of Directors, the provisions of Chapter 25 of the BCL do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer as follows:

    (a) Corporate Authority. Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

    (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee or Holder upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

  7. Adjustment upon Changes in Issuer Capitalization, etc.

    (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the CoreStates Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

    (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

    (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

      (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

      (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

      (iii) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (I) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (II) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

      (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

    (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this
  Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

    (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
  Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

  8. Repurchase at the Option of Holder.

    (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of
  Section 3(f) (but solely as to shares of Issuer Common Stock with respect to which the required approval was not received) Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

      (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

      (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

      (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

    (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this
  Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
  (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
  Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under
  Section 9 until the expiration of such period of 30 business days. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

    (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NYSE (or if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated.

  9. Registration Rights.

    (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

    (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

    (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

      (i) prior to the earliest of (a) termination of the Plan pursuant to
    Article VII thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 6.01 of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

      (ii) on more than one occasion during any calendar year;

      (iii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

      (iv) unless a request therefor is made to Issuer by Selling
    Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

    (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
  Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

    (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

  In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

    (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

    (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

  11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  12. Miscellaneous.

    (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

    (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

    (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

    (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by, operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          CoreStates Financial Corp

                                              /s/ Terrence A. Larsen
                                          By __________________________________
                                                    Terrence A. Larsen,
                                               Chairman and Chief Executive
                                                          Officer

                                          Meridian Bancorp, Inc.

                                              /s/ Samuel A. McCullough
                                          By __________________________________
                                                   Samuel A. McCullough,
                                               Chairman, President and Chief
                                                     Executive Officer

                                                                      ANNEX III
                                                                 CONFORMED COPY

                        MERIDIAN STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of October 10, 1995 (the "Agreement"), by and between MERIDIAN BANCORP, INC., a Pennsylvania corporation ("Issuer"), and CORESTATES FINANCIAL CORP, a Pennsylvania corporation ("Grantee").

                                   RECITALS

  A. The Plan. Grantee and Issuer are concurrently herewith entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee being the surviving corporation.

  B. Condition to Plan. As a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next sentence, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined). As a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee and Issuer have concurrently herewith entered into an agreement (the "CoreStates Stock Option Agreement") to grant an option to Issuer on terms and conditions substantially identical to those of the Option and this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan and the CoreStates Stock Option Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

  1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

  2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase a number of shares of common stock, par value $5.00 per share ("Issuer Common Stock"), of Issuer up to 11,506,698 of such shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $38 13/16. Each Option Share issued upon exercise of the Option shall be accompanied by Meridian Rights as provided in the Meridian Rights Agreement.

  3. Exercise of Option.

    (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or, in the case of Grantee, the Plan or the CoreStates Stock Option, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) or (C) 18 months after termination of the Plan following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. Notwithstanding the termination of the Option, Grantee or Holder as the case may be, shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance herewith prior to the termination of the Option. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means any of the following events:

      (i) Without Grantee's prior written consent, Issuer shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Plan), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 15% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation, share exchange or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the completion of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Plan) (each of (A), (B), or (C), an "Acquisition Transaction"); or

      (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the voting power of Issuer or any of its significant subsidiaries; or

      (iii) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

      (iv) the shareholders shall not have approved the Plan by the requisite vote at the Meridian Meeting, the Meridian Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction,
    (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act, as amended ("HOLA"), the BHC Act, the Bank Merger Act, as amended (the "BMA") or the Change in Bank Control Act of 1978, as amended (the "CBCA"), for approval to engage in an Acquisition Transaction.

    (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

      (i) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

      (ii) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan; or

      (iii) any person (other than Grantee or any subsidiary of Grantee) other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction; or

      (iv) any event entitling Grantee to terminate the Plan pursuant to
    Section 7.01(E) thereof.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

    (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that if the Closing cannot be consummated by reason of any applicable judgement, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) Notwithstanding Section 3(e), in no event shall any Closing Date be more than 18 months after the related Notice Date, and if the Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Holder receives official notice that an approval of any other Regulatory Authority required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise its right as set forth in Section 8 to exercise the Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 3 and
  Section 4 shall apply with appropriate adjustments to any such exercise.

  4. Payment and Delivery of Certificates.

    (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in
  Section 12(f).

    (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

    (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

  THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF OCTOBER 10, 1995. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

  It is understood and agreed that (i) the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificates without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4(d) in the name of Holder or its assignee, transferee, or designee.

    (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and
  (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

    (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and, subject to receiving any necessary Regulatory Approvals, the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

    (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

    (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, (other than those created by this Agreement) and not subject to any preemptive rights.

    (d) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

    (e) Board Action. The Board of Directors of Issuer having approved this Agreement and the consummation of the transactions contemplated hereby by the vote of greater than 66 2/3% of the members of the Meridian Board of Directors, the provisions of Chapter 25 of the BCL, and the provisions of Articles Eleventh and Sixteenth of its Articles of Incorporation, do not and will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

    (f) Rights Amendment. The Meridian Rights Agreement has been amended to provide that Grantee will not become an "Acquiring Person" or an "Adverse Person" and that no "Triggering Event," "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Meridian Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Plan or the consummation of the transactions contemplated hereby and thereby, including the acquisition of shares of Issuer Common Stock by Grantee or Holder pursuant to this Agreement.

  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer as follows:

    (a) Corporate Authority. Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

    (b) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee or Holder upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

  7. Adjustment upon Changes in Issuer Capitalization, Etc.

    (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the Meridian Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), upon exercise of any option to purchase

  Issuer Common Stock outstanding on the date hereof, the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

    (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

    (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

      (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, or (z) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

      (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

      (iii) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (I) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (II) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

      (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

    (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this
  Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

    (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
  Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

  8. Repurchase at the Option of Holder.

    (a) At the request of Holder at any time (i) commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter and (ii) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of
  Section 3(f) (but solely as to shares of Issuer Common Stock with respect to which the required approval was not received, Issuer (or any successor) shall repurchase from Holder (x) the Option and (y) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

      (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

      (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

      (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

    (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval) and the period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this
  Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
  (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
  Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased; provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under
  Section 9 until the expiration of such period of 30 business days. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

    (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq NMS during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) Issuer has entered into an agreement pursuant to which any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) could or will be consummated.

  9. Registration Rights.

    (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

    (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

    (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

      (i) prior to the earliest of (a) termination of the Plan pursuant to
    Article VII thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 6.01 of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

      (ii) on more than one occasion during any calendar year;

      (iii) within 90 days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

      (iv) unless a request therefor is made to Issuer by Selling
    Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

    (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to
  Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

    (e) Indemnification. In connection with any registration under Section 9(a) or 9(b) above Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e) unless the failure so to notify the indemnified party results in substantial prejudice thereto. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

  In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

    (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

    (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the NYSE, the Nasdaq NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE, the Nasdaq NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

  11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  12. Miscellaneous.

    (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) Entire Agreement: No Third-Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 2 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

    (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

    (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

    (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          Meridian Bancorp, Inc.

                                             /s/ Samuel A. McCullough
                                          By___________________________________
                                                   Samuel A. McCullough,
                                               Chairman, President and Chief
                                                     Executive Officer

                                          CoreStates Financial Corp

                                             /s/ Terrence A. Larsen
                                          By___________________________________
                                                    Terrence A. Larsen,
                                               Chairman and Chief Executive
                                                          Officer

                                                                        ANNEX IV

           [LETTERHEAD OF J.P. MORGAN SECURITIES INC. APPEARS HERE]


January 5, 1996

The Board of Directors
CoreStates Financial Corp
P.O. Box 7618
Philadelphia, Pennsylvania 19101-7618



Attn:  Terrence A. Larsen
       Chairman and Chief Executive Officer


Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of CoreStates Financial Corp (the "Company") of the exchange ratio of 1.225 shares of common stock of the Company to be paid for each share of common stock of Meridian Bancorp, Inc. ("Meridian") (the "Exchange Ration") pursuant to the Agreement and Plan of Merger, dated as of October 10, 1995 (the "Merger Agreement"), between the Company and Meridian. Pursuant to the Merger Agreement, (i) Meridian will merge with and into the Company (the "Merger") and (ii) the Company will be the surviving corporation in the Merger and will continue its corporate existence under Pennsylvania law under its present name.

Please be advised that while certain provisions of the Merger are summarized above, the terms of the Merger are more fully described in the Merger Agreement. As a result, the description of the Merger and certain other information contained herein is qualified in its entirety by reference to the more detailed information appearing or incorporated by reference in the Merger Agreement.

In arriving at our opinion, we have reviewed (i) the Merger Agreement, (ii) the Joint Proxy Statement/Prospectus of the Company and Meridian (the "Proxy Statement"); (iii) certain publicly available information concerning the business of Meridian and of certain other companies engaged in businesses comparable to Meridian, and the reported market prices for Meridian's securities and for certain other companies, securities deemed comparable, (iv) publicly available terms of certain transactions involving companies comparable to Meridian and the consideration paid for such companies; (v) the audited financial statements of the Company and Meridian for the fiscal year ended December 31, 1994, and the unaudited financial statements of the Company and Meridian for the period ended September 30, 1995; (vi) certain internal financial analyses and forecasts for the Company and Meridian prepared by their respective management; and (vii) the terms of other relevant business combinations.

In addition, we have held discussions with members of the management of the Company and Meridian with respect to certain aspects of the Merger, and the past and current business operations of the Company and Meridian, the financial condition and future prospects and

                    [LETTERHEAD OF JP MORGAN APPEARS HERE]
operations of the Company and Meridian, the effects of the Merger on the financial condition and future prospects of the Company and Meridian, and other certain matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In performing such analysis, we have used such valuation methodologies as we have deemed necessary or appropriate for the purposes of this opinion. Our view is based on (i) our consideration of the information the Company and Meridian have supplied to us to date, (ii) our understanding of the terms upon which the Company and Meridian intend to consummate the Merger, (iii) the currently contemplated capital structure and the anticipated credit standing of the Company and its subsidiaries upon consummation of the Merger, (iv) our application of sound investment banking analysis premised on analyzing the long-term value of the Company and of Meridian upon consummation of the Merger, and (v) the consummation of the Merger within the time periods contemplated by the Merger Agreement.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or Meridian or otherwise reviewed by the Company or Meridian, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Meridian to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement. We have assumed, with your consent, that loss allowances for Meridian's loan portfolios are, in the aggregate, adequate to cover all losses with respect to such portfolios. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

We are expressing no opinion herein as to the price at which the common stock of the Company will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company. Such trading price may be affected by a number of factors, including but not limited to (i) the total or partial disposition of the common stock of the Company by shareholders of the Company within a short period of time after the effective date of the Merger,
(ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) adverse changes in the financial condition, business, assets, results of operations or prospects

                    [LETTERHEAD OF JP MORGAN APPEARS HERE]


                                      -3-

of the Company or of Meridian, and (v) any necessary action by or restrictions of federal, state or other governmental agencies or regulatory authorities.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. J.P. Morgan and its affiliates also maintain banking and other business relationships with the Company, including financial advisory and capital markets services. In addition, from to time J.P. Morgan and its affiliates have engaged in swaps and securities trading activities with Meridian. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of the Company or Meridian for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the shareholders of the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. This opinion may not be used, disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance; provided that this opinion may be reproduced in full in the Proxy
               --------
Statement mailed to shareholders of the Company and Meridian, but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: /s/ Kathleen Fisher
    ------------------------
    Name: Kathleen Fisher
    Title: Managing Director

                                                                         ANNEX V

               [LETTERHEAD OF GOLDMAN, SACHS & CO. APPEARS HERE]




PRIVILEGED AND CONFIDENTIAL
---------------------------



January 5, 1996


Board of Directors
Meridian Bancrop, Inc.
35 North Sixth Street
Reading, PA  19601

Gentlemen and Mesdames:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Shares"), of Meridian Bancorp, Inc. (the "Company") of the exchange ratio of 1.225 shares of Common Stock, par value $1.00 per share ("CoreStates Common Stock"), of CoreStates Financial Corp. ("CoreStates") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger dated as of October 10, 1995 between CoreStates and the Company (the "Agreement").

Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided certain financial advisory and investment banking services to the Company from time to time, including having acted as underwriters of offerings by the Company of its common stock and debt securities and having acted as financial advisor to the Company in certain of its acquisitions. In addition, we are currently representing United Counties Bancorporation in its pending merger with the Company. Goldman Sachs is a full service securities firm and in the course of its trading activities it may from time to time effect transactions and hold positions in the securities of the Company and CoreStates.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Stock Option Agreements each dated as of October 10, 1995 between CoreStates and the Company; the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus relating to the Special Meetings of Stockholders of the Company and CoreStates to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and CoreStates for the five years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and CoreStates; certain other communications from the Company and CoreStates to their respective stockholders; and certain internal financial analyses and forecasts for the Company and CoreStates prepared by their respective managements. We also have held discussions with members of the senior management of the Company and CoreStates regarding the past and current business operations, regulatory relationships, financial conditions and future prospects of their respective companies individually and

Board of Directors
Meridian Bancorp, Inc.
January 5, 1996
Page Two


as combined. We also have reviewed with members of the senior management of the Company the results of the Company's due diligence examination of CoreStates. In addition, we have reviewed the reported price and trading activity for the Shares and CoreStates Common Stock, compared certain financial and stock market information for the Company and CoreStates with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, cost savings and operating synergies projected by the Company and CoreStates to result from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and CoreStates and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and CoreStates are adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or CoreStates or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. We were not requested to, and did not, solicit interest from any third party with respect to the acquisition of the Company or any of its assets.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ration pursuant to the Agreement is fair to the holders of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
-----------------------
GOLDMAN, SACHS & CO.

                                                                        ANNEX VI

                   [LEHMAN BROTHERS LETTERHEAD APPEARS HERE]

                                                                 January 5, 1996


Board of Directors
Meridian Bancorp, Inc.
35 North 6th Street
Reading, PA 19601
Attention: Samuel A. McCullough


Members of the Board:

     We understand that Meridian Bancorp, Inc. ("Meridian" or the "Company") and CoreStates Financial Corp ("CoreStates" or the "Acquirer") have entered into a definitive merger agreement pursuant to which the Company will be merged with and into CoreStates and each share of common stock of the Company will be converted into the right to receive 1.225 shares of the common stock of CoreStates (the "Exchange Ratio") (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of October 10, 1995, by and between the Company and CoreStates (the "Agreement").

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the Exchange Ratio to be received in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) the Form 10-K for the twelve months ended December 31, 1994 for the Company and CoreStates, the interim reports on Form 10-Q for the Company and CoreStates for the quarters ended September 30, 1995, June 30, 1995 and March 31, 1995, and such other publicly available information concerning the Company and CoreStates which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations and prospects of CoreStates furnished to us by CoreStates and the Company, (5) trading history and market valuation of the common stock of the Company and CoreStates from October 30, 1990 to January 3, 1996 and a comparison of those trading histories and market valuation with those of other companies which we deemed relevant, (6) a comparison of the historical financial results and present financial condition of the Company and CoreStates with those of other companies which we deemed relevant, and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the managements of the Company and CoreStates concerning their respective businesses, operations, assets, financial conditions and prospects and the cost savings and strategic benefits expected to result from a combination of the businesses of the

Company and CoreStates, and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without independent verification of such information and have further relied upon the assurances of the managements of the Company and CoreStates that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Company, CoreStates and the combined company following the merger, upon advice of the Company and CoreStates, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the Company and CoreStates, as the case may be, as to the future financial performance of the Company, CoreStates and the combined company, and we have relied upon such projections in arriving at our opinion. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or CoreStates and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company or CoreStates. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or part of the Company's business. Upon advice of the Company and its legal and accounting advisors, we have assumed that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the shareholders of the Company. Our opinion is necessarily based upon market, economic, regulatory and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be received by the shareholders of the Company in the Proposed Transaction is fair to such shareholders.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that might arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past, most recently, acting as co-manager on the Company's $150 million Senior Note offering, completed in June 1995, and acting as financial advisor to the Company on its pending acquisition of United Counties Bancorporation, announced in May 1995, and have received customary fees for such services. in the ordinary course of our business, we actively trade in the debt and equity securities of the Company and CoreStates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion has been requested by the Board of Directors of the Company. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

                                           Very truly yours,

                                           LEHMAN BROTHERS INC.

                                                                       ANNEX VII

                  [LETTERHEAD OF MORGAN STANLEY APPEARS HERE]



                                                                 January 5, 1996


Board of Directors
Meridian Bancorp, Inc.
35 North Sixth Street
Reading, PA 19603


Members of the Board:

We understand that Meridian Bancorp, Inc. ("MRDN" or the "Company") and CoreStates Financial Corp. ("CFL") have entered into an Agreement and Plan of Merger, dated as of October 10, 1995 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of MRDN with and into CFL. Pursuant to the Merger, each share of common stock, par value $5.00 per share, of MRDN (the "MRDN Common Stock"), other than shares held by MRDN or held by CFL or any of their affiliates (other than shares held in trust accounts or shares acquired in respect of debt previously contracted) shall be converted into the right to receive 1.225 shares (the "Exchange Ratio") of common stock, par value $1.00 per share, of CFL (the "CFL Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of MRDN Common Stock (other than CFL and its affiliates).

For purposes of the opinion set forth herein, we have:

   (i) reviewed certain publicly available financial statements and other information of MRDN and CFL, respectively;

   (ii) reviewed certain internal financial statements and other financial and operating data concerning MRDN prepared by the management of MRDN;

   (iii) reviewed on a limited basis certain internal financial statements concerning CFL prepared by the management of CFL;

   (iv) analyzed certain financial projections prepared by the management of MRDN;

                                                        MORGAN STANLEY


Board of Directors
January 5, 1996
Page 2

   (v) reviewed certain public research reports concerning CFL and discussed these research reports, including earnings estimates contained therein, with the management of CFL;

   (vi) discussed the past and current operations and financial condition and the prospects of MRDN with senior executives of MRDN;

   (vii) discussed on a limited basis the past and current operations and financial condition and the prospects of CFL with senior executives of CFL;

   (viii) reviewed the reported prices and trading activity for the MRDN Common Stock and the CFL Common Stock;

   (ix) compared the financial performance of MRDN and CFL and the prices and trading activity of the MRDN Common Stock and the CFL Common Stock with that of certain other comparable publicly traded companies and their securities;

   (x) discussed the results of certain regulatory examinations of MRDN and CFL with the senior managements of the respective companies;


   (xi) reviewed and discussed with the senior managements of MRDN and CFL the strategic objectives of the Merger and the synergies and certain other benefits of the Merger;

   (xii) reviewed and discussed with the senior managements of MRDN and CFL certain estimates of the cost savings expected to result from the Merger;

   (xiii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

   (xiv) reviewed the Merger Agreement, the Stock Option Agreement between MRDN and CFL, dated as of October 10, 1995 and certain related documents; and

   (xv)    performed such other analyses as we have deemed appropriate.


We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections, including the estimates of synergies, cost savings, and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and

                                                        MORGAN STANLEY

Board of Directors
January 5, 1996
Page 3

judgments of the future financial performance of MRDN and CFL, respectively.
We have not made any independent valuation or appraisal of the assets or liabilities of MRDN and CFL, nor have we been furnished with any such appraisals and we have not examined any loan files of MRDN and CFL. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any other party with respect to the acquisition of MRDN or any of its assets.

We have been retained by the Board of Directors of MRDN solely for the purpose of rendering this opinion and will receive a fee for our services.

It is understood that this letter is for the information of the Board of Directors of MRDN and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing by MRDN with the Securities and Exchange Commission in connection with the Merger. In addition, we express no recommendation as to how the shareholders of MRDN should vote at the shareholders' meeting held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of MRDN Common Stock (other than CFL and its affiliates).

                                       Very truly yours,

                                       MORGAN STANLEY & CO. INCORPORATED



                                       By:  /s/ Donald A. Moore, Jr.
                                          ------------------------------
                                          Donald A. Moore, Jr.
                                          Managing Director

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     The Pennsylvania Business Corporation Law ("PBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that the person is or was a representative of the corporation (or is or was serving at the request of the corporation as a representative of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The PBCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a threatened, pending or completed derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The PBCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, shareholders' vote, agreement or otherwise; provided that the indemnification shall not be made in
                        --------
any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     The PBCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability as described above.

     The Articles of Incorporation of CoreStates Financial Corp (the "Registrant") provide that no director or officer of the Registrant, as such, shall be personally liable to the Registrant or its shareholders for monetary damages for any action taken, or any failure to take any action, except where the director or officer (a) has breached or failed to perform the duties of his or her office under the Registrant's Articles of Incorporation, By-laws or applicable provisions of law and such breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness, (b) is responsible or liable pursuant to a criminal statute or (c) is responsible or liable for the payment of taxes pursuant to local, state or federal law.

     Pursuant to the Registrant's By-laws, the Registrant is obligated to indemnify an Indemnified representative (as defined below) against any Liability (as defined below) incurred in connection with any Proceeding (as defined below) in which the Indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an Indemnified capacity (as defined below), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products Liability, except:

     (i) where such indemnification is expressly prohibited by applicable law, or

     (ii) where the conduct of the Indemnified representative has been determined to constitute willful misconduct or recklessness within the meaning of 42 Pa.C.S. ((S)) 8365(b) (now a reference to PBCL ((S)) 1746(b)) or any superseding provision of law, sufficient in the circumstances to bar indemnification against Liabilities arising from the conduct.

For purposes of the foregoing,

     "Indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

     "Indemnified representative" means any and all directors and officers of the Registrant and any other person designated as an indemnified representative by the Board of Directors of the Registrant (which may, but need not, include any person serving at the request of the Registrant, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

     "Liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or other cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

     "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Registrant, a class of its security holders or otherwise.

     The Registrant's By-laws provide that to further effect, satisfy or secure indemnification obligations, the Registrant may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant security interests in any assets or properties of the Registrant, or enter into any other arrangement as the Board of Directors of the Registrant deems appropriate.

     The By-laws also specify that the right to indemnification provided thereby is a contract right and entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant upon the receipt of an undertaking by or on behalf of such persons to repay such amounts if it ultimately is determined in an arbitration proceeding conducted pursuant to the Registrant's By-laws that such persons are not entitled to be indemnified by the Registrant. The rights to indemnification and advancement of expenses granted pursuant to the By-laws continue as to a person who has ceased to be an Indemnified representative in respect of matters prior to such time and inure to the benefit of representatives of such a person.

     Any dispute related to the right to indemnification or advancement of expenses as indemnification for liabilities arising under the Securities Act of 1933 which the Registrant has undertaken to submit to a court for adjudication shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Any award entered by the arbitrators shall be final, binding and nonappealable and judgement may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

2.1 Agreement and Plan of Merger, dated as of October 10, 1995, between Meridian Bancorp, Inc. and CoreStates Financial Corp (included as Annex I to the Proxy Statement/Prospectus)

2.2 Stock Option Agreement, dated as of October 10, 1995, between CoreStates Financial Corp, as Issuer, and Meridian Bancorp, Inc., as Grantee (included as Annex II to the Proxy Statement/Prospectus)

2.3 Stock Option Agreement, dated as of October 10, 1995, between Meridian Bancorp, Inc. as Issuer, and CoreStates Financial Corp, as Grantee (included as Annex III to the Proxy Statement/Prospectus)

3.1 Articles of Incorporation of CoreStates Financial Corp (incorporated by reference to Exhibit 3.1(a) of the Current Report on Form 8-K dated October 21, 1993 of CoreStates Financial Corp)

3.2 By-Laws of CoreStates Financial Corp, as amended (incorporated by reference to Exhibit 3(b) of the Current Report on Form 8-K dated October 21, 1993 of CoreStates Financial Corp)

4.1 Form of Amendment to the Articles of Incorporation of CoreStates Financial Corp

4.2 Rights Agreement, dated as of July 25, 1989, between Meridian Bancorp, Inc. and Meridian Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A of Meridian Bancorp, Inc. dated August 14, 1989)

4.3 Amendment to Rights Agreement, dated as of June 28, 1994, between Meridian Bancorp, Inc. and Meridian Trust Company (incorporated by reference to Exhibit 2.2 of Amendment No. 1, dated July 25, 1994, to the Registration Statement on Form 8-A of Meridian Bancorp, Inc. dated August 14, 1989)

4.4 Amendment to Rights Agreement, dated as of October 10, 1995, between Meridian Bancorp, Inc. and Meridian Trust Company, as Rights Agent (incorporated by reference to Exhibit 2.3 of Amendment No. 2, dated November 9, 1995, to the Registration Statement on Form 8-A of Meridian Bancorp, Inc., dated August 14, 1989)

5 Opinion of David T. Walker, Esq., Counsel of CoreStates, regarding the legality of securities being issued

8.1    Opinion of Simpson Thacher & Bartlett as to tax matters

8.2    Opinion of Stevens & Lee as to tax matters

21 List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 of Form 10-K, dated December 31, 1994, of CoreStates Financial Corp)

23.1 Consent of David T. Walker, Esq., Counsel of CoreStates (contained in exhibit 5)

23.2 Consent of Ernst & Young LLP as to financial statements of CoreStates Financial Corp

23.3 Consent of KPMG Peat Marwick LLP as to financial statements of Meridian Bancorp, Inc.

23.4 Consent of KPMG Peat Marwick LLP as to financial statements of Constellation Bancorp

23.5 Consent of Coopers & Lybrand LLP as to financial statements of Independence Bancorp, Inc.

23.6   Consent of Simpson Thacher & Bartlett (contained in exhibit 8.1)

23.7   Consent of Stevens & Lee (contained in exhibit 8.2)

23.8   Consent of J.P. Morgan Securities Inc.

23.9   Consent of Goldman, Sachs & Co.

23.10  Consent of Lehman Brothers Inc.

23.11  Consent of Morgan Stanley & Co. Incorporated

24     Powers of Attorney

99.1 Consents of persons named to be directors of the Registrant who have not signed the Registration Statement

99.2 Opinion of J.P. Morgan Securities Inc. (included as Annex IV to the Proxy Statement/ Prospectus)

99.3 Opinion of Goldman, Sachs & Co. (included as Annex V to the Proxy Statement/ Prospectus)

99.4 Opinion of Lehman Brothers Inc. (included as Annex VI to the Proxy Statement/Prospectus)

99.5 Opinion of Morgan Stanley & Co. Incorporated (included as Annex VII to the Proxy Statement/Prospectus)

99.6   Chairman's Letter to Shareholders of CoreStates Financial Corp

99.7   Notice of Special Meeting of Shareholders of CoreStates Financial Corp

99.8   Chairman's Letter to Shareholders of Meridian Bancorp, Inc.

99.9   Notice of Special Meeting of Shareholders of Meridian Bancorp, Inc.

99.10 Form of Proxy for the Special Meeting of Shareholders of CoreStates Financial Corp

99.11 Form of Proxy for the Special Meeting of Shareholders of Meridian Bancorp, Inc.

Item 22.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, CoreStates Financial Corp has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 5, 1996.

                                            CORESTATES FINANCIAL CORP

                                            By   /s/ Terrence A. Larsen
                                                --------------------------------
                                                Terrence A. Larsen
                                                Chairman of the Board and
                                                Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                          Title                   Date
          ---------                          -----                   ----

 /s/ Terrence A. Larsen            Director, Chairman of the    January 5, 1996
------------------------------     Board and Chief Executive
      Terrence A. Larsen                    Officer
                                 (principal executive officer)

                   *                Chief Financial Officer     January 5, 1996
------------------------------   (principal financial officer)
      Albert W. Mandia

                   *               Executive Vice President     January 5, 1996
------------------------------  (principal accounting officer)
      Christopher J. Carey

                   *                       Director             January 5, 1996
------------------------------
      George A. Butler

                   *                       Director             January 5, 1996
------------------------------
      Nelson G. Harris

                   *                       Director             January 5, 1996
------------------------------
      Carlton E. Hughes

                   *                       Director             January 5, 1996
------------------------------
      Ernest E. Jones, Jr.

                   *                       Director             January 5, 1996
------------------------------
      Herbert Lotman

                   *                       Director             January 5, 1996
------------------------------
      George V. Lynett

                   *                       Director              January 5, 1996
------------------------------
      Patricia A. McFate


          Signature                          Title                    Date
          ---------                          -----                    ----

                   *                       Director              January 5, 1996
------------------------------
      John A. Miller

                   *                       Director              January 5, 1996
------------------------------
      Marlin Miller, Jr.

                   *                       Director              January 5, 1996
------------------------------
      Stephanie W. Naidoff

                   *                       Director              January 5, 1996
------------------------------
      Seymour S. Preston, III

                   *                       Director              January 5, 1996
------------------------------
      James M. Seabrook

                   *                       Director              January 5, 1996
------------------------------
      J. Lawrence Shane

                   *                       Director              January 5, 1996
------------------------------
      Raymond W. Smith

                   *                       Director              January 5, 1996
------------------------------
      Harold A. Sorgenti

                   *                       Director              January 5, 1996
------------------------------
      Peter S. Strawbridge

-------------------
* Terrence A. Larsen hereby signs this Registration Statement on January 5, 1996, on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.

                                       /s/ Terrence A. Larsen
                                       -----------------------------------------
                                        Terrence A. Larsen
                                        Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                            Description                          Page No.
-------                           -----------                          --------

2.1     Agreement and Plan of Merger, dated as of October 10, 1995, between Meridian Bancorp, Inc. and CoreStates Financial Corp
        (included as Annex I to the Proxy Statement/Prospectus).......

2.2     Stock Option Agreement, dated as of October 10, 1995, between
        CoreStates Financial Corp, as Issuer, and Meridian Bancorp,
        Inc., as Grantee (included as Annex II to the Proxy
        Statement/Prospectus).........................................

2.3     Stock Option Agreement, dated as of October 10, 1995, between
        Meridian Bancorp, Inc., as Issuer, and CoreStates Financial
        Corp, as Grantee (included as Annex III to the Proxy
        Statement/Prospectus).........................................

3.1     Articles of Incorporation of CoreStates Financial Corp
        (incorporated by reference to Exhibit 3(a) of the Current
        Report on Form 8-K dated October 21, 1993 of CoreStates
        Financial Corp)...............................................

3.3     By-Laws of CoreStates Financial Corp, as amended (incorporated by reference to Exhibit 3(b) of the Current Report on Form 8-K dated October 21, 1993 of CoreStates Financial Corp)..........

4.1     Form of Amendment to the Articles of Incorporation of
        CoreStates Financial Corp. ...................................

4.2     Rights Agreement, dated as of July 25, 1989, between Meridian
        Bancorp, Inc. and Meridian Trust Company, as Rights Agent
        (incorporated by reference to Exhibit 1 to the Registration
        Statement on Form 8-A of Meridian Bancorp, Inc., dated
        August 14, 1989)..............................................

4.3     Amendment to Rights Agreement, dated as of June 28, 1994,
        between of Meridian Bancorp, Inc. and Meridian Trust Company,
        as Rights Agent (incorporated by reference to Exhibit 2.2 of
        Amendment No. 1, filed July 25, 1994 to the Registration
        Statement on Form 8-A of Meridian Bancorp, Inc., dated
        August 14, 1989)..............................................

4.4     Amendment to Rights Agreement, dated as of October 10, 1995, between Meridian Bancorp, Inc. and Meridian Trust Company, as
        Rights Agent (incorporated by reference to Exhibit 2.3 of
        Amendment No. 2, filed November 9, 1995, to the Registration
        Statement on Form 8-A of Meridian Bancorp, Inc. dated
        August 14, 1989)..............................................

5       Opinion of David T. Walker, Esq., Counsel of CoreStates,
        regarding the legality of securities being issued.............

8.1     Opinion of Simpson Thacher & Bartlett as to tax matters.......

8.2     Opinion of Stevens & Lee as to tax matters....................

21      List of Subsidiaries (incorporated by reference to Form 10-K dated December 31, 1994 of CoreStates Financial Corp).........

23.1    Consent of David T. Walker, Esq., Counsel of CoreStates
        (contained in exhibit 5)......................................
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                                                                               2

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

Exhibit
Number                           Description                           Page No.
-------                          -----------                           --------

23.2    Consent of Ernst & Young LLP as to financial statements of
        CoreStates Financial Corp. ...................................

23.3    Consent of KPMG Peat Marwick LLP as to financial statements of
        Meridian Bancorp, Inc. .......................................

23.4    Consent of KPMG Peat Marwick LLP as to the financial
        statements of Constellation Bancorp...........................

23.5    Consent of Coopers and Lybrand LLP as to the financial
        statements of Independence Bancorp., Inc. ....................

23.6    Consent of Simpson Thacher & Bartlett (contained in exhibit
        8.1)..........................................................

23.7    Consent of Stevens & Lee (contained in exhibit 8.2)...........

23.8    Consent of J.P. Morgan Securities Inc. .......................

23.9    Consent of Goldman, Sachs & Co. ..............................

23.10   Consent of Lehman Brothers Inc. ..............................

23.11   Consent of Morgan Stanley & Co. Incorporated..................

24      Powers of Attorney............................................

99.1    Consents of persons named to be directors of the Registrant who have not signed the Registration Statement................

99.2    Opinion of J. P. Morgan Securities Inc. (included as Annex IV to the Proxy Statement/Prospectus)............................

99.3    Opinion of Goldman, Sachs & Co. (included as Annex V to the
        Proxy Statement/Prospectus)...................................

99.4    Opinion of Lehman Brothers Inc. (included as Annex VI to the
        Proxy Statement/Prospectus)...................................

99.5    Opinion of Morgan Stanley & Co. Incorporated (included as
        Annex VII to the Proxy Statement/Prospectus)..................

99.6    Chairman's Letter to Shareholders of CoreStates Financial
        Corp. ........................................................

99.7    Notice of Special Meeting of Shareholders of CoreStates
        Financial Corp. ..............................................

99.8    Chairman's Letter to Shareholders of Meridian Bancorp,
        Inc. .........................................................

99.9    Notice of Special Meeting of Shareholders of Meridian Bancorp,
        Inc. .........................................................

99.10   Form of Proxy for the Special Meeting of Shareholders of
        CoreStates Financial Corp. ...................................
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                                                                               3

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

Exhibit
Number                           Description                           Page No.
-------                          -----------                           --------

99.11   Form of Proxy for the Special Meeting of Shareholders of
        Meridian Bancorp, Inc. .......................................

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